   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 2000.
                                                      REGISTRATION NO. 333-92969

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                      FRONTLINE COMMUNICATIONS CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                 DELAWARE                                      7374                                     13-3950283
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)

                            ------------------------

                         ONE BLUE HILL PLAZA, 7TH FLOOR
                          PEARL RIVER, NEW YORK 10965
                                 (914) 623-8553
              (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE
                    OFFICES AND PRINCIPAL PLACE OF BUSINESS)
                            ------------------------

               STEPHEN J. COLE-HATCHARD, CHIEF EXECUTIVE OFFICER
                      FRONTLINE COMMUNICATIONS CORPORATION
                         ONE BLUE HILL PLAZA, 7TH FLOOR
                          PEARL RIVER, NEW YORK 10965
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

       ROBERT J. MITTMAN, ESQ.                     HENRY O. SMITH III, ESQ.
       TENZER GREENBLATT LLP                          PROSKAUER ROSE LLP
       THE CHRYSLER BUILDING                            1585 BROADWAY
       405 LEXINGTON AVENUE                           NEW YORK, NY 10036
        NEW YORK, NY 10174                       TELEPHONE NO. (212) 969-3000
   TELEPHONE NO. (212) 885-5000                  TELECOPIER NO. (212) 969-2900
   TELECOPIER NO. (212) 885-5001

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED JANUARY 24, 2000


PROSPECTUS

                                1,000,000 SHARES
                                   FRONTLINE
                           COMMUNICATIONS CORP.(TM)
                      SERIES B CONVERTIBLE PREFERRED STOCK

                            ------------------------

     Frontline Communications Corporation is offering 1,000,000 shares of Series B convertible preferred stock. There is currently no public market for our preferred stock. We expect the offering price to be $15 per share.


     Our common stock and public warrants are traded on the Nasdaq SmallCap Market under the symbols "FCCN" and "FCCNW." Our common stock and preferred stock have been approved for listing on the American Stock Exchange under the symbols "FNT" and "FNT.B." On January 20, 2000, the closing sale prices of our common stock and public warrants, as reported by Nasdaq, were $6.3125 per share and $2.875 per warrant.


                                  ------------

     AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR FACTORS THAT SHOULD BE CONSIDERED BEFORE INVESTING IN OUR SECURITIES.

                                  ------------

                                                            UNDERWRITING
                            PRICE TO       DISCOUNTS AND          NET
                           THE PUBLIC       COMMISSIONS       PROCEEDS
                           ----------      -------------    ------------
Per share................  $               $                $
Total....................  $               $                $

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     We have granted Prime Charter Ltd., the Representative of the underwriters of this offering, the right to purchase up to 150,000 additional shares to cover over-allotments. The Representative is offering the shares on a firm commitment basis.


                               PRIME CHARTER LTD.

                                            , 2000

Graphic: Map of the United States representing a sampling of the Company's access coverage area.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that investors should consider before investing in our securities. You should read the entire prospectus carefully, including the financial statements and related notes, and in particular the risks described under "Risk Factors."

                               BUSINESS OVERVIEW


     We are a full service Internet company. We provide Internet-related services, products and solutions to customers on a national basis. We offer our customers a single point of contact for a complete business solution to their Internet needs. Our primary focus is to provide small and medium-sized businesses with Internet services designed to help these businesses maximize the potential of the Internet and achieve a competitive advantage in their markets. We provide our customers with a wide array of Internet access alternatives and Website development and Internet Website presence services. Our strategy is to expand our geographic presence, our customer and revenue base and our Web hosting and broadband capabilities.


     The broad acceptance of the Internet has created numerous opportunities for businesses to improve their competitive position in their markets. We believe the small and medium-sized business market generally offers significant opportunity for the growth of our business because of the large number of these businesses throughout the United States and their growing presence on the Internet. Small and medium-sized businesses are increasingly seeking third-party service providers to help them create, build and implement their Internet strategy. The analysis, design and implementation of an effective Internet solution require a range of skills, expertise and technology that only a limited number of small and medium-sized businesses possess. In response to these needs and the growth of the Internet as a vehicle for sales and services, we have developed a full array of services designed to address all of the Internet service requirements of our small and medium-sized business customers.


     We intend to continue to acquire additional Internet service businesses in order to grow our access, development and presence services. Since October 1998, primarily through 11 acquisitions, including regional Internet service providers and Web development, hosting and related companies, we increased our customer base from 2,000 to over 16,000 customers and now have the enhanced capability to provide the access, development and presence services necessary to assist small and medium-sized business customers. We have expanded our access services nationally to include approximately 800 points of presence (POPs), nine of which we own and the rest of which we license, capable of providing Internet access services to approximately 72% of the U.S. population. We also offer significant national high-speed access, including Digital Subscriber Line (DSL) though our alliances with Covad Communications Corp. and Network Access Solutions, Inc. In addition, as one of our subsidiaries is a licensed competitive local exchange carrier (CLEC) in New York and Pennsylvania, we anticipate that we will be able to reduce, on a relative basis, our overall communications costs by the end of 2000. We intend to expand our network infrastructure and increase our Internet access subscriber base by continuing to acquire other Internet service providers with a high concentration of small and medium-sized business customers.



     In addition to growth by acquisition, we have engaged in more traditional marketing and advertising directed at the small and medium-sized business market. In the northeast United States, where our sales force is currently located and where we own nine POPs, we are building brand equity in our Frontline.net operations, targeted at business generally. Throughout the United States, we target women-owned businesses with our WOWFactor.com marketing brand and Website and retail business with our iShopNetworks.com (formerly ChanneliShop.com) marketing brand and Website. We anticipate that our WOWFactor.com and iShopNetworks.com marketing efforts will continue nationally, and our Frontline.net branding will grow geographically, as our POPs and sales force expand our footprint.


     We were formed in February 1997 as a Delaware corporation under the name Easy Street Online, Inc. We changed our name to Frontline Communications Corporation in July 1997. Our principal executive offices are located at One Blue Hill Plaza, Pearl River, New York 10965, and our telephone number is (914) 623-8553. Our Internet Website is located at www.frontline.net. WOWFactor's Website is located at www.wowfactor.com. iShopNetworks, Inc.'s Website, which we expect to launch in the second quarter of 2000, will be located at www.iShopNetworks.com. Information in these Websites is not part of this prospectus. Unless the context indicates otherwise, the terms "Frontline," "we," "our" and "us" in this prospectus include the operations of our wholly-owned subsidiaries, CLEC Communications Corporation and iShop Networks, Inc.



     We have made applications for federal trademark registration and claim rights in the following trademarks: WOWFactor; WOWFactor Women on the Web; Frontline.net; Frontline.net Effortless
E-Commerce and Internet Access (name and logo); Effortless E-Commerce & Internet Access; and Frontline Communications Corp. We have received a notice of allowance from the U.S. Patent and Trademark Office with respect to the following marks: WOWFactor.com and WOWFactor design. All other trademarks and service marks used in this prospectus are the property of their respective owners. The information on our Web sites is not a part of this prospectus.


                                  THE OFFERING

Series B convertible preferred stock
  offered.................................  1,000,000 shares


Representative's overallotment option ....  Prime Charter Ltd., the Representative of the underwriters of this offering, will have an option to purchase and sell up to an additional 150,000 shares of preferred stock to cover over-
                                            allotments.


Preferred stock terms:


  Ranking.................................  The preferred stock will rank senior to our common stock in right of payment of dividends and distributions upon liquidation, dissolution or winding up of our company.


  Dividends...............................  Holders will be entitled to receive annual cumulative dividends of
                                            $     per share payable semi-annually on June 30 and December 31 of each year, commencing June 30, 2000, either in cash or in shares of common stock, in our sole discretion (except that dividends payable upon a redemption of the preferred stock will be payable only in cash). We anticipate that payments of dividends on our preferred stock will be made by issuing additional shares of common stock for the foreseeable future.

                                            Dividends will accrue and are cumulative from the date of first issuance of the preferred stock. The number of shares of common stock to be issued as a dividend will be based on the average closing sales price of the common stock on the five trading days immediately preceding the record date for each dividend. No fractional shares of common stock will be issued. Instead, we will pay the cash equivalent of any fractional share.

  Liquidation preference..................  In the event of any liquidation, dissolution or winding up of our company, holders of preferred stock will be entitled to receive a liquidation preference of $  per share, plus accumulated and unpaid dividends, before any distributions will be made to holders of common stock or any other capital stock ranking junior to the preferred stock. Holders of shares of the preferred stock will not be entitled to receive any liquidation preference on their shares until the liquidation preference of any senior capital stock has been paid in full.

  Conversion..............................  The preferred stock will be convertible into common stock at any time up to the day before the date fixed for redemption at an initial
                                            conversion price of      (equivalent to a conversion rate of
                                            shares of common stock for each share of preferred stock), subject to adjustment for stock splits and similar events. No fractional shares of common stock will be issued. Instead, we will pay the cash equivalent of any fractional share.




  Optional Redemption.....................  We will have the option to redeem shares of preferred stock (1) if at any time after the date of issuance of the preferred stock the
                                            closing sales price of the common stock has been $     or more for
                                            any 21 consecutive trading days, for $   , plus accrued and unpaid
                                            dividends, at any time during the five days after the last day in the
                                            21 day trading period; (2) at any time more than 180 days after the
                                            date of issuance of the preferred stock for $     , plus accrued and
                                            unpaid dividends; (3) at any time more than 12 months after the date
                                            of issuance of the preferred stock for $     , plus accrued and
                                            unpaid dividends; (4) at any time more than 24 months after the date
                                            of issuance of the preferred stock for $     , plus accrued and
                                            unpaid dividends; and (5) at any time more than 36 months after the
                                            date of issuance of the preferred stock for $     , plus accrued and
                                            unpaid dividends.


  Voting rights...........................  Generally, the holders of the preferred stock will not be entitled to voting rights except as to matters affecting their rights as preferred stockholders or unless required by law.

                                            If dividends on the preferred stock are in arrears and unpaid for six or more dividend periods (whether or not consecutive), the holders of the preferred stock will be entitled to elect an additional two members to our Board of Directors. These rights will continue until all dividends in arrears on the preferred stock are paid in full, the preferred stock is redeemed, any other default giving rise to the voting rights is remedied or waived by the holders of a majority of the shares of outstanding preferred stock or if fewer than shares of preferred stock remain outstanding. In any case where holders of preferred stock have the right to vote, each outstanding share of preferred stock will be entitled to one vote.

  Use of proceeds.........................  We intend to use the net proceeds of this offering for acquisitions, repayment of indebtedness and working capital and general corporate purposes.

  Shares of common stock outstanding .....  As of January 20, 2000, we had outstanding 4,255,870 shares of common stock.


                                            As of January 20, 2000, we had outstanding options and warrants to purchase 3,867,343 shares of our common stock at exercise prices ranging from $2.00 to $13.85 per share. We have also granted two investors the right to purchase up to an additional 207,161 shares of our common stock upon the exercise of repricing rights.


  Trading symbols.........................  Our common stock is currently traded on the Nasdaq SmallCap Market under the symbol "FCCN."  Our common stock has been approved for listing on the American Stock Exchange under the symbol "FNT."

                                            Our public warrants are currently traded on the Nasdaq SmallCap
                                            Market under the symbol "FCCNW."

                                            Our preferred stock has been approved for listing on the American
                                            Stock Exchange under the symbol "FNT.B."

RISK FACTORS..............................  YOU SHOULD READ "RISK FACTORS" BEGINNING ON PAGE 8 AND THE OTHER
                                            CAUTIONARY STATEMENTS IN THIS PROSPECTUS TO ENSURE THAT YOU
                                            UNDERSTAND THE RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES.


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS


     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy and our plans are forward-looking statements. These statements can sometimes be identified by our use of words such as "may," "anticipate," "expect," "intend," "believe," "estimate" or similar expressions. Our expectations in any forward-looking statements may not turn out to be correct. Our actual results could be materially different from those discussed in or implied by these statements, and you may consider these differences important to your investment decision. Important factors that could cause our actual results to be materially different include those discussed under "Risk Factors." You should not place undue reliance on the forward-looking statements, which speak only as of the date the statements were made.


                       SHARES OF COMMON STOCK OUTSTANDING


     Unless we specifically state otherwise, all references in this prospectus to the number of shares of our common stock outstanding do not include the shares issuable upon: (1) conversion of our preferred stock; (2) exercise or conversion of currently outstanding options, warrants or repricing rights;
(3) exercise of warrants to be issued to the Representative; or (4) exercise by the Representative of all or part of its over-allotment option to purchase an additional 150,000 shares of preferred stock.

                             SUMMARY FINANCIAL DATA


     The following summary financial information should be read in conjunction with our consolidated financial statements and the related notes appearing elsewhere in this prospectus. You should also read "Use of Proceeds," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.



     The pro forma data below reflect: (1) the sale in October and December 1999 of 241,133 shares of our common stock for aggregate net proceeds of $1,150,000;
(2) the issuance in October and December 1999 of 140,706 shares of common stock pursuant to repricing rights; (3) the acquisition in October and December 1999 of the Web design and hosting assets of United Computer Specialists, Inc. and the assets of FrontHost, LLC for aggregate consideration of $50,000 cash, $425,000 in promissory notes and 59,603 shares of common stock valued at $325,000; (4) the issuance in December 1999 of 98,462 shares of common stock upon the conversion of outstanding shares of Series A convertible preferred stock; (5) the issuance in December 1999 of 10,000 shares of common stock upon the exercise of stock options; and (6) the issuance in January 2000 of 3,330 shares of common stock for professional services rendered.



     The pro forma as adjusted data below give effect to the receipt of the net proceeds from the sale of the 1,000,000 shares of preferred stock being offered by this prospectus at an assumed offering price of $15 per share, after deducting the underwriting discounts and estimated offering expenses, and to the repayment of $425,000 of indebtedness.


CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                                                                                   NINE MONTHS ENDED
                                                                  YEARS ENDED DECEMBER 31,           SEPTEMBER 30,
                                                                 --------------------------    -------------------------
                                                                    1997           1998           1998          1999
                                                                 -----------    -----------    ----------    -----------
Revenues......................................................   $   321,706    $   574,964    $  369,972    $ 2,159,585
                                                                 -----------    -----------    ----------    -----------
Costs and expenses:
  Costs of revenues...........................................       215,199        586,760       309,627      1,426,006
  Selling, general and administrative.........................       533,054      1,412,935       651,878      3,770,720
  Depreciation and amortization...............................        44,558        220,575        55,590      1,189,080
  Non-cash compensation charge................................     1,537,000        175,137            --        712,220
                                                                 -----------    -----------    ----------    -----------
                                                                   2,329,811      2,395,407     1,017,095      7,098,026
                                                                 -----------    -----------    ----------    -----------
  Loss from operations........................................    (2,008,105)    (1,820,443)     (647,123)    (4,938,441)
                                                                 -----------    -----------    ----------    -----------
Other income (expense) net....................................       (29,312)        76,344        37,037         45,317
                                                                 -----------    -----------    ----------    -----------
Net loss......................................................   $(2,037,417)   $(1,744,099)   $ (610,086)   $(4,893,124)
                                                                 -----------    -----------    ----------    -----------
                                                                 -----------    -----------    ----------    -----------
Loss per share--basic and diluted.............................   $     (1.67)   $      (.72)   $     (.27)   $     (1.43)
                                                                 -----------    -----------    ----------    -----------
                                                                 -----------    -----------    ----------    -----------
Weighted average number of shares outstanding.................     1,218,000      2,435,035     2,221,077      3,421,359
                                                                 -----------    -----------    ----------    -----------
                                                                 -----------    -----------    ----------    -----------

BALANCE SHEET DATA:


                                                     AS OF DECEMBER 31, 1998
                                                     -----------------------
                                                                                        AS OF SEPTEMBER 30, 1999
                                                                                -----------------------------------------
                                                                                                               PRO FORMA
                                                                                  ACTUAL        PRO FORMA     AS ADJUSTED
                                                                                -----------    -----------    -----------
Cash and cash equivalents.........................         $ 1,994,711          $   913,782    $ 2,013,782    $14,338,782
Working capital (deficiency)......................           1,245,536             (867,668)       307,332     12,632,332
Total assets......................................           6,286,403            8,015,454      9,915,454     22,240,454
Total liabilities.................................           1,239,016            3,361,450      3,761,450      3,336,450
Accumulated deficit...............................          (3,843,647)          (8,736,771)    (8,758,616)    (8,758,616)
Stockholders' equity..............................           5,047,387            4,654,004      6,154,004     18,904,004


OTHER FINANCIAL DATA:

                                                                                            NINE MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,          SEPTEMBER 30,
                                                           --------------------------    ------------------------
                                                              1997           1998          1998          1999
                                                           -----------    -----------    ---------    -----------
EBITDA(1)...............................................   $(1,963,547)   $(1,599,868)   $(591,533)   $(3,749,361)
                                                           -----------    -----------    ---------    -----------
                                                           -----------    -----------    ---------    -----------

------------------
(1) EBITDA is earnings from operations before interest, taxes, depreciation and amortization. EBITDA is included because management believes that certain investors find it to be a useful tool for measuring a company's ability to service its debt. However, EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles. In addition, EBITDA should not be considered as a substitute for net income or net loss as an indicator of our operating performance or cash flow or as a measure of liquidity. This data should be examined in conjunction with our consolidated financial statements and notes to the financial statements included elsewhere in this prospectus.

                                  RISK FACTORS

     An investment in the shares we are offering involves a high degree of risk. Each prospective investor should carefully consider the following risk factors before making an investment decision.

WE HAVE A HISTORY OF LOSSES AND ANTICIPATE THAT WE WILL CONTINUE TO INCUR LOSSES IN THE FUTURE.

     Since our inception we have incurred significant losses. For the years ended December 31, 1997 and 1998 and the nine months ended September 30, 1999 our net losses were $2,037,417, $1,744,099 and $4,893,124. We had an accumulated deficit of $8,736,771 and a working capital deficiency of $867,668 as of September 30, 1999. We expect to incur operating losses as we incur increased operating costs associated with expanding our customer base, establishing additional POPs and increasing our e-commerce and Website design services. We may not be able to achieve profitability or, if achieved, maintain profitability for any extended period of time.


     We expect that our net losses will continue for the next several years, as our recent acquisitions have resulted in our having net intangible assets of $3,596,347 at September 30, 1999. These intangible assets are being amortized over a period of three years and will result in additional losses in each of the next three years. We intend to engage in additional strategic acquisitions in the future using a significant portion of the net proceeds of this offering. Future acquisitions may similarly result in our recording large amounts of intangible assets and incurring the related net losses as these intangible assets are amortized.


IN ORDER TO BECOME PROFITABLE, WE WILL NEED TO IMPLEMENT OUR BUSINESS PLAN SUCCESSFULLY, INCLUDING ATTRACTING NEW CUSTOMERS FOR OUR INTERNET SERVICES AND INCREASING THE COVERAGE AND EFFICIENCY OF OUR POPS.

     The success of our business plan depends upon our ability to attract and retain significant numbers of customers, consolidate our POPs and establish and equip additional POPs on a timely and cost effective basis. At the same time, we will need to hire and retain skilled management, technical, marketing and other personnel and continue to expand our product and service offerings. In addition, there is limited information available concerning the potential performance or market acceptance of our Internet access or other services. We may not be able to implement our business plan successfully, and we may also encounter unanticipated expenses, problems or technical difficulties which could materially delay the implementation of our business plan.

WE HAVE RECENTLY EXPANDED OUR MARKETING FOCUS AND HAVE BEGUN TO OFFER ADDITIONAL PRODUCTS AND SERVICES, BOTH OF WHICH MAY PLACE A SIGNIFICANT STRAIN ON US.


     Historically, we marketed our Internet access services to individual customers, and the majority of our revenues to date has been generated from individual customers. In electing to expand our target market, we decided to market our services aggressively to small and medium-sized businesses and increase our product offerings to provide a variety of e-commerce services to small and medium-sized businesses, including Website design and development and Internet Website presence services. As we expanded our marketing focus and product offerings relatively recently, we have a limited relevant operating history which you can use to evaluate our performance to date and future prospects. As a company with a relatively new focus in a rapidly evolving industry, we may encounter many expenses, delays and problems which we lack the experience to identify or quantify at this time.


     The expansion of our target markets and product offerings will continue to place significant demands on the time and attention of our senior management and involve significant financial and other costs, including building necessary network infrastructures, marketing and promoting our new products and services and hiring personnel to provide these new services. We may not be able to enter new markets and offer new services successfully, and we may not be able to undertake these activities while maintaining sufficient levels of customer service to retain our existing customers, either of which would have a material adverse effect on us, our reputation and our operations.

WE ARE PURSUING A STRATEGY OF RAPID GROWTH THROUGH ACQUISITIONS, WHICH MAY STRAIN OUR OPERATIONS AND WHICH WE MAY NOT BE ABLE TO MANAGE EFFECTIVELY.


     We are pursuing aggressive and rapid growth through the acquisition of other Internet service providers and companies involved in related Internet-based businesses such as Website design and e-commerce services. However, we may not be able to successfully consummate any attempted acquisitions or integrate any acquired businesses into our operations, and acquired businesses may not perform as we expect. Our rapid growth has in the past placed, and may continue to place, a significant strain on our business resources. Implementing our current growth strategy will create significant demands on the time and attention of our senior management and will involve significant financial and other costs, including identifying and investigating acquisition candidates, negotiating acquisition agreements and integrating the acquired businesses with our existing operations and personnel. Any future acquisitions will also result in higher capital expenditures and operating expenses for us.


     Our ability to manage our planned future growth through acquisitions will depend upon several factors, including our success in hiring and retaining qualified management, technical and marketing personnel; effectively maintaining high levels of customer service required to retain customers while undertaking expansion; and expanding our network infrastructure capacity to service a growing customer base. If we fail to achieve any of these factors, our business, financial condition, results of operations and the market price of our securities could be materially adversely affected.

WE MAY NEED TO SEEK ADDITIONAL FINANCING IN THE FUTURE IN ORDER TO CARRY OUT OUR BUSINESS PLAN.

     Implementing our current business plan will require significant capital. We require the proceeds of this offering to expand our operations and finance our future working capital requirements. Based on our current plans and assumptions relating to our business strategy, we anticipate that our cash on hand, expected revenues and the net proceeds of this offering will satisfy our capital requirements for approximately 12 months following the closing of this offering. However, if our plans change, if our assumptions prove to be inaccurate, or if the net proceeds of this offering otherwise prove to be insufficient for our needs, we may be forced either to seek additional financing sooner than we currently anticipate or to curtail our operations. The proceeds of this offering may not be sufficient to fund our proposed expansion.

     In the past, we have relied on the issuance of equity securities and borrowings to finance our operations. Sources of financing may not be available to us in the future on commercially reasonable terms or at all. Our business plan and proposed expansion would be adversely affected if we do not obtain financing when needed.

THE INTERNET SERVICES INDUSTRY IS RELATIVELY NEW AND EVOLVING, AND ANY SIGNIFICANT CHANGES IN IT MAY ADVERSELY AFFECT US.

     The Internet services industry is characterized by rapidly changing technology, frequent introductions of new services and products, evolving industry standards and a high rate of business failures. Our business is also subject to fundamental changes in the way Internet services are delivered. We cannot predict the rate at which the market for our products and services will grow, how quickly consumer tastes may change or whether new products will result in market saturation. The evolving nature of the market for Internet services may adversely affect our ability to attract new customers. Any significant decline in demand for Internet connectivity services either generally or in particular target markets would have a substantial adverse effect on our business and prospects.

     Currently, Internet services are accessed primarily by computers and are delivered by telephone lines. However, if the Internet becomes widely accessible by other media, or if customer requirements change the way Internet access is provided, we may have to acquire or develop new technology or modify our existing technology to accommodate these developments. Attempting to keep our services current with recent technological advances may require substantial time and expense, and we may not be able to adapt our Internet service business to alternate access devices and conduits. We may not be able to identify new product and service opportunities as they arise or develop or bring new products and services to market in a timely manner. To the extent that high-speed Internet access is increasingly delivered by telephone and cable companies, our business could be materially adversely affected.

SIGNIFICANT INCREASES IN ATTRITION RATES OF OUR DIAL-UP ACCESS SUBSCRIBERS AND BUSINESS CUSTOMERS WOULD ADVERSELY AFFECT OUR OPERATING RESULTS.

     Dial-up access subscribers are permitted to discontinue our services without penalty for any reason. From December 1997 through September 30, 1999, the number of subscribers for our dial-up access services increased from 1,500 to approximately 14,000, which may result in an increase in our dial-up access subscriber attrition rate. A significant increase in the attrition rate of our dial-up access subscribers, including as a result of our recent shift in business emphasis, would have a material adverse effect on our operating results.

     In particular, because our current expansion strategy emphasizes marketing our Internet services to businesses, the loss of our business customers would have a significant impact on our operations. Customers of businesses we acquire may also terminate their relationships with these businesses after we acquire them.

WE HAVE LIMITED EXPERIENCE IN MARKETING OUR SERVICES AND LIMITED MARKETING AND CUSTOMER SUPPORT RESOURCES.


     Our success depends to a significant degree on our ability to attract and retain new customers. We have limited marketing experience and limited marketing, customer support and other resources. Our business plan will also require us to expand our customer service and support capabilities in order to satisfy increasing customer demands. We may not be able to successfully expand our customer service or support capabilities, and our marketing efforts may not result in initial or continued acceptance of our Internet access services.


WE MAY NOT HAVE THE FINANCIAL RESOURCES, TECHNICAL EXPERTISE OR MARKETING AND SUPPORT CAPABILITIES TO WITHSTAND INTENSE COMPETITION IN THE INTERNET SERVICES INDUSTRY.

     The market for Internet services is intensely competitive, and we expect that competition will intensify in the future. There are no substantial barriers to entry, and this industry is characterized by rapidly increasing numbers of new market entrants and new Internet products and services.


     Our competitors for Internet access services include many large companies that have significantly greater market presence and financial, technical, marketing and other resources than we do. We compete with international, national and regional commercial Internet service providers; established online services companies that currently offer Internet access; computer hardware and software and other technology companies; national long distance carriers; regional Bell operating companies; and cable operators. New competitors, including large computer hardware and software, media, cable and telecommunications companies, have also increased their focus on the Internet access market. We also compete with smaller Internet service providers in the northeast United States that seek to provide Internet access services to individuals and small businesses.



     Our competition in the market for Internet services includes other Internet service firms, technology integrators and strategic consulting firms. If we increase our CLEC services to third parties, we will become subject to competition from other CLECs and local telephone companies. Furthermore, telecommunications providers with which we currently compete and may compete in the future may have the ability to bundle Internet access with local and long distance telecommunications services. This bundling of services may make it difficult for us to compete effectively with the telecommunications providers and may result in pricing pressure that could have an adverse effect on our business, financial condition and results of operations.


     Increased competition could result in significant price competition, which in turn could result in significant price reductions. In addition, increased competition for new customers could result in increased sales and marketing expenses and related customer acquisition costs, which could materially adversely affect our operating results. We may not be able to offset the effects of any such price reductions or increased expenses through an increase in the number of our customers or higher revenue from enhanced services. We may not have the financial resources, technical expertise or marketing and support capabilities to compete successfully, and the software, services or technologies developed by others may render our services or technologies obsolete or less marketable.

COMPUTER VIRUSES OR SOFTWARE ERRORS MAY DISRUPT OPERATIONS, SUBJECT US TO A RISK OF LOSS, OR EXPOSE US TO LIABILITY.

     Computer viruses may cause our systems to incur delays or other service interruptions. In addition, the inadvertent transmission of computer viruses or software errors in new services or products not detected until after their release could expose us to a material risk of loss or litigation and possible liability. If a computer virus affecting our systems is highly publicized, our reputation could be materially damaged and we could lose revenues.

WE LACK EFFECTIVE METHODS FOR PROTECTING OUR PROPRIETARY INFORMATION.


     We have no registered copyrights or patents or patent applications pending. We do not have any proprietary applications software. We rely on a combination of copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary information. It may be possible for unauthorized third parties to copy aspects of, or otherwise obtain and use, our proprietary information. We employ confidentiality agreements with our employees and non-disclosure agreements with third-party vendors, but these agreements may not provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such information. Inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in our computer system relating to our customers, which could subject us to third party liability and cause losses to us or our customers or deter potential customers from using our services.


THIRD PARTIES COULD CLAIM THAT WE INFRINGE UPON THEIR INTELLECTUAL PROPERTY.


     Our products, services and brand names may be found to infringe valid copyrights, trademarks or other intellectual property rights held by third parties. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require us to enter into costly royalty or licensing arrangements, compel us to modify our technologies or services or prevent us from using important technologies or services, any of which could damage our business and financial condition.


WE MAY NOT BE ABLE TO PROVIDE INTERNET ACCESS FOR OUR DIAL-UP ACCESS SUBSCRIBERS IF OUR TELECOMMUNICATIONS CARRIERS RAISE THEIR RATES OR IF THEY CEASE DOING BUSINESS WITH US.

     Our business substantially depends on the capacity, affordability and security of our telecommunications networks. Only a small number of telecommunications providers offer the network services we require. There has been significant consolidation in the telecommunications industry, and further consolidation could make us dependent on an even smaller number of providers. In addition, our telecommunications carriers may not be able to provide the capacity and security we require for our networks. Most of our telecommunications services are provided pursuant to short-term agreements that the providers can terminate or elect not to renew.

     Any or all of our current telecommunications service providers could decide not to provide us with service at rates acceptable to us, or at all, which would prevent us from being able to provide Internet access to our dial-up access subscribers. Our operating margins are sensitive to variations in prices of the telecommunications services we purchase. Our business could be harmed if minimum connection charges increase or become more prevalent. In addition, the availability and pricing of telecommunications services varies geographically, and we may not be able to obtain new or substitute telecommunications services in desired geographic areas on commercially reasonable terms, or at all.


WE MAY LOSE CUSTOMERS IF OUR SERVICE PROVIDERS DO NOT DELIVER ACCEPTABLE SERVICE QUALITY.



     We rely on telecommunications companies and other third parties to provide data communications capacity. These providers may experience disruptions in service or may have limited capacity, which could disrupt our services. If third-party service providers deliver unacceptable service or fail to provide the communications capacity we require, as a result of a natural disaster, operational disruption or other reasons, the quality of our Internet access service would suffer, and customers could experience service disruptions and might become dissatisfied with our Internet access service. We do not have control over the network reliability and the quality of service of these third parties and may not be able to provide consistently reliable Internet access for our dial-up access subscribers. Any accident, incident or system failure that causes interruptions in our operations could have a material adverse effect on our ability to provide Internet services to our customers and, in turn, our business, financial condition and results of operations. In addition, if the third-party service provider from which we lease the use of nationwide POPs were to terminate its arrangements with us and we were unable to locate an alternative access provider, we would be unable to offer nationwide Internet access to customers outside of the northeast United States.


OUR OPERATIONS REQUIRE US TO USE SIGNIFICANT RESOURCES IN EXPANDING AND PROTECTING OUR NETWORK INFRASTRUCTURE AND COMPUTER EQUIPMENT.

     Our operations depend upon the capacity, reliability and security of our network infrastructure. We will be required to expand our network infrastructure to accommodate increasing numbers of users and the range of information they may wish to access as we increase our operations. Expanding our network infrastructure will continue to demand significant financial, operational and management resources, and we may not be able to expand our network infrastructure to meet potential demand on a timely basis, at a commercially reasonable cost, or at all. Service interruptions could also occur if usage of our systems exceeds their capacity.

     The success of our operations also depends on our ability to protect our computer equipment against damage from fire, power failures, telecommunications outages, natural disasters and similar events. Our network infrastructure is vulnerable to break-ins, vandalism, security breaches and similar disruptions from unauthorized tampering with our computer systems. These or other problems caused by third parties could lead to material delays or interruptions in service to consumers, which would affect our reputation and business operations.

WE RELY ON STRATEGIC RELATIONSHIPS WITH THIRD PARTIES.

     We depend on agreements and arrangements with a variety of third party partners, including providers of high-speed access capability and other CLECs. The loss of any of our existing strategic relationships or any inability to create new strategic partnerships in the future would cause disruptions to our business, reduce any competitive advantages that these relationships may provide over our competitors and adversely affect our ability to expand our operations. In addition, some of the third parties with which we seek to enter into relationships may view us as a competitor and refuse to do business with us.

THE LEGAL AND REGULATORY ENVIRONMENT THAT PERTAINS TO THE INTERNET IS UNCERTAIN AND MAY CHANGE.

     Uncertainty and new regulations relating to the dissemination of information over the Internet could increase our costs of doing business, slow the growth of the Internet or subject us to liability, any of which could adversely affect our business and prospects. There are currently few laws and regulations directly governing access to or commerce on the Internet. The legal and regulatory environment that pertains to the Internet is uncertain and may change.

     We may become subject to burdensome government regulation which could increase our costs of doing business and/or subject us to liability.

     New and existing laws may be interpreted to cover issues which include:

     o user privacy;

     o pricing controls;

     o consumer protection;

     o libel and defamation;

     o copyright and trademark protection;

     o characteristics and quality of services;

     o sales and other taxes; and

     o other claims based on the nature and control of Internet materials.


     In addition, changes in the regulatory environment relating to the Internet access industry, including regulatory changes which affect telecommunication costs or our proposed CLEC services, could increase the likelihood or scope of competition from local and regional telephone companies or others.


WE MAY EXPERIENCE REDUCED REVENUE, LOSS OF CLIENTS AND HARM TO OUR REPUTATION IN THE EVENT OF UNEXPECTED NETWORK INTERRUPTIONS CAUSED BY SYSTEM FAILURES.

     Our servers and software must accommodate a high volume of traffic. We have experienced minor system interruptions in the past and we believe that system interruptions may occur from time to time in the future. Any substantial increase in demands on our services will require us to spend capital and resources to expand and adapt our network infrastructure. If we are unable to add additional software and hardware to accommodate increased demand, we could experience unanticipated system disruptions and slower response times. Our business interruption insurance may not adequately compensate us for any losses that may occur due to any failures in our system or interruptions in our services.

IF WE ARE UNABLE TO ATTRACT AND RETAIN QUALIFIED MANAGEMENT AND OTHER PERSONNEL, OUR BUSINESS AND OPERATIONS COULD SUFFER.

     Our success depends on the personal efforts of our key personnel. The loss of the services of these individuals could have a material adverse effect on our business and prospects. As we pursue our strategy to grow through acquisitions our need for qualified personnel may increase further. In addition, employees of businesses we acquire in the future may terminate their relationships with these businesses after we acquire them.

     Our success also depends on our ability to hire and retain additional qualified management, marketing, technical, financial and other personnel. Competition for qualified personnel is intense, and we may not be able to hire or retain additional qualified personnel.

THE MARKET PRICE OF BOTH OUR COMMON AND PREFERRED STOCK MAY BE HIGHLY VOLATILE.


     The market price of both our common and preferred stock may be highly volatile, as has recently been the case with the securities of other companies, particularly Internet companies. Factors such as our operating results, announcements by us or our competitors, introduction of new products or technologies by us or our competitors and various factors affecting the securities markets generally may have a significant impact on the market price of our common stock. If the conversion price of the preferred stock offered by this prospectus is less than the market price of the common stock at the time of this offering, it will reduce the amount of income available for calculating earnings per common share, or will increase our loss per common share, in the quarter during which this offering is consummated, which could affect the market price of our common stock. Additionally, in recent years the stock markets have experienced a high level of price and volume volatility, and market prices for the securities of many companies have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies.



     There currently is no market for our preferred stock. Although it has been approved for listing on the American Stock Exchange upon the completion of this offering, an effective trading market for our preferred stock may not develop.


WE DO NOT ANTICIPATE PAYING CASH DIVIDENDS ON OUR PREFERRED STOCK.

     We are required under the terms of our preferred stock to pay dividends either in cash or in shares of common stock. We do not anticipate paying cash dividends and we anticipate that payments of dividends on our preferred stock will be made by issuing additional shares of our common stock for the foreseeable future.

This will result in further dilution to the holders of our common stock and taxes to holders of preferred stock who receive shares as dividends.

OUR COMMON STOCK OR PREFERRED STOCK COULD BE DELISTED FROM THEIR TRADING MARKETS IF WE FAIL TO MAINTAIN CERTAIN REQUIREMENTS.


     Our common stock is currently listed on the Nasdaq SmallCap Market. Our preferred stock and common stock have been approved for listing on the American Stock Exchange. In order to continue to be listed on the American Stock Exchange, we will be required to continue to achieve specified maintenance criteria. If we become unable to maintain the continued listing requirements at any time on the American Stock Exchange, our securities could be delisted, we might not qualify for inclusion on the Nasdaq SmallCap Market, and trading in the delisted securities, if any, would thereafter be conducted in the non-Nasdaq over-the-counter market. As a result, investors in our securities could find it more difficult to dispose of or obtain accurate quotations as to the market value of our securities.



     If we fail to keep our common or preferred stock on Nasdaq or the American Stock Exchange and the trading price were to fall below $5.00 per share, the trading would become subject to the Securities and Exchange Commission's penny stock rules. The penny stock rules require additional disclosure by broker-dealers in connection with any trades involving penny stock. If any of our securities were deemed to be a penny stock, the additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our securities, which could severely limit the market liquidity in this offering and the ability of purchasers in this offering to sell our securities in the secondary market.


WE HAVE A SIGNIFICANT NUMBER OF OUTSTANDING OPTIONS AND WARRANTS WHICH COULD DEPRESS THE MARKET PRICE OF OUR COMMON AND PREFERRED STOCK AND COULD INTERFERE WITH OUR ABILITY TO RAISE CAPITAL IN THE FUTURE.


     As of January 20, 2000, we had outstanding options and warrants to purchase 3,867,343 shares of our common stock at exercise prices ranging from $2.00 to $13.85 per share. We have also granted repricing rights to purchase up to an aggregate of 207,161 additional shares of our common stock. To the extent that the outstanding options, warrants or repricing rights are exercised, dilution to the percentage of ownership of our stockholders will occur. Any sales in the public market of the shares underlying such options, warrants and repricing rights may adversely affect prevailing market prices for our common and preferred stock which is convertible into common stock. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected, since the holders of outstanding options and warrants can be expected to exercise them at a time when we would in all likelihood be able to obtain any needed capital on terms more favorable to us than those provided in the outstanding options and warrants.



WE OR CERTAIN OF OUR SUPPLIERS MAY EXPERIENCE PROBLEMS WITH THE YEAR 2000.



     We depend on third party telecommunications and hardware suppliers and upon our access to and the uninterrupted operation of the Internet. We have not experienced any business interruptions or supplier delays from Year 2000 problems to date and have not discovered any Year 2000 problems in internal computer systems material to our operations. However, our business would be materially adversely effected if any interruptions in service result from an inability of third party systems or our internal computer systems to recognize the year 2000.

                                USE OF PROCEEDS

     We estimate that we will receive net proceeds from this offering of approximately $12,750,000. Net proceeds are computed by deducting estimated underwriting discounts and our estimated offering expenses from the total offering price. We intend to use the net proceeds approximately as follows:


                                                                                                      APPROXIMATE
                                                                                     APPROXIMATE      PERCENTAGE OF
APPLICATION OF PROCEEDS                                                              DOLLAR AMOUNT    DOLLAR AMOUNT
-----------------------                                                              -------------    -------------
Acquisitions......................................................................    $ 9,000,000          70.6%
Repayment of indebtedness.........................................................        425,000           3.3
Working capital and general corporate purposes....................................      3,325,000          26.1
                                                                                      -----------         -----
     Total........................................................................    $12,750,000           100%
                                                                                      -----------         -----
                                                                                      -----------         -----


     Our strategic acquisitions may include additional dial-up access subscribers, Internet service providers, Web development companies and Web hosting companies. We continue to evaluate possible acquisition opportunities and do not have any agreements, commitments or arrangements with respect to any acquisitions as of the date of this prospectus.


     We intend to use a portion of the proceeds of this offering to repay approximately $425,000 of indebtedness owed in connection with our acquisitions of Web design and hosting assets from United Computer Specialists, Inc. in October 1999 and Web hosting assets of FrontHost, LLC in December 1999. The terms of these acquisitions provided for us to pay $100,000 of this indebtedness in April 2000, $150,000 in June 2000 and $175,000 in October 2000, or the entire amount within five days after the closing of any financing in which we receive over $5 million. No interest is due on this indebtedness if repaid by the payment due dates.



     The proceeds used for working capital and general corporate purposes will include the estimated cost of integrating acquired businesses and companies into our existing operations and may also include the cost of purchasing certain telecommunications services and equipment.


     If the Representative fully exercises its over-allotment option to purchase an additional 150,000 shares, we will receive additional net proceeds of approximately $2,000,000, all of which will be allocated to working capital and general corporate purposes.


     Based on our current plans and assumptions relating to our business strategy, we anticipate that the net proceeds of this offering, together with cash on hand and our expected revenues, will satisfy our capital requirements for approximately 12 months following the closing of this offering. If our plans change, if our assumptions prove to be inaccurate, or if the net proceeds of this offering otherwise prove to be insufficient for our needs, we may be forced to reallocate all or a portion of the proceeds of this offering, use proceeds for other purposes, seek additional financing sooner than we currently anticipate or curtail our operations. Sources of additional financing may not be available to us in the future, if needed, either on commercially reasonable terms or at all.


     We intend to invest proceeds not immediately required for the purposes described above principally in U.S. government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

                          PRICE RANGE OF COMMON STOCK

     Our common stock has traded on the Nasdaq SmallCap Market under the symbol "FCCN" since May 14, 1998. The following table shows the high and low bid prices of our common stock as reported by Nasdaq.


                                                                                               HIGH         LOW
                                                                                             ---------    --------
1998
  Second Quarter (from May 14, 1998)......................................................   $  5.375     $ 4.25
  Third Quarter...........................................................................      8.125       2.125
  Fourth Quarter..........................................................................      8.2188      2.375

1999
  First Quarter...........................................................................     16.75        5.625
  Second Quarter..........................................................................     18.065       7.9375
  Third Quarter...........................................................................     11.375       4.75
  Fourth Quarter..........................................................................      8.50        3.8125

2000
  First Quarter (through January 20, 2000)................................................      8.9688      6.0625



     On January 20, 2000, the last reported sale prices of our common stock and public warrants on the Nasdaq SmallCap Market were $6.3125 per share and $2.875 per warrant. As of January 20, 2000, there were approximately 65 record owners of our common stock.



     Our common stock and preferred stock have been approved for listing on the American Stock Exchange under the symbols "FNT" and "FNT.B."


                                DIVIDEND POLICY

     We have not declared or paid and do not anticipate declaring or paying any dividends on our common stock in the near future. Any future determination as to the declaration and payment of dividends on our common stock will be at the discretion of our Board of Directors and will depend on then existing conditions, including our financial condition, earnings, results of operations, capital requirements, business factors and other factors as our Board of Directors deems relevant. We currently intend to retain all earnings to finance our continued growth and the development of our business.


     Each share of preferred stock offered by this prospectus will be entitled
to receive annual cumulative dividends of $      per share, payable
semi-annually on June 30 and December 31 of each year commencing June 30, 2000, either in cash or in shares of common stock, in our sole discretion (except that dividends payable upon a redemption of the preferred stock will be payable only in cash). The number of shares of any common stock issued as a dividend will be based on the average closing sales price of the common stock on the five trading days immediately preceding the record date for each dividend. We anticipate that payments of dividends on our preferred stock will be made by issuing additional shares of our common stock for the foreseeable future.

                                 CAPITALIZATION


     Except as indicated in the footnote below, the following table sets forth our capitalization as of September 30, 1999 on an actual basis. The pro forma data below reflect: (1) the sale in October and December 1999 of 241,133 shares of our common stock for aggregate net proceeds of $1,150,000; (2) the issuance in October and December 1999 of 140,706 shares of common stock pursuant to repricing rights; (3) the acquisition in October and December 1999 of the Web design and hosting assets of United Computer Specialists, Inc. and the assets of FrontHost, LLC for aggregate consideration of $50,000 cash, $425,000 in promissory notes and 59,603 shares of common stock valued at $325,000; (4) the issuance in December 1999 of 98,462 shares of common stock upon the conversion of outstanding shares of Series A convertible preferred stock; (5) the issuance in December 1999 of 10,000 shares of common stock upon the exercise of stock options; and (6) the issuance in January 2000 of 3,330 shares of common stock for professional services rendered.



     The pro forma as adjusted data below give effect to the receipt of the net proceeds from the sale of 1,000,000 shares of preferred stock being offered by this prospectus at an assumed offering price of $15 per share, after deducting the underwriting discounts and estimated offering expenses, and to the repayment of $425,000 of indebtedness.



     The pro forma as adjusted data exclude (a) 3,867,343 shares of common stock issuable upon the exercise of outstanding stock options and warrants at a weighted average exercise price of $5.19 per share; (b) 207,161 shares of common stock issuable upon the exercise of repricing rights; and (c) 79,868 stock options which are subject to stockholder approval of an increase in our stock option reserve.


     The capitalization information set forth in the table below is qualified by and should be read in conjunction with more detailed consolidated financial statements and related notes included elsewhere in this prospectus.


                                                                                    SEPTEMBER 30, 1999
                                                                           -------------------------------------
                                                                                                      PRO FORMA
                                                                             ACTUAL     PRO FORMA    AS ADJUSTED
                                                                           ----------   ----------   -----------
Capitalized lease obligations and notes payable net of current
  portion ...............................................................  $1,175,771   $1,600,771   $ 1,175,771
                                                                           ----------   ----------   -----------
Stockholders' equity
  Preferred stock, $.01 par value; 2,000,000 shares authorized(1)
     Series A, 10 shares issued and outstanding, actual; no shares pro
       forma and pro forma as adjusted...................................          --           --            --
     Series B, no shares issued and outstanding, actual and pro forma;
       1,000,000 shares issued and outstanding, pro forma as adjusted....          --           --        10,000
  Common stock, $.01 par value; 25,000,000 shares authorized; 3,934,156 issued and 3,702,636 outstanding, actual; 4,487,390 issued and
     4,255,870 outstanding, pro forma and pro forma as adjusted..........      39,342       44,874        44,874
  Additional paid-in capital.............................................  13,653,046   15,169,359    27,909,359
  Accumulated deficit....................................................  (8,736,771)  (8,758,616)   (8,758,616)
  Note receivable........................................................     (37,500)     (37,500)      (37,500)
  Treasury stock, at cost, 231,520 shares................................    (264,113)    (264,113)     (264,113)
                                                                           ----------   ----------   -----------
     Total stockholders' equity..........................................   4,654,004    6,154,004    18,904,004
                                                                           ----------   ----------   -----------
  Total capitalization...................................................  $5,829,775   $7,754,775   $20,079,775
                                                                           ----------   ----------   -----------
                                                                           ----------   ----------   -----------


------------------

(1) Gives effect to the January 2000 amendment to our Certificate of Incorporation increasing the number of shares of preferred stock that we are authorized to issue to 2,000,000.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data for the years ended December 31, 1997 and 1998 are derived from our consolidated financial statements which have been audited by BDO Seidman, LLP, independent public accountants, and are included elsewhere in this prospectus. The selected consolidated statement of operations data for the nine months ended September 30, 1998 and 1999 and the selected consolidated balance sheet data as of September 30, 1999 are derived from our unaudited consolidated financial statements included elsewhere in this prospectus.


     The pro forma data below reflect: (1) the sale in October and December 1999 of 241,133 shares of our common stock for aggregate net proceeds of $1,150,000;
(2) the issuance in October and December 1999 of 140,706 shares of common stock pursuant to repricing rights; (3) the acquisition in October and December 1999 of the Web design and hosting assets of United Computer Specialists, Inc. and the assets of FrontHost, LLC for aggregate consideration of $50,000 cash, $425,000 in promissory notes and 59,603 shares of common stock valued at $325,000; (4) the issuance in December 1999 of 98,462 shares of common stock upon the conversion of outstanding shares of Series A convertible preferred stock; (5) the issuance in December 1999 of 10,000 shares of common stock upon the exercise of stock options; and (6) the issuance in January 2000 of 3,330 shares of common stock for professional services rendered.



     The pro forma as adjusted data below give effect to the receipt of the net proceeds from the sale of the 1,000,000 shares of preferred stock being offered by this prospectus at an assumed offering price of $15 per share, after deducting the underwriting discounts and estimated offering expenses, and to the repayment of $425,000 of indebtedness.



     The selected financial data set forth below reflect only a portion of our financial statements and should be read in conjunction with the consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.


CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                                                                           NINE MONTHS ENDED
                                                          YEARS ENDED DECEMBER 31,           SEPTEMBER 30,
                                                         --------------------------    --------------------------
                                                            1997           1998           1998           1999
                                                         -----------    -----------    -----------    -----------
Revenues..............................................   $   321,706    $   574,964    $   369,972    $ 2,159,585
                                                         -----------    -----------    -----------    -----------
Cost and expenses:
  Cost of revenues....................................       215,199        586,760        309,627      1,426,006
  Selling, general and administrative.................       533,054      1,412,935        651,878      3,770,720
  Depreciation and amortization.......................        44,558        220,575         55,590      1,189,080
  Non-cash compensation charge........................     1,537,000        175,137             --        712,220
                                                         -----------    -----------    -----------    -----------
                                                           2,329,811      2,395,407      1,017,095      7,098,026
                                                         -----------    -----------    -----------    -----------
  Loss from operations................................    (2,008,105)    (1,820,443)      (647,123)    (4,938,441)
Other income (expense) (net):.........................       (29,312)        76,344         37,037         45,317
                                                         -----------    -----------    -----------    -----------
Net loss..............................................   $(2,037,417)   $(1,744,099)   $  (610,086)   $(4,893,124)
                                                         -----------    -----------    -----------    -----------
                                                         -----------    -----------    -----------    -----------
Loss per share--basic and diluted.....................   $     (1.67)   $      (.72)   $      (.27)   $     (1.43)
                                                         -----------    -----------    -----------    -----------
                                                         -----------    -----------    -----------    -----------
Weighted average number of shares outstanding.........     1,218,000      2,435,035      2,221,077      3,421,359
                                                         -----------    -----------    -----------    -----------
                                                         -----------    -----------    -----------    -----------
Deficiency in earnings to cover fixed charges.........   $(2,037,417)   $(1,744,099)   $  (610,086)   $(4,893,124)
                                                         -----------    -----------    -----------    -----------
                                                         -----------    -----------    -----------    -----------

BALANCE SHEET DATA:


                                             AS OF DECEMBER 31, 1998              AS OF SEPTEMBER 30, 1999
                                            --------------------------    -----------------------------------------
                                                                                                         PRO FORMA
                                                                            ACTUAL        PRO FORMA     AS ADJUSTED
                                                                          -----------    -----------    -----------
Cash and cash equivalents................          $  1,994,711           $   913,782    $ 2,013,782    $14,338,782
Working capital (deficiency).............             1,245,536              (867,668)       307,332     12,632,332
Total assets.............................             6,286,403             8,015,454      9,915,454     22,240,454
Total liabilities........................             1,239,016             3,361,450      3,761,450      3,336,450
Accumulated deficit......................            (3,843,647)           (8,736,771)    (8,758,616)    (8,758,616)
Stockholders' equity.....................             5,047,387             4,654,004      6,154,004     18,904,004


                                                                                           NINE MONTHS ENDED
                                                          YEARS ENDED DECEMBER 31,           SEPTEMBER 30,
                                                         --------------------------    --------------------------
                                                            1997           1998           1998           1999
                                                         -----------    -----------    -----------    -----------
EBITDA(1).............................................   $(1,963,547)   $(1,599,868)   $  (591,533)   $(3,749,361)
                                                         -----------    -----------    -----------    -----------
                                                         -----------    -----------    -----------    -----------

------------------
(1) EBITDA is earnings from operations before interest, taxes, depreciation and amortization. EBITDA is included because management believes that certain investors find it to be a useful tool for measuring a company's ability to service its debt. However, EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles. In addition, EBITDA should not be considered as a substitute for net income or net loss as an indicator of our operating performance or cash flow or as a measure of liquidity. This data should be examined in conjunction with our consolidated financial statements and notes to the financial statements included elsewhere in this prospectus.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data" and the accompanying financial statements and related notes included elsewhere in this prospectus.


OVERVIEW


     Our company was organized in February 1997 as successor to the business of three predecessor limited liability companies. In May 1997, we effected a reorganization pursuant to which: (1) the predecessor companies transferred all of their assets, subject to all of their liabilities, to us; (2) our principal stockholders exchanged their interests in the predecessor companies for promissory notes in the aggregate principal amount of $372,137; and (3) each of the predecessor companies dissolved. Our financial statements include the accounts of the predecessor companies.


     During 1998 and the first half of 1999, approximately 90% of our revenues were derived from providing Internet access services to individuals and businesses. These revenues are comprised principally of recurring revenues from our customer base and leased line connections and from various ancillary services. We charge subscription fees, which are billed monthly or quarterly, in advance, typically pursuant to pre-authorized credit card accounts, or automatic bank transfers. The remaining 10% of our revenues during those periods were derived from Web development and hosting services. Our business strategy is to increase the percentage of revenues we derive from Web development and hosting services. We have not yet generated any revenues as a CLEC reseller of telephone access.

     Monthly subscription service revenues are recognized over the period in which services are provided. Service revenues derived from dedicated access services, which require the installation and use of equipment we provide at a customer's location, are recognized when the service is commenced. Fee revenues for Web development and hosting are recognized as services are performed.

RESULTS OF OPERATIONS

  Comparison of Nine Months ended September 30, 1999 and 1998

     Revenues. Revenues increased for the nine months ended September 30, 1999 by $1,789,613, or 483.7%, over the same period in the prior year. The increase was attributable to an expanded customer base. We had approximately 15,000 customers at September 30, 1999, as compared to 2,000 customers at September 30, 1998. The increase in our customer base was principally due to acquisitions.

     Cost of Revenues. Cost of revenues for the nine-month period ended September 30, 1999 increased by $1,116,379 from the prior comparable period to $1,426,006. Cost of revenues as a percentage of revenues decreased to 66.0% during the nine-month period ended September 30, 1999 from 83.7% for the nine-month period ended September 30, 1998. The absolute dollars increase in cost of revenues was due to increased communication and technical personnel expenses incurred to support the increased customer base and in anticipation of future customer growth. We expect these costs to increase in absolute dollars as additional customers are added.


     Selling, General and Administrative. For the nine-month period ended September 30, 1999, selling, general and administrative expenses excluding failed acquisition-related costs increased by $2,838,842 to $3,770,720. As a percentage of revenues, selling, general and administrative expenses decreased from 176.2% for the nine-month period ended September 30, 1998 to 174.6% for the nine-month period ended September 30, 1999. The absolute dollar increase in selling, general and administrative expenses was primarily attributable to higher payroll, advertising, promotion and professional fees incurred in 1999 due to the increased revenue base and in anticipation of growth. On
September 30, 1999, we had 70 employees, as compared to 17 on September 30, 1998. In addition, $280,000 of failed acquisition related costs were charged to operations for the nine-month period ended September 30, 1999. We anticipate future increases in operating expenses related to advertising, promotion, payroll and professional fees.

     Depreciation and Amortization. For the nine-month period ended
September 30, 1999, depreciation and amortization increased by $1,133,490 to $1,189,080. The increase was due to amortization charges from acquisitions and due to depreciation arising from additional equipment acquired in 1999.

     Non-cash Compensation Charge. We granted certain employees options to purchase an aggregate amount of 245,768 shares of common stock which required stockholder approval prior to issuance. Our stockholders approved the issuance in June 1999, and that approval date is deemed to be the grant date. Since the fair market value of the shares at the grant date exceeded the exercise price, compensation costs of $712,220 were recognized during the nine months ended September 30, 1999.

     Interest Income. Interest income net of interest expense increased by $8,280, or 22.4%, for the nine-month period ended September 30, 1999. The increase in interest income was due to investment of unutilized proceeds of our initial public offering completed in May 1998.

     Net Loss. We incurred significant losses and anticipate that we will continue to incur losses until sufficient revenues are generated to offset the substantial up-front expenditures and operating costs associated with attracting and retaining additional customers. For the nine months ended September 30, 1999 and 1998, we incurred net losses of $4,893,124 and $610,086.

  Comparison of Years ended December 31, 1998 and 1997


     Revenues. Revenues for the year ended December 31, 1998 were $574,964 compared to $321,706 for the year ended December 31, 1997. The increase was attributable to an expanded customer base. We had approximately 15,000 customers at December 31, 1998, up from 1,500 customers at December 31, 1997. The increase in customer base was principally due to acquisitions.


     Cost of Revenues. For the year ended December 31, 1998, cost of revenues increased by $371,561 to $586,760. As a percentage of revenues, cost of revenues increased from 66.9% to 102.1%. The absolute dollars increase in our cost of revenues was due to increased communication and technical personnel expenses incurred to support the increased customer base and in anticipation of future customer growth. We expect these costs to increase in absolute dollars as additional customers are added.

     Selling, General and Administrative. For the year ended December 31, 1998, selling, general and administrative expenses increased by $879,881 to $1,412,935. As a percentage of revenues, selling, general and administrative expenses increased from 165.7% to 245.7%. The absolute dollar increase in our selling, general and administrative expenses was primarily attributable to higher payroll, advertising, promotion and professional fees incurred in 1999 due to increased revenue base and in anticipation of growth. We anticipate future increases in operating expenses related to advertising, promotion, payroll and professional fees.

     Depreciation and Amortization. For the year ended December 31, 1998, depreciation and amortization increased by $176,017 to $220,575. The increase was due to amortization charges arising from acquisitions and due to depreciation arising from additional equipment acquired in 1998.

     Non-cash Compensation Charges. Non-cash compensation charges of $175,137 and $1,537,000 for the years ended December 31, 1998 and 1997 were recognized as a result of stock options granted to non-employees in 1998 and shares of common stock issued to founding shareholders and to a director for services in 1997.

     Interest Income. Interest income net of interest expense for 1998 was $73,344 compared to net interest expense of $28,421 for 1997. The increase in interest income was due to investment of unutilized proceeds of our initial public offering.

     Net Loss. We have incurred significant losses and anticipate that we will continue to incur losses until sufficient revenues are generated to offset the substantial up-front expenditures and operating costs associated with attracting and retaining additional customers. For the years ended December 31, 1998 and 1997, we incurred net losses of $1,744,099 and $2,037,417, respectively.

ACQUISITIONS


     Acquisitions have historically been and will continue to be an important aspect of our growth strategy. Since October 1998, we have completed the following acquisitions: WOWFactor, Inc., a company engaged in the business of promoting e-commerce through its Websites primarily for women's businesses; Roxy Systems, Inc. d/b/a Magic Carpet, an Internet service provider in Orange County, New York; US Online, Inc., a provider of Internet access, Web hosting and leased communications lines in New York, New Jersey and Pennsylvania; Webspan Communications, Inc., an Internet service provider in New York and New Jersey; WebPrime, Inc., a Website design, Web development and software development firm; Channel iShop.com, (now iShopNetworks.com) a company with a marketing concept targeting retail businesses; assets relating to the dial-up Internet access customer base and Web design and hosting capabilities of United Computer Specialists, Inc.; a customer base of additional DSL customers of Lingua Systems, Inc. d/b/a/ Fullwave Networks; a customer base of additional dial-up customers of Skyhigh Information Technologies; and FrontHost, LLC, a company in the business of providing Web hosting and design services.


     Our acquisitions resulted in our recording significant intangible assets. As of September 30, 1999, we had $3,596,347 of net intangible assets which are being amortized over a period of three years. See Note 4 of Notes to Consolidated Financial Statements.

LIQUIDITY AND CAPITAL RESOURCES

     In May 1997, we consummated a private placement pursuant to which we issued 160,000 shares of common stock (after giving effect to a subsequent 4-for-5 reverse stock split) and received gross proceeds of $400,000.

     In December 1997, we consummated a private placement pursuant to which we issued (i) $150,000 principal amount of promissory notes and (ii) warrants to purchase 300,000 shares of common stock at an exercise price of $5.00 per share. The notes were repaid in May 1998.

     In May 1998, we completed an initial public offering of our common stock and warrants and received net proceeds of approximately $5.8 million. $443,000 of the proceeds was used for repayment of indebtedness (including $185,848 to affiliates), and $264,113 was used to repurchase 231,520 shares of common stock. We completed four acquisitions in 1998 and used approximately $1,482,000 of the public offering proceeds for the cash portion of the purchase prices and related expenses. The remaining proceeds, after meeting our working capital and capital expenditure requirements, are currently held in interest-bearing bank accounts.

     Our working capital deficiency at September 30, 1999 was $867,669 compared to positive working capital of $1,245,536 at December 31, 1998. The decrease in working capital was due to operating losses, the purchase of communications equipment and acquisitions of businesses.


     In March, July, October and December 1999, we sold an aggregate of 499,889 shares of common stock and three-year warrants to purchase an additional 68,195 shares of common stock at prices ranging from $5.23 to $13.85 per share in four private placements for gross consideration of $4,250,000. Each purchaser is also entitled to receive additional shares of common stock if the market price of our common stock falls below specified price levels. As of December 14, 1999, the purchasers exercised repricing rights that resulted in our issuing an additional 239,716 shares of common stock. We may be required to issue up to an additional 207,161 shares of common stock to satisfy the remaining repricing rights.


     Our primary capital requirements are to fund acquisition of subscriber bases and related Internet businesses, establish additional POPs, install network equipment, lease space for consolidated POPs and for working capital. To date, we have financed our capital requirements primarily through issuance of debt and equity securities. We currently do not have any lines of credit. The availability of capital sources is dependent upon prevailing market conditions, interest rates, and our financial condition.

     In September 1999, we acquired $1.3 million worth of communications equipment from a major telecommunications equipment manufacturer. The manufacturer provided the financing through a lease for $957,000. The lease requires us to pay $36,000 a month for 30 months commencing February 2000. In addition, $376,000 due to the manufacturer is payable over four quarterly installments of $93,650 commencing March 2000.

     We require the proceeds of this offering to expand our operations and finance our future working capital requirements. Based on our current plans and assumptions relating to our business strategy, we anticipate that our cash on hand, expected revenues and the net proceeds of this offering will satisfy our capital requirements for approximately 12 months following the closing of this offering. However, if our plans change, if our assumptions prove to be inaccurate, or if the net proceeds of this offering otherwise prove to be insufficient for our needs, we may be forced either to seek additional financing sooner than currently anticipated or curtail our operations. The proceeds of this offering may not be sufficient to fund our proposed expansion, and additional financing may not become available when needed. We will be materially adversely affected if we do not obtain financing when needed.

YEAR 2000


     We have not experienced any business interruptions or supplier delays from Year 2000 problems to date and have not discovered any Year 2000 problems in internal computer systems material to our operations. We intend to continue to monitor our internal systems for Year 2000 problems and have also deployed redundant connections to diverse providers at core locations to minimize disruption of service in the event of an outage. However, the failure of our internal systems or of any one vendor or third-party provider could have a material adverse impact on our operations.


EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133), which requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. We do not presently enter into any transactions involving derivative financial instruments and, accordingly, do not anticipate the new standard will have any effect on our financial statements.

                                    BUSINESS

GENERAL

     The broad acceptance of the Internet has created numerous opportunities for businesses to improve their competitive position in their markets. However, the analysis, design and implementation of an effective Internet solution require a range of skills, expertise and technology that only a limited number of small and medium-sized businesses possess. As a result, small and medium-sized businesses are increasingly seeking third party service providers to help them create, build and implement their Internet strategy. In response to these needs and the growth of the Internet as a vehicle for sales and services, we have developed a full array of services designed to address all of the Internet service requirements of our small and medium-sized business customers, including a variety of Internet access alternatives and Website development and Internet Website presence services.


     We continue to acquire additional Internet service businesses in order to grow our access, development and presence services. Since October 1998, primarily through 11 acquisitions, including regional Internet service providers, Web development, hosting and related companies, we increased our customer base from 2,000 to over 16,000 customers and now have the enhanced capability to provide the access, development and presence services necessary to assist small and medium-sized business customers. We have expanded our access services nationally to include approximately 800 POPs, nine of which we own and the rest of which we license, capable of providing Internet access services to approximately 72% of the U.S. population. We also offer significant national high-speed access, including DSL ability through our alliances with Covad Communications Corp. and Network Access Solutions, Inc. In addition, as one of our subsidiaries is a licensed CLEC in New York and Pennsylvania, we anticipate that we will be able to reduce, on a relative basis, our overall communications costs by the end of 2000. We intend to expand our network infrastructure and increase our Internet access subscriber base by continuing to acquire other Internet service providers with a high concentration of small and medium-sized business customers.



     Our business model focuses on businesses in specifically identified segments or geographic regions. In the northeast United States, where our sales force is currently located and where we own nine POPs, we are building brand equity in our Frontline.net operations, targeted at businesses generally. Throughout the United States, we target women-owned businesses with our WOWFactor.com marketing brand and Website and retail businesses with our iShopNetworks.com marketing brand and Website. We anticipate that our WOWFactor.com and iShopNetworks.com marketing efforts will continue nationally, and our Frontline.net branding effort will grow geographically, as our POPs and sales force expand our footprint.


INDUSTRY OVERVIEW

     In recent years, the Internet has experienced a rapid increase in its number of users. As a result, Internet access services is one of the fastest growing segments of the global telecommunications services marketplace. According to a survey conducted by NUA Ltd. Internet Surveys, there were 201 million people online worldwide as of September 1999. The same study predicts that by 2005, the number of people online globally will increase to 350 million. NUA Ltd. reports that business-to-business online transactions in the United States alone are expected to reach $109 billion by the end of 1999 and $843 billion by 2002.

     The rapid development and growth of the Internet has resulted in an industry of local, regional and national Internet service providers in the United States. These companies provide Internet access to their subscribers either by developing a proprietary network infrastructure or by purchasing Internet access from a wholesale provider or through a combination of both. Internet access services represent the means by which Internet service providers interconnect either businesses or individual consumers to the Internet's resources or to corporate intranets and extranets.

     Recent technological advances, combined with cultural changes and evolving business practices, have led to integration of the Internet into the activities of individuals and the operations and strategies of commercial organizations. Use of the Internet by individuals and small and medium-sized businesses has been accelerated by dramatic increases in cost-effective processing power and data storage capabilities in personal computers, as well as widespread availability of multimedia, fax/modem, and networking capabilities. Today, businesses are increasingly recognizing that the Internet is fundamentally transforming the way they compete. This realization is forcing businesses to reevaluate their Internet strategies and review their entire operational models in order to align their business objectives more closely with their business processing and systems. Businesses are attempting to utilize innovative Internet solutions to improve their competitive position and take advantage of:


     o greater opportunities to attract and retain profitable customers;

     o lower costs;

     o improved operational efficiencies;

     o strengthened supply chain partner relationships; and

     o improved communications within organizations.


     As a result, businesses are increasingly seeking third-party service providers to help them create and build business-driven Internet solutions. To service this emerging need, traditional service providers such as management consultants, traditional information technology service providers and advertising firms have created groups within their organizations that focus on the Internet needs of their clients. However, many of these traditional service providers lack the breadth of services to provide comprehensive Internet solutions, and businesses have begun to seek new third-party providers that can provide them with Internet solutions balancing their strategy, marketing and technology needs. This demand has led to the emergence of integrated Internet services firms that have the expertise to service this emerging market and can also provide a structured approach to integrating strategy, marketing and technology to create a single, unified Internet solution.


OUR STRATEGY

     Our goal is to become a leading provider of Internet access, development and presence services for small and medium-sized businesses throughout the United States. We intend to implement the following strategies in order to achieve our goal:

     o Increase our exposure to targeted segments of the small and medium-sized business market and increase our customer base by continuing to acquire and develop Websites devoted to particular small and medium-sized business segments;

     o Expand our network infrastructure and increase our Internet dial-up access subscriber base by continuing to acquire regional Internet service providers with a high concentration of small and medium-sized business customers; and

     o Expand our Internet development and presence services internally and by acquiring or forming strategic partnerships with companies which provide Internet-related services which benefit small and medium-sized businesses.

     Target small and medium-sized business segments through devoted
Websites. An essential part of our growth strategy will be the use of branded Websites to increase the exposure of our Internet access, development and presence services to potential small and medium-sized business customers in particular market segments. We intend to use these Websites to target these businesses as business owners, not as consumers, and we intend to attract business owners to these Websites by offering them products and services targeted to them as Internet users, based on their business segment. However, business owners who visit these Websites will also be exposed to our array of Internet access, presence and development services. We believe that the Internet traffic generated by these Websites will be a valuable source of potential customers for our Internet services.

     In October 1998, we acquired WOWFactor, Inc. as the first step in our Website marketing strategy. WOWFactor.com was launched in May 1999 to promote e-commerce to professional women and women-owned businesses. We expect that WOWFactor.com will become a source of revenue from advertising fees charged for banner advertisements on its Website and revenue sharing arrangements with other content providers that enter into strategic partnerships with us to provide their services through the Website. Our primary purpose in developing WOWFactor.com is to generate traffic from small and medium-sized businesses that can then be exposed to our full array of Internet access, development and presence services available to business owners.


     iShopNetworks, which is currently scheduled to launch during the second quarter of 2000, will feature products listed by categories and retailers listed by location on stand-alone sites known as "verti-ports." Each destination will provide specific niches in the small and medium-sized business retail market (such as retailers in specified geographic areas and specialty retailers) with the opportunity to conduct e-commerce and build their businesses on the Internet. The goal of iShopNetworks is to provide retailers in each category with the specific access, development and presence services that they need in order to have an advantage over their competitors and to succeed online.


     Expand our network infrastructure and increase Internet dial-up access subscribers. While we currently provide access services to individuals as well as small and medium-sized businesses, we are now focusing on increasing our customer base as we develop and enhance our Internet services targeted to these businesses. As our dial-up access subscriber base grows, we will seek to increase our network infrastructure so that our Internet access capacity can meet the demands of our customers.

     We intend to expand our Internet access business principally through an acquisition strategy that will increase our customer base as well as the network infrastructure necessary to service our growing customer base. The Internet access market in the United States is highly fragmented and consists of a small number of large, national companies and a large number of smaller, regional companies. The majority of these companies are small or medium-sized businesses which we believe lack the technological capabilities and financial resources necessary to serve the Internet access needs of a rapidly changing market. We believe these factors are driving a general consolidation trend in the Internet access industry, and we believe this trend will continue for the foreseeable future.

     There is significant competition for acquisition candidates. However, unlike many Internet companies which seek to acquire access providers with a large number of residential dial-up customers, our acquisition strategy is focused on regional access providers which have a high number of potential small and medium-sized business customers. We believe that there will generally be less competition for our acquisition targets because of their relatively lower concentration of residential users.

     We will focus on acquiring companies that provide services in regions where we have identified a high concentration of potential customers based on our demographic research. We intend to focus on expanding our business into geographic regions where we identify demand for our Internet services based on several factors, including the level of use of our branded e-commerce Websites in those geographic regions. In geographic regions which we target for growth, we will seek an initial acquisition to serve as a regional operations center and then attempt to grow our business within those regions by acquiring additional Internet service providers that can be consolidated into the regional operations center. We will seek to achieve operating efficiencies and economies of scale by eliminating or consolidating redundant aspects of subsequent acquisitions within each region, including POPs, equipment leases and telecommunications and access contracts. Generally, we will seek to acquire companies with talented management teams and compatible technology.

     Expand Internet development and presence services. We will seek to develop a full array of Internet development and presence services in addition to our Internet access services to meet all of the Internet needs of our customers. We will seek to customize our services to the small and medium-sized business market, which we believe will result in higher customer loyalty and a lower churn rate than is experienced generally in the Internet industry. We also believe that this strategy will provide us with a competitive advantage over many of our larger competitors which do not focus sufficiently on the small and medium-sized business market and therefore do not offer such customized services.


     In 1999, we acquired WebPrime, Inc. and substantially all of the assets of United Computer Specialists, both Internet Website design and development companies. We intend to expand our service offerings through internal development and the acquisition of companies which have developed Internet presence or development services that complement our existing offerings.

     We also believe that strategic partnerships are important to developing a full array of Internet service offerings. We primarily select partners that will provide us and our customers with a value-added service and then share the revenue with us. In 1999, we developed proposals for and closed over 20 of these partnership deals and became a premier business partner with IBM. Our premier partner status with IBM permits us to receive products at cost, use the IBM business partner logo and seal and earn commissions on Websites built on and supported by IBM products.

     Some of our other value added services and respective partnerships include the ability to offer:


     CONTENT: from partners such as LookSmart Ltd., MyWay.com, which is majority owned by CMGI, Inc., and ScreamingMedia.Net, Inc., which provides Reuters and Associated Press stories;


     E-COMMERCE TOOLS: including IBM's Net.commerce software for online merchandising, an easy-to-use e-commerce wizard and a merchant identification number;

     ONLINE OFFICE TOOLS: such as a video conferencing, contact sharing technology, file back up and privacy policy tools; and


     SPECIAL OFFERS: special benefits and promotions from other companies exclusive to our customers.



     We also enter into co-marketing agreements where organizations and associations exclusively promote our Frontline.net and WOWFactor.com brands through their marketing efforts. In some cases we have negotiated exclusive arrangements for our WOWFactor.com brand. This is the only site for women-owned businesses to offer content on CMGI's MyWayTM portal and on CMGI's One-Click-ChargeTM portal for niche content. WOWFactor has also been exclusively promoted to women's organizations worldwide, including the Women in Direct Marketing Association, the Ms. Foundation and the Women's International Chamber of Commerce.


RECENT ACQUISITIONS

     Since October 1998, we have completed the following acquisitions in order to increase our Internet access, development and presence capabilities:

     o WOWFactor, Inc. A company engaged in the business of promoting e-commerce through its Websites primarily for women's businesses.

     o Roxy Systems, Inc. d/b/a Magic Carpet. An Internet service provider in Orange County, New York.

     o US Online, Inc. A provider of Internet access, Web hosting and leased communications lines in New York, New Jersey and Pennsylvania, including a POP in the Philadelphia area.

     o Webspan Communications, Inc. An Internet service provider in New York and New Jersey.

     o WebPrime, Inc. A Website design, Web development and software development firm.

     o Channel iShop.com. A company with a marketing concept targeting retail businesses.

     o United Computer Specialists, Inc.--access division. A subscriber base of dial-up internet access customers.

     o United Computer Specialists, Inc.--web services division. Assets relating to Web design and hosting capabilities.

     o Lingua Systems, Inc. d/b/a/ Fullwave Networks. A customer base of additional DSL customers.

     o Skyhigh Information Technologies. A customer base of additional dial-up customers.

     o FrontHost, LLC. A company in the business of providing Web hosting and design services.

INTERNET SERVICES

     We have developed a variety of Internet access, development and presence services to address the needs of our customers.

     Internet Access Services. We provide a variety of competitively priced Internet access services, including dial-up accounts and dedicated access.

     o Dial-Up Accounts: We believe that dial-up accounts present not only an attractive opportunity for growth and cash flow, but also constitute excellent targets for our suite of e-commerce services. A user can quickly activate an account with us and obtain two Internet e-mail addresses and Web space and establish automatic billing to the user's credit card. Our network supports connectivity software which utilizes standard communication protocols such as TCP/IP, enabling a user's computer to communicate with other computers over the Internet. Our dial-up services experience over 99% uptime rates and a low incidence of busy signals. We have recently expanded our dial-up services to add national access capability, which permits customers to access their Frontline accounts from anywhere in the continental United States, and control features which prevent violence, profanity and other inappropriate materials from reaching children or business accounts.


     o DSL: We are a reseller of Digital Subscriber Line high-speed Internet access services for both Covad and NAS, and now offer Digital Subscriber Line, ISDN Digital Subscriber Line, Asymmetric Digital Subscriber Line and Symmetric Digital Subscriber Line services nationally. These products provide dedicated connectivity at an affordable cost for companies that need high-performance Internet access.



     o Dedicated Access: We offer high speed, high bandwidth dedicated leased lines principally for business users who desire to connect their internal computer networks to the Internet, 24 hours a day, seven days a week. Our leased line accounts are also available to provide Internet services to businesses at various speeds, including 56K circuits, fractional T-1, full T-1 and T-3 lines, depending on the customer's needs. Our dedicated leased lines blend security and speed and offer commercial strength bandwidth that our business customers can rely on for critical productivity and e-commerce applications.


     o Co-location services: Our co-location services enable our customers to install equipment at our facilities and connect their systems directly to the Internet. We believe many of our customers will save money by co-locating with us because they will avoid the costs associated with establishing and maintaining an on-site facility and because the direct connection to our network facilities eliminates communications charges.

     Internet Development Services. We provide our customers with Internet Website development services. These services enable small businesses to develop operational Internet e-commerce Websites. Our Website development services include the following:

     o Do it yourself: Our do it yourself "Website wizard" products assist our customers in developing their own Websites by using our user-friendly unassisted Web development tools.

     o Website design services: Our in-house engineers, consultants and designers assist our customers with marketing strategy, graphic design and layout, writing and editing and Website information architecture (including Website navigation and searching systems). Our in-house professionals also have expertise in the creation of intranets, which are secure, internal networks that allow employees within a company to communicate and share information through the company's Website, and extranets, which is a network that enables a company's customers or other outside parties to gain access to the intranet. As part of our Website design services, our customers have access to our "toolbox" of e-commerce solutions which we have developed through our partner programs, including technology and services which enable online transactions, security, advertising and promotions.

     o Additional business-related services: Our Website development services include search engine registration, domain name set up and transfer, server set up, additional storage space for Website pages, e-mail aliases, additional e-mail addresses and 1-800 roaming access service.

     Internet Presence Services. We provide our customers with the following Internet Website presence services to maximize the value of their Internet
Websites:

     o Website hosting: Website hosting services offer our customers the opportunity to develop a 24 hour interactive presence on the Internet by renting space on our Internet servers. By using our Website hosting services, our customers can avoid the hardware investment required to operate their own servers and the ongoing costs associated with locating and maintaining those servers. Our Web servers connect directly to the Internet via high speed T-1 and T-3 communications lines, which provide the maximum bandwith currently available. Our Website hosting services include domain name registration, e-mail addresses, file upload and download capability and statistical logs.

     o Website analysis: We offer Website analysis services which are designed to help our customers maximize the exposure of their Websites. We analyze our customers' access logs to determine how much referral traffic they receive from various search engines and Internet directories. Our professionals also rate customer Websites in numerous categories, including usability, information architecture, navigation and overall appeal for the customer's target audience. We also evaluate whether our customers' Websites can be redesigned so that they will be more visible on Internet search engines and directories.

     o Search engine submission: We can submit our customers' Websites to search engines, and we offer long term contracts for resubmission at regular intervals.

     o Marketing strategy consultation: Our marketing and advertising professionals can assist customers with building a marketing plan designed to increase the recognition and use of their Websites. Owners of Websites have numerous marketing options available to them, including mass distribution through faxes or e-mails, press releases, newsgroup postings, forming strategic links with popular Websites and posting banner advertisements on other Websites. The exposure of Websites can also be increased by increasing their visibility on Internet search engines and directories. We work with our customers to identify which marketing strategies best fit their circumstances, and we can assist them in implementing the strategy, including negotiating with third parties on their behalf. As part of this process, we also identify those customers that can benefit from any of our e-commerce enabling resources which we have developed through our partner programs.

NETWORK INFRASTRUCTURE

     Our telecommunications network currently is comprised of leased high speed data lines and numerous POPs which allow Internet access throughout the northeast United States. These POPs permit customers in these areas to access the Internet through a local telephone call. We currently support a variety of modems, including 33.6 and V90 Kbps, at each of our POPs and have X2, 56K and ISDN technologies at most of our POPs.

     Our network is monitored 24 hours a day, seven days a week by our network operations center in Pearl River, New York. The network operations center provides network monitoring, performance support and traffic management. It also furnishes real-time network status updates to our technical support and customer service staff and assists with problem resolution. In addition, the network operations center provides real-time alarms, event correlation, forecasting and notifications of network events. Our technology team monitors and upgrades our network technology when necessary. Access to our network operations center requires electronic identification badges and is limited to top security personnel and technical team members.


     Our network equipment receives conditioned, or regulated, power to protect it from damaging voltage spikes and brownouts. Backup power systems automatically supply emergency power to our network equipment in the event of a total power outage. Our network operations center contains a separate dedicated industrial-size air conditioner to reduce the heat generated by our equipment in order to prevent shut downs and overheating of critical equipment and to allow our servers to operate at peak efficiency. In addition, we are in the process of installing a FM-200 fire suppression system at our new network operations center guaranteed by its manufacturer to fill the entire room with a gas which will extinguish a fire within 10 seconds. This fire suppression system does not contain water sprinklers, which could damage equipment or cause electrical fires, and covers the actual room, the ceiling and the floor beneath the room.


MARKETING AND SALES

     Although we continue to provide Internet services to a growing number of individuals, our primary focus has shifted to providing Internet service to small and medium-sized businesses. We currently obtain new individual customers by (1) responding to telephone calls and e-mails which are largely generated from referrals from existing customers and (2) acquiring other Internet service providers. Our marketing programs include a retention program to maintain our current customer base and a referral program to generate new customers.

     The primary methods planned for targeting new small business customers include direct response marketing programs such as radio, promotions, print advertising, telemarketing, online marketing and broadcast fax. Affiliate marketing programs, such as those with online book and record sellers, will also be employed. In a highly competitive industry such as this one, we believe that name recognition is essential. Our marketing personnel are actively working to achieve name recognition through radio, trade and local business print media advertising and local event marketing. We believe that this will also aid in the development of a quality, value added reseller and affiliate channel. We have adopted the slogan "Effortless E-Commerce & Internet Access" for which we have a pending trademark application with the United States Patent and Trademark Office. This slogan is intended to communicate our focus to potential small business customers.


     We currently have an in-house sales and marketing staff consisting of a Director of Marketing, a Director of Sales, inbound sales representatives and brand and marketing managers. We are currently exploring the advantages of outsourcing our telemarketing.


CUSTOMER SUPPORT

     We believe that providing prompt and effective technical assistance to our customers and carrying out effective quality improvement programs are of paramount importance and essential in order to retain our customers. We provide network monitoring and emergency customer assistance services 24 hours a day, seven days a week. Regular support and technical assistance is available 16 hours per day, seven days per week. We currently provide 24-hour support to our business customers and plan to implement 24-hour customer support for all of our customers during 2000. In-house customer support personnel respond to telephone and e-mail inquiries. All customer service is handled in-house in order to maintain the support levels required to retain customers in a competitive market.

COMPETITION

     Internet Access Services. The market for Internet access services is highly competitive, rapidly evolving and subject to technological change. There are no substantial barriers to entry, and we expect that competition will intensify in the future. Our ability to compete successfully is significantly affected by numerous factors, including price, ease of use, reliability, customer support, geographic coverage, and industry and general economic trends, particularly unfavorable economic conditions adversely affecting consumer discretionary spending. Our competitors include many large companies that have substantially greater market presence and financial, technical, marketing and other resources than we do, including

     o international, national and regional Internet service providers;

     o established online services companies that currently offer Internet access;

     o computer hardware and software and other technology companies;

     o national long distance carriers;

     o regional Bell operating companies; and

     o cable operators.

     Advances in technology and changes in the marketplace and the regulatory environment will continue, and we cannot predict the effect that ongoing or future developments may have on us or our competitors, or on the pricing of our products and services.

     Internet Services. The market for Internet services is relatively new, intensely competitive, quickly evolving and subject to rapid technological change. We expect competition to intensify as the market evolves. We believe that the competitors fall into several categories, including Internet service firms, technology integrators and strategic consulting firms.

     Many of our competitors have longer operating histories, larger client bases, longer relationships with clients, greater brand or name recognition and significantly greater financial, technical, marketing and public relations resources than we do. While we believe that only a few of these competitors offer an integrated package of Internet services, several competitors have announced their intent to offer a broader range of services than they currently provide. We believe that the principal competitive factors in the Internet services market are the provision of an integrated services capability, breadth of service offerings, cost certainty and a customer base to which high-end products can be marketed, and we believe that our service model will allow us to compete favorably against these competitors.

     There are relatively low barriers to entry into the Internet services market. As a result, new market entrants pose a threat to our business. Existing or future competitors may develop or offer services that are comparable or superior to ours at a lower price, which could have a material adverse effect on our business, financial condition and results of operations.

     Competitive Local Exchange Services. As we increase our CLEC services, we will be subject to competition from other CLECs and local telephone companies. The local exchange industry is competitive, evolving, and subject to technological change, and competition is expected to increase in the future. Many of the competitors in the CLEC industry have greater financial, personnel, brand name recognition, and other resources than we do.

INDUSTRY REGULATION

     The following summary of regulatory developments and legislation does not describe all present and proposed federal, state and local regulations and legislation affecting us and our industry. Other federal, state and local legislation and regulations are currently the subject of judicial proceedings, legislative hearings and administrative proposals which could change the manner in which our industry operates. Neither the outcome of these proceedings, nor their impact upon us or our industry can be predicted at this time.

     Internet Service Provider Regulation. Currently, few U.S. laws or regulations specifically regulate communications or commerce over the Internet. However, changes in the regulatory environment relating to the Internet connectivity market, including regulatory changes which directly or indirectly affect telecommunications costs or increase the likelihood or scope of competition from the regional Bell operating companies or other telecommunications carriers, could affect the prices at which we may sell our services and impact competition in our industry. Congress and the Federal Communications Commission will likely continue to explore the potential regulation of the Internet. For instance, the Federal Communications Commission may reconsider its past ruling that Internet access service is not "telecommunications" service and that Internet service providers are not subject to the requirement to pay a percentage of their gross revenues as a "universal service fund contribution," which carriers pay to support telecommunications services in rural and other high cost areas. If the Federal Communications Commission imposed these payments on Internet service providers, our costs of doing business could increase substantially.


     One area in which Congress has attempted to regulate information over the Internet involved the dissemination of obscene or indecent materials. Certain provisions of the Telecommunications Act of 1996 relating to indecent communication over the Internet, generally referred to as the Communications Decency Act, were found to be unconstitutional by the U.S. Supreme Court in 1997. In October 1998, Congress enacted the Child Online Protection Act, which requires that online material that is "harmful" to minors be restricted. This law is currently being challenged in federal district court. On February 1, 1999, a U.S.

District Court judge issued a preliminary injunction against enforcement of portions of that act and the U.S. Department of Justice has appealed that decision. Some states also have adopted or may adopt in the future similar requirements. The constitutionality of such state requirements remains unsettled at this time.


     Future laws and regulations could be adopted to address matters such as user privacy, copyright and trademark protection, pricing, consumer protection, characteristics and quality of Internet services, libel and defamation, and sales and other taxes. Internet-related legislation and regulatory policies are continuing to develop, and we could be subject to increased regulation in the future. Laws or regulations could be adopted in the future that may decrease the growth and expansion of the Internet's use, increase our costs or otherwise adversely affect our business.

     In 1998, Congress passed the Digital Millennium Copyright Act. That act provides numerous protections from certain types of copyright liability to Internet service providers that comply with its requirements. To the extent that we have not met those requirements, third parties could seek recovery from us for copyright infringements caused by our Internet customers.

     The law relating to the liability of Internet service providers for information carried on or disseminated through their networks is currently unsettled. It is possible that claims could be made against Internet service providers for defamation, negligence, copyright or trademark infringement or on other theories based on the nature and content of the materials disseminated through their networks. We could be required to implement measures to reduce our exposure to potential liability, which could include the expenditure of resources or the discontinuance or modification of certain product or service offerings. Costs that may be incurred as a result of contesting any claims relating to our services or the consequent imposition of liability could have a material adverse effect on our financial condition, results of operations and cash flow.


     Competitive Local Exchange Carrier Regulation. Our wholly-owned subsidiary, CLEC Communications Corp., was granted competitive local exchange carrier status by the New York State Public Service Commission in December 1998 and has been granted provisional authority to operate as a competitive local exchange carrier by the Pennsylvania Board of Public Utilities. We also have a CLEC application pending in New Jersey.



     In October 1999, our subsidiary entered into an interconnection agreement with Bell Atlantic which sets forth the parameters within which we may subscribe to and resell all forms of local telephone service in New York. In order to benefit from the reduced pricing structure provided in the interconnection agreement, we must demonstrate our ability to provide the interconnection services described in the agreement. We must also order and install certain telecommunications services and equipment. We expect that we will be able to benefit from the reduced pricing set forth in the agreement by the end of 2000.



     As a certified CLEC, we are subject to various ongoing regulatory requirements applicable to CLECs in particular and certain other requirements applicable to all telecommunications carriers. As we become certified as a CLEC in other states, we will become subject to the regulatory requirements in those states. Most states impose tariff filing requirements on carriers and require that telecommunications carriers charge just and reasonable rates and not discriminate among similarly situated customers. Some states also require the filing of periodic reports, the payment of various regulatory fees and surcharges, and compliance with service standards and consumer protection rules. States often require prior approvals or notifications for certain transfers of assets (such as fiber optic cable or other telecommunications facilities), customers, or ownership. Some states also require approval or notice of the issuance of securities or debt or for name changes of a certificated carrier. We intend to seek CLEC authority in additional states. We cannot guarantee that we will be able to obtain such approvals.



     States generally retain the right to sanction a telecommunications carrier or to revoke certifications if a carrier violates relevant laws and/or regulations. If any state regulatory agency concluded that we provide intrastate service without the appropriate authority, or that we are not otherwise in compliance with state public utility commission laws and rules, that agency could initiate enforcement actions, potentially including the imposition of fines, the disgorging of revenues or the refusal to grant the regulatory authority necessary for the future provision of intrastate telecommunications services.

EMPLOYEES


     As of January 6, 2000, we had 66 full-time employees, including our six executive officers. We engage part-time employees from time to time. None of our employees is represented by a union. We consider our employee relations to be good.


PROPERTIES


     Our executive offices are located in Pearl River, New York. We lease approximately 12,000 square feet of space at an annual rent of approximately $275,000 pursuant to an amended lease which expires in May 2004. Our customer service center is located in Howell, New Jersey where we lease approximately 2,400 square feet under a lease that expires in May 2004. The annual rent is approximately $45,000. We also lease space, typically less than 100 square feet, in various geographic locations to house the telecommunications equipment for each of our POPs. Leased facilities for our POPs have various expiration dates through April 2002. Aggregate annual rent for our POPs is approximately $12,000.


LEGAL PROCEEDINGS


     We are not a party to any pending legal proceedings other than ordinary course routine litigation incidental to our business. We do not believe that any of these proceedings will have a material adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Our executive officers, directors and key employees are:


NAME                                               AGE   POSITION
------------------------------------------------   ---   ------------------------------------------------
Stephen J. Cole-Hatchard........................   42    Chairman of the Board, Chief Executive Officer
                                                           and President
Jodie L. Jackson................................   45    Chief Operations Officer and General Manager
Nicko Feinberg..................................   28    Chief Information Officer, Executive Vice
                                                           President of Technology and Director
Michael Olbermann...............................   43    Executive Vice President of Operations, and
                                                           Director
Vasan Thatham...................................   41    Vice President and Chief Financial Officer
Amy Wagner-Mele.................................   31    Executive Vice President, Secretary and General
                                                           Counsel
Ronald C. Signore...............................   39    Director
William A. Barron...............................   50    Director


     Stephen J. Cole-Hatchard has been our Chairman, Chief Executive Officer and President since August 1997. Mr. Cole-Hatchard was our Vice President of Finance from February 1997 to August 1997 and has been one of our directors since February 1997. Mr. Cole-Hatchard was Chief Financial Officer of Hudson Technologies, Inc., a refrigerant services company specializing in recovery and decontamination services, from 1993 to 1997.


     Jodie L. Jackson has been our General Manager since September 1999 and our Chief Operations Officer since January 2000. From October 1996 to April 1999, Mr. Jackson served as a Chief Operating Officer at Paperless Adjudication LLC, a developer of network solutions and proprietary software for processing electronic transactions. From 1993 through September 1996, Mr. Jackson was the Director of Marketing at Theratronics International Ltd., a manufacturer of medical equipment, hardware and software.



     Nicko Feinberg founded our company in 1995 and has been one of our directors and our Executive Vice President of Technology since November 1996 and our Chief Information Officer since August 1997. From April 1994 to October 1996, Mr. Feinberg was a Sales Manager and, from April 1991 to April 1994, a Sales Account Executive for Microage Computer Outlet, Inc., a company engaged in retail computer sales.



     Michael Olbermann has been our Executive Vice President of Operations since September 1997 and one of our directors since February 1997. Mr. Olbermann was also our Chief Operations Officer from September 1997 until December 1999 and our Vice President of Business Development from February 1997 until September 1997. From 1986 to the present, Mr. Olbermann has owned and operated Rock House Construction Co., Inc., a company engaged in commercial and residential construction.


     Vasan Thatham has been our Vice President and Chief Financial Officer since February 1999. From 1994 through 1998, Mr. Thatham was Vice President and Chief Financial Officer of Esquire Communications Ltd., a company engaged in providing legal support services.

     Amy Wagner-Mele has been our Executive Vice President and General Counsel since December 1998 and was our Vice President, Secretary and Corporate Counsel from September to December 1998. From September 1997 to August 1998,
Ms. Wagner-Mele was an associate with the law firm of Winston & Strawn. From 1993 to August 1997, Ms. Wagner-Mele was an associate with the law firm of Podvey, Sachs, Meanor, Catenacci, Hildner & Cocoziello, P.C.


     Ronald C. Signore has been one of our directors since December 1997.
Mr. Signore has been a partner in the accounting firm of Robert Gray & Co., LLP for more than the past five years.

     William A. Barron has been one of our directors since January 2000. Prior to retirement, Mr. Barron served as Vice President and Chief Financial Officer of Hudson Technologies, Inc. from July 1996 to March 1997. Prior to that, Mr. Barron was President and Chief Operating Officer for Diagnostek, Inc., a pharmacy benefit management company, from May 1994 to October 1995 and Executive Vice President and Chief Financial Officer for Diagnostek, Inc. from March 1993 to April 1994.


     All directors hold office until the next annual meeting of stockholders for the ensuing year or until their successors have been duly elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

BOARD COMMITTEES


     We have established an Audit Committee, which is responsible for making recommendations concerning the engagement of independent public accountants, reviewing the plans and results of the audit engagement with the independent public accountants, approving professional services provided by the independent public accountants and reviewing the adequacy of our internal accounting controls. The Audit Committee is currently comprised of Messrs. Signore and Barron. We do not have standing compensation or nominating committees.


DIRECTOR COMPENSATION

     We currently do not pay our employee directors any fees for attending Board meetings. We pay non-employee directors $3,000 per annum for attending Board Meetings. We reimburse our directors for reasonable travel expenses incurred in connection with their activities on our behalf.


EXECUTIVE COMPENSATION



     The following table sets forth compensation paid to our Chief Executive Officer and our three other most highly compensated executive officers (each of whom was serving at the end of our fiscal year ended December 31, 1999) during the years ended December 31, 1997, 1998 and 1999. No other executive officer received aggregate compensation in excess of $100,000 during the year ended December 31, 1999. We refer to these four executive officers as our "Named Executives."


                           SUMMARY COMPENSATION TABLE


                                                                                                        LONG-TERM
                                                                                                       COMPENSATION
                                                                                                          AWARDS
                                                                    ANNUAL COMPENSATION             ------------------
                                                            ------------------------------------      SECURITIES
                                                                                 OTHER ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION                         YEAR     SALARY     BONUS    COMPENSATION(1)    OPTIONS/SAR'S (#)
-------------------------------------------------   ----    --------    -----    ---------------    ------------------
Stephen J. Cole-Hatchard.........................   1999    $115,256     $ 0           $ 0              146,000(2)
  Chief Executive Officer                           1998      34,846       0             0               79,000(2)
                                                    1997           0       0             0

Nicko Feinberg...................................   1999    $108,615     $ 0           $ 0              146,000(2)
  Chief Information Officer                         1998      79,500       0             0               20,000(2)
                                                    1997      29,000       0             0

Michael Olberman.................................   1999    $108,615     $ 0           $ 0              146,000(2)
  Chief Operating Officer                           1998      95,100       0             0               20,000(2)
                                                    1997      49,730       0             0

Amy Wagner-Mele..................................   1999    $108,615     $ 0           $ 0               26,000(2)
  Executive Vice President(3)                       1998      29,169       0             0               75,000(2)


                                                      (Footnotes on next page)

(Footnotes from previous page)
------------------

(1) The aggregate value of benefits to be reported under the "Other Annual Compensation" column did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for any officer.


(2) Represents stock options granted under our 1997 Stock Option Plan.


(3) Ms. Wagner-Mele joined us in September 1998.



     The following table sets forth information regarding options granted during the year ended December 31, 1999 to our Named Executives:



               OPTION/SAR GRANTS IN YEAR ENDED DECEMBER 31, 1999



                                            NUMBER OF SHARES
                                             UNDERLYING           % OF TOTAL
                                            OPTIONS/SARS         OPTIONS/SARS GRANTED    EXERCISE PRICE
NAME                                          GRANTED            TO EMPLOYEES IN YEAR    ($/SHARE)         EXPIRATION DATE
-----------------------------------------   -----------------    --------------------    --------------    ---------------
Stephen J. Cole-Hatchard.................         20,000                  2.18%              $ 6.06             1/13/04
                                                   1,000                  0.11                 5.65             9/20/04
                                                  25,000                  2.73                 4.75             9/30/04
                                                 100,000                 10.91                 5.25            12/22/04

Nicko Feinberg...........................         20,000                  2.18                 6.06             1/13/04
                                                   1,000                  0.11                 5.65             9/20/04
                                                  25,000                  2.73                 4.75             9/30/04
                                                 100,000                 10.91                 5.25            12/22/04

Michael Olberman.........................         20,000                  2.18                 6.06             1/13/04
                                                   1,000                  0.11                 5.65             9/20/04
                                                  25,000                  2.73                 4.75             9/30/04
                                                 100,000                 10.91                 5.25            12/22/04

Amy Wagner-Mele..........................          1,000                  0.11                 5.65             9/20/04
                                                  25,000                  2.73                 5.25            12/22/04



     The following table sets forth information concerning the number of options owned by our Named Executives, the value of any in-the-money unexercised options as of December 31, 1999 and information concerning options exercised by our Named Executives during the year ended December 31, 1999:


                          AGGREGATED OPTION EXERCISES
                         AND YEAR-END OPTION/SAR VALUES


                                                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                           OPTIONS/SARS                    OPTIONS/SARS
                                    SHARES                           AT DECEMBER 31, 1999(#)         AT DECEMBER 31, 1999($)
                                   ACQUIRED           VALUE        ----------------------------    ----------------------------
NAME                              ON EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------------   --------------    -----------    -----------    -------------    -----------    -------------
Stephen J. Cole-Hatchard.......            0                 0       174,000          51,000        $ 637,762       $ 123,938
Nicko Feinberg.................            0                 0       115,000          51,000          331,670         123,938
Michael Olbermann..............            0                 0       115,000          51,000          331,670         123,938
Amy Wagner-Mele................       15,000         $ 161,250        50,000          36,000          190,650         183,618



     The year-end values for unexercised in-the-money options represent the positive difference between the exercise price of the options and the year-end market value of our common stock. An option is "in-the-money" if the year-end fair market value of our common stock exceeds the option exercise price. The closing sale price of our common stock on December 31, 1999 was $7.688. The value realized represents the positive spread between the exercise price of the exercised options and the market price of the common stock on the date of exercise.

EMPLOYMENT AGREEMENTS


     We have entered into employment agreements with each of Messrs. Feinberg, Cole-Hatchard and Olbermann which provide for an annual base compensation of not less than $88,000, $45,000, and $88,000, respectively, and such bonuses as the Board of Directors may, in its sole discretion, from time to time determine. We entered into an employment agreement with Amy Wagner-Mele pursuant to which Ms. Wagner-Mele agreed to serve as Corporate Counsel at a salary of not less than $98,000 per annum. We also entered into an employment agreement with Jodie L. Jackson pursuant to which Mr. Jackson agreed to serve as Chief Operations Officer and General Manager at a salary of not less than $110,000 per annum. The employment agreements with Messrs. Feinberg, Cole-Hatchard and Olbermann expire in August 2000, and the employment agreements with Ms. Wagner-Mele and Mr. Jackson expire in September 2001 and September 2000, all subject to automatic successive one year renewals unless either we or the employee gives notice of intention not to renew the agreement. The employment agreements provide for employment on a full-time basis and contain a provision that the employee will not compete or engage in a business competitive with our current or anticipated business during the term of the employment agreement and for a period of two years thereafter. We have entered into a month-to-month employment agreement with Mr. Thatham which provides for a base salary at a rate of $95,000 per year. All of the employment agreements provide for each of the employees to be paid additional compensation equal to 295% of their annual base salary in the event of a change of ownership or effective control of our company (as defined in the agreements).


1997 STOCK OPTION PLAN


     In February 1997, our Board of Directors and stockholders adopted our 1997 Stock Option Plan, pursuant to which 500,000 shares of common stock were reserved for issuance upon exercise of options. In June 1999, the Board of Directors and our stockholders approved an amendment to reserve 1,400,000 shares of common stock for issuance upon exercise of options under the stock option plan. In the fourth quarter of 1999, we issued an additional 79,868 stock options which are subject to stockholder approval of an increase in our stock option reserve. Our stock option plan is designed to serve as an incentive for retaining qualified and competent employees, directors and consultants.



     Our Board of Directors or a committee of our Board administers our stock option plan and is authorized, in its discretion, to grant options under our stock option plan to all eligible employees, including our officers, directors (whether or not employees) and consultants. Our stock option plan provides for the granting of both "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and non-qualified stock options. Options can be granted under our stock option plan on such terms and at such prices as determined by the Board of Directors or its committee, except that the per share exercise price of options will not be less than the fair market value of the common stock on the date of grant. In the case of an incentive stock option granted to a stockholder who owns stock possessing more than 10% of the total combined voting power of all of our classes of stock, the per share exercise price will not be less than 110% of the fair market value on the date of grant. The aggregate fair market value (determined on the date of grant) of the shares covered by incentive stock options granted under our stock option plan that become exercisable by a grantee for the first time in any calendar year is subject to a $100,000 limit.


     Options granted under our stock option plan will be exercisable during the period or periods specified in each option agreement. Options granted under our stock option plan are not exercisable after the expiration of 10 years from the date of grant (five years in the case of incentive stock options granted to a stockholder owning stock possessing more than 10% of the total combined voting power of all of our classes of stock) and are not transferable other than by will or by the laws of descent and distribution.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

     Our Certificate of Incorporation provides for us to indemnify each director and officer to the fullest extent permitted by the Delaware General Corporation Law. This may reduce the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit us and our stockholders.

     Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth information known to us as of January 20, 2000 regarding the beneficial ownership of our common stock, based on information provided by the persons named below in publicly available filings, and as adjusted to reflect the completion of this offering by:



          o each of our directors and our Named Executives;

          o all directors and executive officers as a group; and

          o each person who is known by us to own beneficially more than five percent of our outstanding shares of common stock.

     Unless otherwise indicated, the address of each beneficial owner is care of Frontline Communications Corporation, One Blue Hill Plaza, 7th Floor, Pearl River, New York 10965. Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of common stock that they beneficially own.


                                                             NUMBER OF SHARES        PERCENTAGE OF SHARES
           NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED      BENEFICIALLY OWNED
----------------------------------------------------------   ------------------      --------------------
Stephen J. Cole-Hatchard..................................          371,000                   8.4%
Nicko Feinberg............................................          371,000                   8.5
Michael Olbermann.........................................          303,000                   6.9
Amy Wagner-Mele...........................................           65,000                   1.5
Ronald Signore............................................           94,864                   2.2
William Barron............................................           10,000                     *
All directors and executive officers as a
  group (seven persons)...................................        1,249,864                  25.8%


------------------

* Less than 1%.



     The shares beneficially owned by Mr. Cole-Hatchard include 144,000 shares held by the Cole-Hatchard Family Limited Partnership, of which Mr. Cole-Hatchard is the general partner, and options to purchase 174,000 shares of common stock. This does not include 20,000 shares held by Mr. Cole-Hatchard's mother and brother and warrants to purchase 64,000 shares held by Mr. Cole-Hatchard's mother.



     The shares beneficially owned by Mr. Feinberg and Mr. Olbermann each includes 115,000 shares of common stock which may be purchased under immediately exercisable options.



     The shares beneficially owned by Ms. Wagner-Mele include 50,000 shares of common stock which may be purchased under immediately exercisable options.



     The shares beneficially owned by Mr. Signore include shares issuable upon the exercise of (1) warrants to purchase 41,664 shares of common stock and
(2) immediately exercisable options to purchase 50,000 shares of common stock.



     The shares beneficially owned by Mr. Barron are 10,000 shares of common stock which may be purchased under immediately exercisable options.



     The shares beneficially owned by all directors and executive officers as a group include options and warrants to purchase an aggregate of 590,664 shares of common stock.

                           RELATED PARTY TRANSACTIONS


     In May 1997, Messrs. Nicko Feinberg and Stephen J. Cole-Hatchard, two of our current officers and directors, and Mr. Michael Char, a former officer and director, exchanged their interests in the three predecessor companies to whose business we succeeded for promissory notes in the principal amounts of $141,800, $66,800 and $163,537. This indebtedness included $21,737 and $35,000 of advances previously made to us by Messrs. Char and Cole-Hatchard. The promissory notes were issued to Messrs. Feinberg, Char and Cole-Hatchard in partial consideration of their efforts in founding the predecessor companies. In May 1998, we repaid all outstanding indebtedness to Mr. Char and $20,000 of indebtedness to each of Messrs. Cole-Hatchard and Feinberg. The balance of indebtedness owed to Messrs. Cole-Hatchard and Feinberg of $46,800 and $121,800 bears interest at the rate of 8% per annum and is payable on demand.


     In August 1997, we borrowed $60,000 from Mr. Cole-Hatchard, which indebtedness bears interest at the rate of 9.25% per annum. We repaid $30,000 of this indebtedness to Mr. Cole-Hatchard in December 1997 and the balance directly to Mr. Cole-Hatchard's lender in May 1998.


     In February 1997, we issued 256,000 shares of our common stock to each of Messrs. Char, Feinberg and Cole-Hatchard, and 188,000 shares of our common stock to Mr. Olbermann in consideration of $.01 per share. In December 1997, we issued 100,000 shares of our common stock to Ronald Shapss, a former director, in consideration of $.01 per share.



     In December 1997, we entered into a consulting agreement with Mr. Shapss pursuant to which we paid Mr. Shapss $2,000 per month through December 1999. In addition, we issued Mr. Shapss 100,000 shares of common stock, options to purchase 80,000 shares of common stock at an exercise price of $2.00 per share and options to purchase 20,000 shares of common stock at an exercise price of $2.50 per share pursuant to the agreement. The agreement with Mr. Shapss has been terminated.


     In March 1998, we entered into a settlement agreement with Mr. Char pursuant to which Mr. Char discontinued a lawsuit and released us from all claims (including for monies owed) in consideration of (i) an up-front payment of $65,000 and (ii) a payment of $435,000 in May 1998 to (a) satisfy $240,000 of existing obligations due to Mr. Char (including $15,000 of legal fees) and (b) to repurchase 231,520 shares of our common stock from Mr. Char.


     Mr. Cole-Hatchard's mother and brother purchased 12,000 and 8,000 shares of our common stock at $2.00 per share pursuant to our May 1997 private placement. William A. Barron, a director, purchased 20,000 shares of common stock in our May 1997 private placement. The Rough Group, a general partnership of which Mr. Signore, a director, is a general partner, purchased 16,000 shares of common stock pursuant to our May 1997 private placement. In addition, Mr. Cole-Hatchard's mother and the Rough Group purchased $40,000 and $85,000 principal amount of promissory notes pursuant to our December 1997 private placement, and received warrants to purchase 64,000 and 196,000 shares of our common stock at an exercise price of $5.00 per share. The notes were repaid in May 1998. These purchases were all on terms and conditions identical to those of the other investors in these private placements.



     In August 1998, Mr. Cole-Hatchard borrowed $46,800 from us, evidenced by a demand promissory note bearing interest at the rate of 8% per annum.


     In September 1998, Mr. Feinberg borrowed $55,000 from us, evidenced by a demand promissory note bearing interest at the rate of 8% per annum. In October 1998 and January 1999, Mr. Feinberg borrowed an additional $42,000 and $24,800 from us on the same terms.

     In June 1999, Amy Wagner-Mele, an officer of the Company, exercised options to purchase 15,000 shares of our common stock pursuant to our stock option plan with a secured promissory note in the principal amount of $37,500. This note bears interest at a rate of 6%, is due on June 1, 2002 and is secured by personal assets of Ms. Wagner-Mele and the shares of our common stock that she acquired.

                           DESCRIPTION OF SECURITIES

GENERAL


     We are authorized to issue 25,000,000 shares of common stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share. As of January 20, 2000, there were 4,255,870 shares of common stock and no shares of preferred stock outstanding. Upon the closing of this offering, 1,000,000 shares of series B convertible preferred stock will be outstanding (1,150,000 shares if the Representative exercises its overallotment option in full).


COMMON STOCK

     The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK


     We are authorized to issue 2,000,000 shares of preferred stock. The preferred stock can be issued from time to time in one or more series, in all cases ranking senior to the common stock with respect to payment of dividends and in the event of the liquidation, dissolution or winding-up of our company. The Board has the power, without stockholder approval, to issue shares of one or more series of preferred stock, at any time, for such consideration and with such relative rights, privileges, preferences and other terms as the Board may determine, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights. The rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of the common stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.


SERIES A CONVERTIBLE PREFERRED STOCK


     Ten shares of preferred stock issued and designated as series A convertible preferred stock were converted into 98,462 shares of common stock in December 1999 and will be retired.


SERIES B CONVERTIBLE PREFERRED STOCK

     General


     In January 2000, our Board of Directors approved the issuance of series B convertible preferred stock and the filing of a Certificate of Designation with the Secretary of State of the State of Delaware for a new series of preferred stock, $.01 par value, consisting of up to 1,150,000 shares. This description is only a summary of the terms of the series B convertible preferred stock that is qualified in its entirety by the rights, preferences and limitations set forth in the Certificate of Designation. If you wish to review further information regarding the preferred stock, see the rights, preferences and limitations set forth in the Certificate of Designation, a copy of which is attached as an exhibit to the registration statement of which this prospectus is a part and which is also available upon request from the underwriters.

     Ranking


     The preferred stock will rank senior to our common stock in right of payment of dividends and distributions upon liquidation, dissolution or winding up of our company.


     Dividends

     Holders of shares of preferred stock will be entitled to receive annual
cumulative dividends of $      per share, out of legally available funds,
payable semi-annually on June 30 and December 31 of each year, commencing
June 30, 2000. The dividends will be payable either in cash or in shares of common stock, in our sole discretion (except that dividends payable upon a redemption of the preferred stock will be payable only in cash). Dividends will accrue and are cumulative from the date of first issuance of the preferred stock and will be payable to holders of record as they appear on our stock books on the record dates to be fixed by the Board of Directors. The number of shares of common stock to be issued as a dividend will be based on the average closing sales price of the common stock on the five trading days immediately preceding the record date for each dividend. No fractional shares of common stock will be issued. Instead, we will pay the cash equivalent of any fractional share. We anticipate that payments of dividends on our preferred stock will be made by issuing additional shares of common stock for the foreseeable future. This prospectus covers common stock issued as a dividend on the preferred stock.

     Liquidation Preference

     In the event of any liquidation, dissolution or winding up of our company, holders of shares of preferred stock will be entitled to receive, out of legally
available assets, a liquidation preference of $     per share, plus an amount
equal to any accrued and unpaid dividends up to the payment date, before any payment or distribution will be made to the holders of common stock or any other capital stock that ranks junior to the preferred stock. Holders of shares of the preferred stock will not be entitled to receive any liquidation preference on their shares until the liquidation preference of any senior capital stock has been paid in full.

     Optional Redemption


     If at any time after the date of issuance of preferred stock, the closing
sales price of the common stock has been $     or more for any 21 consecutive
trading days, we may, at our option, at any time during the five days after the last trading day in the 21 trading day period, redeem all of the preferred stock
for $                plus the amount of accrued and unpaid dividends.



     We will also have the option, at any time more than 180 days after the date of issuance of the preferred stock, to redeem all of the preferred stock for cash. The redemption price will depend on the date of the redemption, as follows:



     If the date of the redemption is more than 180 days after the date of issuance of the preferred stock, we may redeem all of the preferred stock for
$     , plus the amount of accrued and unpaid dividends.



     If the date of the redemption is more than 12 months after the date of issuance of the preferred stock, we may redeem all of the preferred stock for
$     , plus the amount of accrued and unpaid dividends.



     If the date of the redemption is more than 24 months after the date of issuance of the preferred stock, we may redeem all of the preferred stock for
$     , plus the amount of accrued and unpaid dividends.



     If the date of the redemption is more than 36 months after the date of issuance of the preferred stock, we may redeem all of the preferred stock for
$     , plus the amount of accrued and unpaid dividends.


     Conversion



     The preferred stock will be convertible into shares of common stock at any time after it is issued and up to the day before the date fixed for redemption. Shares of common stock will be issuable upon conversion of a share of preferred stock at an initial price of (equivalent to a conversion rate of shares of common stock for each share of preferred stock). The conversion rate is subject to adjustment for stock splits, reverse stock splits and other similar capitalization changes, but there are no provisions protecting against dilution resulting from the sale of common stock at a price below the conversion rate or the then-current market price of our securities. No fractional shares of common stock will be issued. Instead, we will pay the cash equivalent of any fractional shares.


     Voting Rights


     Generally, the holders of preferred stock will not be entitled to voting rights unless required by law or except as to matters affecting their rights as preferred stockholders, including the issuance of stock ranking on a parity with or senior to the preferred stock upon liquidation or dissolution of our company.



     If dividends on the preferred stock are in arrears and unpaid for six or more dividend periods (whether or not consecutive), then the Board of Directors will be increased by two members, who will be elected by the holders of the then-outstanding shares of preferred stock. These voting rights will continue until all dividends in arrears on the preferred stock are paid in full, the preferred stock is redeemed, or any other default giving rise to the voting rights is remedied or waived by the holders of a majority of the shares of preferred stock then outstanding. In any case, the voting rights will terminate
if at any time there are fewer than       shares of preferred stock outstanding.
After the voting rights are terminated, the terms of the directors elected by the preferred stockholders will terminate and the size of the Board of Directors will be reduced by two members.


     In connection with any vote where holders of preferred stock have the right to vote, each outstanding share of preferred stock will be entitled to one vote.

PUBLIC WARRANTS


     As of January 20, 2000, there were outstanding public warrants to purchase 1,840,000 shares of our common stock at a price of $4.80 per share at any time until May 13, 2003.


     We may redeem the public warrants at any time, upon notice of not less than 30 days, at a price of $.10 per public warrant, provided that the closing bid quotation of our common stock on all 20 trading days ending on the third day prior to the day on which we give notice has been at least $7.20. The public warrant holders shall have the right to exercise their public warrants until the close of business on the date fixed for redemption.

DELAWARE ANTI-TAKEOVER LAW

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, that law prohibits a Delaware corporation from engaging in a broad range of business combinations, including mergers, asset sales and other financial transactions, with a person or his affiliate or associate who owns 15% or more of the voting stock of the corporation for a period of three years from the date that the person became an interested stockholder.

TRANSFER AGENT AND WARRANT AGENT


     The transfer agent and registrar for our common stock and preferred stock and the warrant agent for our public warrants is American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


     The following discussion is a summary of the material United States Federal income tax considerations relevant to the purchase, ownership, redemption and other disposition of shares of our preferred stock and common stock by their holders, but does not purport to be a complete analysis of the relevant tax issues. The discussion is based upon the Internal Revenue Code of 1986, as amended (Code), Treasury regulations, Internal Revenue Service (IRS) rulings and pronouncements and judicial decisions in effect as of the date of this prospectus, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect a stockholder. The discussion does not address all of the federal income tax consequences that may be relevant to a holder in light of a holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign investors and persons holding either or both of the preferred stock and the common stock as part of a "straddle," "hedge" or "conversion transaction." No information is provided with respect to foreign, state or local tax laws, estate or gift tax considerations, or other tax laws that may be applicable to holders subject to particular circumstances or special rules. The discussion deals only with investors who hold preferred stock and common stock as "capital assets" within the meaning of section 1221 of the Code.


DISTRIBUTIONS ON STOCK

     Distributions on the preferred stock and the common stock will be taxable as ordinary income to the extent that the amount distributed does not exceed our current or accumulated earnings and profits (as determined for federal income tax purposes). To the extent that the amount of distributions exceeds our current or accumulated earnings and profits (as determined for federal income tax purposes), a distribution will be treated as a return of capital, thus reducing the holder's adjusted tax basis in such stock. The amount of any such excess distribution that is greater than the holder's adjusted basis in the stock with respect to which a distribution is made will be taxed as capital gain and will be long-term capital gain if the holder's holding period for such stock exceeds one year. If a distribution on the preferred stock is made in common stock, the basis of the common stock will be its fair market value on the date of distribution and its holding period will begin on the date of distribution. For purposes of the remainder of this discussion, the term "dividend" refers to a distribution taxed as ordinary income as described above, unless the context indicates otherwise.

     Dividends on the preferred stock and the common stock received by corporate holders will be eligible for the 70% dividends-received deduction under
Section 243 of the Code, subject to limitations generally applicable to the dividends-received deductions, including those contained in Sections 246 and 246A of the Code and the corporate alternative minimum tax. The 70% dividends-received deduction may be reduced if a holder's shares with respect to which a dividend was received are "debt financed." In addition, the availability of the 70% dividends received deduction is subject to the satisfaction of holding period requirements under Section 246(c) of the Code (generally 45 days for the common stock and 90 days for the preferred stock). The length of time that a holder is deemed to have held stock for these purposes is reduced for periods during which the holder's risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales or other similar transactions. Section 246(c) of the Code also denies the 70% dividends received deduction to the extent that a corporate holder is under an obligation, with respect to substantially similar or related property, to make payments corresponding to the dividend received. Under Section 246(b) of the Code, the aggregate dividends-received deductions allowed generally may not exceed 70% of the taxable income, with certain adjustments, of the corporate stockholder.

     In general, under Section 1059 of the Code, the tax basis of stock that has been held by a corporate stockholder for two years or less (determined as of the earliest of the date on which we declare, announce or agree to the payment of an actual or constructive dividend) is reduced (but not below zero) by the non-taxed portion of an "extraordinary dividend" for which a dividends-received deduction is allowed. In addition, such corporate holder will recognize gain in the year in which the extraordinary dividend is received to the extent that its tax basis would have been reduced below zero but for the foregoing limitation. Generally, an "extraordinary dividend" is a dividend that (i) equals or exceeds, in the case of preferred stock, 5% of the holder's basis in such stock or 10% in the case of any other stock (computed by treating all dividends having ex-dividend dates within an 85-day period as a single dividend) or (ii) exceeds 20% of the holder's adjusted basis in its stock (treating all dividends having ex-dividend dates within a 365-day period as a single dividend). If an election is made by a holder, under certain circumstances in applying these tests, the fair market value of its stock as of the day before the ex-dividend date may be substituted for the holder's basis.

     An "extraordinary dividend" will also include amounts received in the case of certain redemptions of the preferred stock and the common stock that are non-pro rata as to all stockholders, without regard to the period the holder held the stock.

     Special rules apply with respect to "qualified preferred dividends." A qualified preferred dividend is any fixed dividend payable with respect to preferred stock which (i) provides for fixed preferred dividends payable no less often than annually and (ii) is not in arrears as to dividends when acquired, provided the actual rate of return as determined under Section 1059(e)(3) of the Code on such stock does not exceed 15%. A qualified preferred dividend will not be treated as an extraordinary dividend if the taxpayer holds the stock for more than five years. In addition, if the taxpayer disposes of the stock before it has been held for more than five years, the aggregate reduction in basis will not exceed the excess of the qualified preferred dividends paid on such stock during the period held by the taxpayer over the qualified preferred dividends which would have been paid during such period on the basis of the stated rate of return as determined under Section 1059(e)(3) of the Code. The length of time that a taxpayer is deemed to have held stock for purposes of the extraordinary dividend rules is determined under principles similar to those applicable for purposes of the dividends-received deduction discussed above.

CONVERSION OF PREFERRED STOCK

     Conversion of the preferred stock into common stock will not result in the recognition of gain or loss (except with respect to cash received in lieu of fractional shares). The holder's adjusted tax basis in the common stock received upon conversion would be equal to the holder's tax basis in the shares of preferred stock converted, reduced by the portion of such basis allocable to the fractional share interest exchanged for cash. The holding period for the common stock received upon conversion would include the holding period of the preferred stock converted.

REDEMPTION OR OTHER DISPOSITION OF STOCK

     In the event we exercise our right to redeem the preferred stock, the redemption proceeds will generally be treated as a sale or exchange if the holder does not own, actually or constructively, within the meaning of Section 318 of the Code, any or our stock other than the stock redeemed. If a holder does own, actually or constructively, such other stock, a redemption of stock may be treated as a dividend to the extent of our current or accumulated earnings and profits (as determined for federal income tax purposes). Such dividend treatment will not apply and the redemption will be treated as a sale or exchange if the redemption is "substantially disproportionate" with respect to the holder under Section 302(b)(2) of the Code or is "not essentially equivalent to a dividend" with respect to the holder under
Section 302(b)(1) of the Code. A distribution to a holder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the holder's stock interest in our company. A redemption of stock for cash that results in a reduction in the proportionate interest in our company (taking into account any constructive ownership) of a holder whose relative stock interest in our company is minimal and who exercises no control over corporate affairs may be regarded as a "meaningful reduction" in the holder's stock interest in our company. In all cases, amounts of cash received upon redemption of the preferred stock which represents declared and unpaid dividends will be subject to taxation in the manner discussed under "Distributions on Stock" above.

     If a redemption of stock is treated as a distribution that is taxable as a dividend, the amount of the distribution will be measured by the amount received by the holder. The holder's adjusted tax basis in the redeemed stock will be transferred to his remaining stock holdings in our company. If the holder does not retain any stock ownership, the holder may lose such basis entirely.

     Upon a redemption of stock that is not treated as a distribution taxable as a dividend or upon a sale or other disposition of stock, the holder will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of property received and the holder's adjusted tax basis in the stock that is redeemed, sold or disposed of. Such gain or loss would be long-term capital gain or loss if the holding period for the stock exceeded one year. For corporate taxpayers, long-term capital gains are taxed at the same rate as ordinary income. For individual taxpayers, net capital gains (the excess of the taxpayer's net long-term capital gains over his net short-term capital losses) are subject to a maximum tax rate of 20% if the stock is held for more than one year. The deductibility of capital losses are restricted and, in general, may only be used to reduce capital gains to the extent thereof. However, individual taxpayers generally may deduct annually $3,000 of capital losses in excess of their capital gains. Capital losses which cannot be utilized because of the aforementioned limitation are, for corporate taxpayers carried back three years and, in most circumstances, carried forward for five years; for individual taxpayers, capital losses may only be carried forward without a time limitation.


BACKUP WITHHOLDING


     A holder of preferred stock or common stock may be subject to backup withholding at a rate of 31% with respect to dividends thereon and gross proceeds upon sale, exchange or retirement of such stock, unless such holder (i) is a corporation or other exempt recipient and, when required, demonstrates that fact, or (ii) provides a correct taxpayer identification number, certifies, when required, that such holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax; any amounts so withheld are creditable against the holder's federal income tax, provided the required information is provided to the IRS. A holder who does not provide us with a correct taxpayer identification number may be subject to penalties imposed by the IRS. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining any applicable exemption.

EACH PROSPECTIVE HOLDER OF CONVERTIBLE PREFERRED STOCK OR COMMON STOCK SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OF HOLDING OR DISPOSING OF SUCH STOCK INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN INCOME TAX LAWS, AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                        SHARES ELIGIBLE FOR FUTURE SALE


     On January 20, 2000, we had 4,255,870 shares of common stock outstanding, of which approximately 2,500,000 shares were freely tradable without restriction under the Securities Act, except for shares purchased by any of our affiliates, as that term is defined in Rule 144 under the Securities Act. The remaining shares are restricted securities within the meaning of Rule 144 of the Securities Act. All of the shares of preferred stock offered by this prospectus and the shares of common stock into which they may be converted are being registered with this offering and will be freely tradable without restrictions. The restricted securities generally may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration, such as the exemption provided by Rule 144 under the Securities Act.



     We have granted registration rights with respect to 370,188 shares. We also have granted registration rights to the Representative with respect to the Representative's warrants, shares of preferred stock issuable upon exercise of the Representative's warrants and the underlying shares of common stock issuable upon conversion of the preferred stock. These rights remain exercisable for a period of seven years after the closing of this offering.



     Our officers and directors will enter into lock-up agreements prior to the effective date of this registration statement pursuant to which they will agree not to offer or sell any shares of our common stock or preferred stock, or any securities convertible into shares of our common stock or preferred stock, for a period of one year following the date of this prospectus without the prior written consent of the Representative.


     In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated) who has beneficially owned shares for a period of at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of

          o 1% of the then outstanding shares of common stock; or

          o the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the filing of notice on Form 144 or, if no notice is required, during the four calendar weeks immediately preceding the sale, provided that public information as required by Rule 144 is then available and that the seller complies with manner of sale provisions and notice requirements.

     The volume limitations described above, but not the one-year holding period, also apply to sales of our non-restricted securities by our affiliates.

     A person who is not an affiliate, has not been an affiliate within three months before the sale and has beneficially owned the restricted securities for at least two years is entitled to sell the restricted shares under Rule 144 without regard to any of the limitations described above.

     Before this offering, there has been no public market for our preferred stock. We can not predict the effect, if any, that market sales of our preferred stock or the availability for sale of the common stock into which the preferred stock may be converted will have on the market prices of our securities prevailing from time to time. Nevertheless, the possibility that a substantial number of shares may be sold in the public market may adversely affect the prevailing market prices for our securities and could impair our ability to raise capital through future sales of our securities.

                                  UNDERWRITING


     Subject to the terms and conditions of the underwriting agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part, the underwriters named below, acting through Prime Charter Ltd., as Representative, have severally agreed to purchase from us, and we have agreed to sell, an aggregate of 1,000,000 shares of preferred stock. The underwriters' obligations to pay for and accept delivery of the shares of preferred stock are subject to certain conditions set forth in the underwriting agreement, including, but not limited to delivery of a comfort letter from our auditors, receipt of an opinion of our counsel and other closing conditions. The underwriters are committed to purchase all of the shares of preferred stock if any shares are purchased. If one or more underwriters does not purchase the number of shares which it has agreed to purchase, the commitments of non-defaulting underwriters may be increased on a pro rata basis, except that the non-defaulting underwriters will not be obligated to purchase any shares if the aggregate number of additional shares exceeds 10% of the total number of shares offered.


UNDERWRITER                                                  NUMBER OF SHARES
-----------                                                  ----------------
Prime Charter Ltd........................................

  Total..................................................       1,000,000
                                                               ----------
                                                               ----------

     The underwriters have advised us that they propose to offer the shares of preferred stock at the public offering price set forth on the cover page of this prospectus and may offer the shares to certain dealers who are members of the
NASD at that price less a concession not in excess of $        per share. The
underwriters may allow, and such dealers may reallow, a concession not in excess
of $        per share to other dealers that are members of the NASD. Until completion of this offering, the public offering price, the concession and the reallowance will not be changed.


     We have agreed to pay the Representative a non-accountable expense allowance equal to 3% of the aggregate offering price of the shares of preferred stock sold in this offering (including any shares of preferred stock purchased pursuant to the underwriters' over-allotment option), of which we have paid $100,000, to cover some of the due diligence expenses and underwriting costs related to this offering. We have also agreed to pay, up to a maximum of $175,000, the Representative's fees and expenses and the fees and expenses of the Representative's counsel.


     We have agreed to indemnify the underwriters against liabilities under the Securities Act in connection with this offering.


     The underwriting agreement provides that the Representative, during the five years after the date of this prospectus, has the right to designate a person to observe the meetings of our Board of Directors or to require us to use our best efforts to elect the Representative's nominee to our Board of Directors.



     We have agreed to sell to the Representative or its designees, for nominal consideration, warrants to purchase an aggregate of 100,000 shares of preferred stock. The shares of preferred stock issuable upon exercise of the Representative's warrants will be identical to the shares of stock offered to the public. The Representative's warrants will be exercisable for a four-year period commencing one year after the date of the consummation of this offering
at a per share exercise price of $     per share (120% of the public offering
price of the preferred stock). The Representative's warrants, the shares of preferred stock issuable upon exercise of the Representative's warrants and the shares of common stock issuable upon conversion of the preferred shares will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the date of this prospectus, except to officers or partners of the Representative. During the six-year period beginning one year from the date of the consummation of this offering, the holder of the

Representative's warrants may require us on one occasion only to register for resale to the public the shares of preferred stock issued or issuable upon exercise of the Representative's warrants. In addition, during the six-year period beginning one year from the consummation of this offering, we have agreed to include these shares of preferred stock in any appropriate registration statement we may file. The Representative's warrants will contain anti-dilution provisions providing for appropriate adjustment of the exercise price and number of shares that may be purchased upon the occurrence of certain events. During the exercise period, the holders of the Representative's warrants will have the opportunity to profit from a rise in the market price of our securities, which will dilute the interests of our securityholders. We expect the Representative's warrants will be exercised when we would in all likelihood be able to obtain any needed capital on terms more favorable to us than those provided in the Representative's warrants. Any profit realized by the underwriters on the sale of the Representative's warrants, the underlying preferred stock or the common stock issuable upon conversion of the preferred shares may be deemed additional underwriting compensation.


     We have granted to the underwriters an option, exercisable during the 45-day period after the date of this prospectus, to purchase up to 150,000 additional shares of preferred stock at the public offering price, less underwriting discounts and commissions and a pro rata portion of the non-accountable expense allowance. The underwriters may exercise this option solely to cover over-allotments, if any, made in the sale of the shares of preferred stock. Generally, to the extent that this option is exercised, each underwriter will become obligated to purchase approximately the same percentage of shares of preferred stock as the percentage of shares of preferred stock it was originally to purchase as set forth above. If the underwriters exercise this
over-allotment option in full, the total price to the public would be $   , the
total underwriting discounts and commissions would be $        , and the total
proceeds, before payment of the expenses of this offering, would be $          .

     Prior to this offering, there has been no public market for the preferred stock. Accordingly, the public offering price for the preferred stock was determined by negotiation between us and the Representative. Among the factors considered in determining the public offering price were the experience of management, the economic conditions of our industry in general, the market price and volatility of our common stock, the general condition of the equity securities market, the demand for similar securities of companies considered comparable to us and other relevant factors. The prices at which the preferred stock will sell in the public market after this offering may be lower than the price at which the shares of preferred stock are sold by the underwriters.

     Until the distribution of preferred stock in this offering is completed, SEC rules may limit the ability of the underwriters and certain selling group members to bid for and purchase the preferred stock. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the preferred stock. Such transactions consist of bids or purchases for the purpose of maintaining the price of the preferred stock. If the underwriters create a short position in the preferred stock in connection with this offering (if they sell more shares of preferred stock than are set forth on the cover page of this prospectus), the underwriters may reduce the short position by purchasing shares of preferred stock in the open market. The Representative may also elect to reduce any short position by exercising all or part of the over-allotment option described above. In addition, the Representative may impose a penalty bid on certain underwriters and selling group members. This means that if the Representative purchases shares of preferred stock in the open market to reduce the underwriters' short position or to stabilize the price of the preferred stock, it may reclaim the amount of the selling concession from the underwriters and selling group members that sold those shares as part of this offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discouraged resales of that security. Neither we nor any of the underwriters makes any representation or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the preferred stock. In addition, the Representative or any underwriter may discontinue these transactions at any time without notice.

     The underwriters have informed us that sales to any account over which the underwriters exercise discretionary authority will not exceed 1% of this offering.

                                 LEGAL MATTERS


     Tenzer Greenblatt LLP, New York, New York will pass upon the validity of the preferred stock offered with this prospectus and the common stock issuable upon conversion of the preferred stock. Certain legal matters in connection with this offering have been passed upon for the Representative by Proskauer
Rose LLP, New York, New York.


                                    EXPERTS

     Our financial statements as of December 31, 1998 and for the two years then ended included in this prospectus have been included in reliance upon the report of BDO Seidman, LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of WOWfactor, Inc. as of December 31, 1997 and for the two years then ended included in this prospectus have been included in reliance upon the report of BDO Seidman, LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of Roxy Systems, Inc. d/b/a Magic Carpet as of December 31, 1997 and for the year then ended included in this prospectus have been included in reliance upon the report of BDO Seidman, LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of US Online, Inc. as of December 31, 1997 and for the year then ended included in this prospectus have been included in reliance upon the report of Joseph J. Repko, CPA given upon his authority as expert in accounting and auditing.

     The financial statements of Webspan, Inc. as of December 31, 1997 and for the year then ended included in this prospectus have been included in reliance upon the report of Steven H. Mermelstein, CPA, given upon his authority as expert in accounting and auditing.

                             ADDITIONAL INFORMATION

     We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC's Website contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

     We have filed a registration statement on Form SB-2 with the SEC under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC's rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

                      [This page intentionally left blank]

                      FRONTLINE COMMUNICATIONS CORPORATION
                       CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                         PAGE
                                                                                                      -----------
Report of independent certified public accountants.................................................           F-3
Consolidated financial statements:
  Balance sheet at December 31, 1998...............................................................           F-4
  Statements of operations for the years ended December 31, 1997 and 1998..........................           F-5
  Statements of stockholders' equity (deficit) for the years ended December 31, 1997
     and 1998......................................................................................           F-6
  Statements of cash flows for the years ended December 31, 1997 and 1998..........................           F-7
  Notes to consolidated financial statements.......................................................    F-8 - F-15

                      FRONTLINE COMMUNICATIONS CORPORATION
             UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  Balance sheet at September 30, 1999 (unaudited)..................................................          F-16
  Statements of operations (unaudited) for the nine months ended September 30, 1999 and 1998.......          F-17
  Statements of cash flows (unaudited) for the nine months ended September 30, 1999 and 1998.......          F-18
  Notes to condensed consolidated financial statements (unaudited).................................   F-19 - F-21
  Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1998
     Information...................................................................................          F-22
  Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1998........          F-23

                                WOWFACTOR, INC.
                              FINANCIAL STATEMENTS

Report of independent certified public accountants.................................................          F-24
  Balance sheet at December 31, 1997...............................................................          F-25
  Statements of operations for the years ended December 31, 1997 and 1996..........................          F-26
  Statements of stockholders' deficit for the years ended December 31, 1997 and 1996...............          F-27
  Statements of cash flows for the years ended December 31, 1997 and 1996..........................          F-28
  Summary of business and significant accounting policies..........................................          F-29
  Notes to financial statements....................................................................          F-30
  Unaudited Financial Statements:
  Statements of Operations (unaudited) for the nine months ended September 30, 1998
     and 1997......................................................................................          F-31
  Statement of stockholders' deficit (unaudited) for the nine months ended September 30, 1998......          F-32
  Statements of cash flows (unaudited) for the nine months ended September 30, 1998
     and 1997......................................................................................          F-33
  Notes to financial statements (unaudited)........................................................          F-34

                     ROXY SYSTEMS, INC., D/B/A MAGIC CARPET
                              FINANCIAL STATEMENTS

Report of independent certified public accountants.................................................          F-35
  Balance sheet at December 31, 1997...............................................................          F-36
  Statement of operations for the year ended December 31, 1997.....................................          F-37
  Statement of stockholders' deficit for the year ended December 31, 1997..........................          F-38
  Statement of cash flows for the year ended December 31, 1997.....................................          F-39
  Summary of business and significant accounting policies..........................................          F-40
  Notes to financial statements....................................................................          F-41
  Unaudited financial statements:
  Statements of operations (unaudited) for the nine months ended September 30, 1998 and 1997.......          F-42
  Statement of stockholders' deficit (unaudited) for the nine months ended September 30, 1998......          F-43
  Statements of cash flows (unaudited) for the nine months ended September 30, 1998 and 1997.......          F-44
  Notes to financial statements (unaudited)........................................................          F-45

                               U.S. ONLINE, INC.
                         COMBINED FINANCIAL STATEMENTS

                                                                                                         PAGE
                                                                                                      -----------
Independent Auditor's Report.......................................................................          F-46
  Combined Balance Sheet at December 31, 1997......................................................          F-47
  Combined Statement of Operations for the year ended December 31, 1997............................          F-48
  Combined Statement of Changes in Shareholders' Equity for the year ended December 31, 1997.......          F-49
  Combined Statement of Cash Flows for the year ended December 31, 1997............................          F-50
  Combined Notes to Financial Statements...........................................................   F-51 - F-59
Supplemental Information:
  Combined Cost of Revenue for the year ended December 31, 1997....................................          F-60
  Combined Operating Expenses for the year ended December 31, 1997.................................          F-61

                               U.S. ONLINE, INC.
                             FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants.................................................          F-62
  Balance Sheet at December 31, 1996...............................................................          F-63
  Statement of Operations for the year ended December 31, 1996.....................................          F-64
  Statement of Changes in Shareholders' Equity for the year ended December 31, 1996................          F-65
  Statement of Cash Flows for the year ended December 31, 1996.....................................          F-66
  Notes to Financial Statements....................................................................   F-67 - F-71
Supplementary Information:
  Report of Independent Certified Public Accountants on Supplementary Information..................          F-72
  Cost of Revenue for the year ended December 31, 1996.............................................          F-73
  Operating Expenses for the year ended December 31, 1996..........................................          F-74

                               U.S. ONLINE, INC.
                             FINANCIAL STATEMENTS

  Statements of Operations (unaudited) for the nine months ended September 30, 1998
  and 1997.........................................................................................          F-75
  Statement of Stockholders' Deficit (unaudited) for the nine months ended September 30, 1998......          F-76
  Statements of Cash Flows (unaudited) for the nine months ended September 30, 1998
  and 1997.........................................................................................          F-77
  Notes to Financial Statements (unaudited)........................................................          F-78

                                   WEBSPAN, INC.
                               FINANCIAL STATEMENTS

Independent Auditor's Report.......................................................................          F-79
  Balance Sheets at December 31, 1997 and 1996.....................................................          F-80
  Statements of Operations for the twelve months ended December 31, 1997 and 1996..................          F-81
  Statements of Stockholders' Deficit for the twelve months ended December 31, 1997 and 1996.......          F-82
  Statements of Cash Flows for the twelve months ended December 31, 1997 and 1996..................          F-83
  Notes to Financial Statements....................................................................          F-84
Unaudited Financial Statements:
  Statements of Operations (unaudited) for the nine months ended September 30, 1998
  and 1997.........................................................................................          F-85
  Statement of Stockholders Deficit (unaudited) for the nine months ended September 30, 1998.......          F-86
  Statements of Cash Flows (unaudited) for the nine months ended September 30, 1998
  and 1997.........................................................................................          F-87
  Notes to Financial Statements (unaudited)........................................................          F-88


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
Frontline Communications Corporation

We have audited the accompanying consolidated balance sheet of Frontline Communications Corporation (the "Company") as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1997 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1998, in conformity with generally accepted accounting principles.

BDO SEIDMAN, LLP

New York, New York
March 12, 1999,
  except for Note 13
  which is as of March 26, 1999

                      FRONTLINE COMMUNICATIONS CORPORATION
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1998

                                            ASSETS
Current:
  Cash and cash equivalents....................................................................      $ 1,994,711
  Accounts receivable, less allowances for doubtful accounts of $5,526.........................            3,327
  Notes receivable from stockholders (Note 3)..................................................          143,800
  Prepaid expenses and other...................................................................           58,281
                                                                                                     -----------
     Total current assets......................................................................        2,200,119
Property and equipment, net (Note 5)...........................................................          981,785
Intangibles (Note 4)...........................................................................        3,081,326
Other..........................................................................................           23,173
                                                                                                     -----------
                                                                                                     $ 6,286,403
                                                                                                     -----------
                                                                                                     -----------
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.............................................................................      $   163,805
  Accrued expenses.............................................................................          137,357
  Deferred revenue.............................................................................          614,852
  Current portion of capitalized lease obligations (Note 7)....................................           38,569
                                                                                                     -----------
     Total current liabilities.................................................................          954,583
Notes payable to stockholders (Note 6).........................................................          168,600
Capitalized lease obligations--net of current portion (Note 7).................................          115,833
                                                                                                     -----------
     Total liabilities.........................................................................        1,239,016
                                                                                                     -----------
Commitments and contingencies (Notes 8, 9 and 12)
Stockholders' equity (Notes 1, 2, 9, 10 and 12):
  Preferred stock, $.01 par value, 1,000,000 shares authorized, 10 issued and outstanding......               --
  Common stock, $.01 par value, 10,000,000 shares authorized, 3,361,364 issued.................           33,614
  Additional paid-in capital...................................................................        9,121,533
  Accumulated deficit..........................................................................       (3,843,647)
                                                                                                     -----------
                                                                                                       5,311,500
  Treasury stock, at cost, 231,520 shares......................................................         (264,113)
                                                                                                     -----------
     Total stockholders' equity................................................................        5,047,387
                                                                                                     -----------
                                                                                                     $ 6,286,403
                                                                                                     -----------
                                                                                                     -----------

          See accompanying notes to consolidated financial statements.

                      FRONTLINE COMMUNICATIONS CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                       --------------------------
                                                                                          1997           1998
                                                                                       -----------    -----------
Revenues............................................................................   $   321,706    $   574,964
                                                                                       -----------    -----------
Costs and expenses:
  Cost of revenues..................................................................       215,199        586,760
  Selling, general and administrative...............................................       533,054      1,412,935
  Depreciation and amortization.....................................................        44,558        220,575
  Non-cash compensation charge (Note 1).............................................     1,537,000        175,137
                                                                                       -----------    -----------
                                                                                        (2,329,811)    (2,395,407)
                                                                                       -----------    -----------
     Loss from operations...........................................................    (2,008,105)    (1,820,443)
Other income (expense):
  Interest income...................................................................            --        108,194
  Interest expense..................................................................       (28,421)       (31,850)
  Other.............................................................................          (891)            --
                                                                                       -----------    -----------
Net loss............................................................................   $(2,037,417)   $(1,744,099)
                                                                                       -----------    -----------
                                                                                       -----------    -----------
Loss per share--basic and diluted...................................................   $     (1.67)   $      (.72)
                                                                                       -----------    -----------
                                                                                       -----------    -----------
Weighted average number of shares outstanding--basic and diluted....................     1,218,000      2,435,035
                                                                                       -----------    -----------
                                                                                       -----------    -----------

          See accompanying notes to consolidated financial statements.

                      FRONTLINE COMMUNICATIONS CORPORATION
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                     YEARS ENDED DECEMBER 31, 1997 AND 1998

                                                       PREFERRED STOCK        COMMON STOCK       ADDITIONAL
                                                     -------------------   -------------------    PAID-IN     ACCUMULATED
                                                      SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL       DEFICIT
                                                     ---------   -------   ---------   -------   ----------   -----------
Balance, December 31, 1996........................          --   $    --          --   $    --   $    6,000   $   (62,131)
Frontline reorganization (Note 2).................          --        --     640,000     6,400     (325,000)           --
Shares issued as compensation (Note 9)............          --        --     100,000     1,000      199,000            --
Shares issued as compensation (Note 1)............          --        --     820,000     8,200    1,230,000            --
Officer salary contributed to capital.............          --        --          --        --        3,000            --
Private placement sale of shares
  at $2 per share.................................          --        --     200,000     2,000      398,000            --
Common stock options issued for services
  (Note 9)........................................          --        --          --        --      108,000            --
Warrants issue to debtholders (Note 6)............          --        --          --        --       24,000            --
Recapitalization (4-for-5 reverse split)
  (Note 10).......................................          --        --    (352,000)   (3,520)       3,520            --
Net loss..........................................          --        --          --        --           --    (2,037,417)
                                                     ---------   -------   ---------   -------   ----------   -----------
Balance, December 31, 1997........................          --        --   1,408,000    14,080    1,646,520    (2,099,548)
Payment of stock subscription.....................          --        --          --        --           --            --
Initial public offering of common stock,
  net (Note 1)....................................          --        --   1,840,000    18,400    5,792,005            --
Purchase of treasury stock, at cost
  (231,520 shares) (Note 12)......................          --        --          --        --           --            --
Common stock options issued for
  services (Note 9)...............................          --        --          --        --      175,137            --
Preferred shares issued for acquisition
  of subsidiary (Note 4)..........................          10        --          --        --    1,000,000            --
Shares issued to acquire business
  (Note 4)........................................          --        --     113,364     1,134      507,871            --
Net loss..........................................          --        --          --        --           --    (1,744,099)
                                                     ---------   -------   ---------   -------   ----------   -----------
Balance, December 31, 1998........................          10   $    --   3,361,364   $33,614   $9,121,533   $(3,843,647)
                                                     ---------   -------   ---------   -------   ----------   -----------
                                                     ---------   -------   ---------   -------   ----------   -----------

                                                                                   TOTAL
                                                      STOCK         TREASURY    STOCKHOLDERS'
                                                    SUBSCRIPTIONS   STOCK, AT      EQUITY
                                                    RECEIVABLE        COST       (DEFICIT)
                                                    -------------   ---------   -------------
Balance, December 31, 1996........................     $    --      $      --    $   (56,131)
Frontline reorganization (Note 2).................          --             --       (318,600)
Shares issued as compensation (Note 9)............          --             --        200,000
Shares issued as compensation (Note 1)............      (6,000)            --      1,232,200
Officer salary contributed to capital.............          --             --          3,000
Private placement sale of shares
  at $2 per share.................................          --             --        400,000
Common stock options issued for services
  (Note 9)........................................          --             --        108,000
Warrants issue to debtholders (Note 6)............          --             --         24,000
Recapitalization (4-for-5 reverse split)
  (Note 10).......................................          --             --
Net loss..........................................          --             --     (2,037,417)
                                                       -------      ---------    -----------
Balance, December 31, 1997........................      (6,000)            --       (444,948)
Payment of stock subscription.....................       6,000             --          6,000
Initial public offering of common stock,
  net (Note 1)....................................          --             --      5,810,405
Purchase of treasury stock, at cost
  (231,520 shares) (Note 12)......................          --       (264,113)      (264,113)
Common stock options issued for
  services (Note 9)...............................          --             --        175,137
Preferred shares issued for acquisition
  of subsidiary (Note 4)..........................          --             --      1,000,000
Shares issued to acquire business
  (Note 4)........................................          --             --        509,005
Net loss..........................................          --             --     (1,744,099)
                                                       -------      ---------    -----------
Balance, December 31, 1998........................     $    --      $(264,113)   $ 5,047,387
                                                       -------      ---------    -----------
                                                       -------      ---------    -----------

          See accompanying notes to consolidated financial statements.

                      FRONTLINE COMMUNICATIONS CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        YEAR ENDED DECEMBER 31,
                                                                                       --------------------------
                                                                                          1997           1998
                                                                                       -----------    -----------
Cash flows from operating activities:
  Net loss..........................................................................   $(2,037,417)   $(1,744,099)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization..................................................        44,558        220,575
     Officer salary contributed to capital..........................................         3,000             --
     Noncash compensation charge....................................................     1,537,000        175,137
     Allowance for doubtful accounts................................................        16,666        (11,140)
     Accounts receivable write-off..................................................         8,605             --
     Changes in assets and liabilities, net of effects from acquisitions in 1998:
       Accounts receivable..........................................................       (35,169)        25,561
       Notes receivable from stockholders...........................................            --       (143,800)
       Prepaid expenses and other...................................................        (5,479)       (49,754)
       Other assets.................................................................       (16,354)        (5,206)
       Accounts payable and accrued expenses........................................       300,816        (58,012)
       Interest due on stockholders loans...........................................        19,452             --
       Deferred revenue.............................................................        24,385         46,467
                                                                                       -----------    -----------
          Net cash used in operating activities.....................................      (139,937)    (1,544,271)
                                                                                       -----------    -----------
                                                                                       -----------    -----------
Cash flows from investing activities:
  Acquisition of property and equipment.............................................      (176,304)      (423,297)
  Acquisition of businesses.........................................................            --     (1,481,820)
                                                                                       -----------    -----------
          Net cash used in investing activities.....................................      (176,304)    (1,905,117)
                                                                                       -----------    -----------
                                                                                       -----------    -----------
Cash flows from financing activities:
  Repayments of stockholder loans...................................................       (45,266)      (378,989)
  Proceeds from stockholder loans, net..............................................       230,000             --
  Proceeds from sale of common stock................................................       400,000          6,000
  Proceeds from initial public offering of common stock.............................            --      6,041,476
  Registration costs................................................................      (231,071)            --
  Payments to acquire treasury stock................................................            --       (264,113)
                                                                                       -----------    -----------
          Net cash provided by financing activities.................................       353,663      5,404,374
                                                                                       -----------    -----------
                                                                                       -----------    -----------
Net increase in cash and cash equivalents...........................................        37,422      1,954,986
Cash and cash equivalents, beginning of year........................................         2,303         39,725
                                                                                       -----------    -----------
Cash and cash equivalents, end of year..............................................   $    39,725    $ 1,994,711
                                                                                       -----------    -----------
                                                                                       -----------    -----------
Supplemental disclosure of cash flow information:
  Cash paid for interest............................................................   $    10,451    $    31,000
Noncash investing and financing activities:
  Common stock issued for reduction of stockholder loans............................         9,600             --
  Notes payable to stockholders issued as distributions.............................       325,000             --
  Capital lease obligations incurred................................................            --        207,725
  Preferred shares issued to acquire subsidiaries...................................            --      1,000,000
  Common stock issued to acquire business...........................................            --        509,005

          See accompanying notes to consolidated financial statements.

                      FRONTLINE COMMUNICATIONS CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business

     Frontline Communications Corporation ("Frontline" or the "Company") is an internet service provider and Competitive Local Exchange Carrier ("CLEC") that offers E-commerce and internet access to individual and business subscribers located in the Northeast United States.

     Frontline consummated an initial public offering ("IPO") during May 1998 and raised net proceeds of $5,810,405 (see Note 10).

  Reorganization and Principles of Combination

     The consolidated financial statements include the accounts of Hobbes & Co., LLC ("Hobbes"), INET Communications Company, LLC ("INET") and Sarah Girl & Co., LLC ("Sarah Girl"), (collectively the "Predecessor Companies") and Frontline Communications Corporation. As described more fully in Note 2, on May 30, 1997, Frontline acquired the net assets of the Predecessor Companies. For accounting purposes, the business consolidation has been accounted for as if the acquirer was Hobbes. With respect to the acquisition of INET, the acquisition has been accounted for as a consolidation of entities under common control in a manner similar to a pooling of interests and reflects the consolidated financial position, operating results and cash flows of Hobbes and INET as if they had been consolidated for all periods presented. With respect to Sarah Girl and Frontline, the business consolidation has been accounted for using purchase accounting, which resulted in the recording of a special non-cash charge of $1,230,000. The non-cash charge represents the estimated fair market value of the Company's 820,000 shares of common stock issued to certain founding shareholders in February 1997 for current and future services. An additional non-cash charge was taken for the value of services on stock issued to a director. The Predecessor Companies were dissolved and Frontline is the continuing legal entity. All intercompany accounts and transactions have been eliminated.

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated.

     The format of the statements of operations in the accompanying financial statements is different from the one appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

  Property, Equipment and Depreciation

     Property and equipment is stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is computed over the estimated useful lives of the assets using the straight-line method.

     The following estimated useful lives are applied in the computation of depreciation and amortization:

                                                                     YEARS
                                                                   ----------
Computer and office equipment...................................      3-5
Furniture and fixtures..........................................       5
Leasehold improvements..........................................   Lease term

  Intangible Assets

     Intangible assets include goodwill, the excess of the cost of purchased businesses over the fair value of the net assets acquired, and purchased customer bases. Amortization is computed using the straight-line basis over three years, the expected benefit period.

                      FRONTLINE COMMUNICATIONS CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Revenue Recognition

     Monthly subscription service revenue is recognized over the period in which services are provided. Service revenues derived from dedicated access services, which require the installation and use of Company provided equipment at a subscriber's location, are recognized when the service is commenced. Fee revenues for ancillary services are recognized as services are performed. Deferred revenue represents prepaid access fees by subscribers.

  Long-Lived Assets

     Long-lived assets, such as property and equipment, intangibles and customer bases, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No write downs were necessary for the years ended December 31, 1997 and 1998.

  Income Taxes

     Deferred income taxes are provided on differences between the financial reporting and income tax bases of assets and liabilities based upon statutory tax rates enacted for future periods. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

  Use of Estimates

     In preparing the consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Many of the Company's estimates and assumptions used in the financial statements related to the Company's industry which are subject to rapid technological change. It is reasonably possible that changes may occur in the near term that would affect management's estimates with respect to the carrying values of plant and equipment, intangibles and customer bases.

  Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable. The Company's cash investments are placed with high credit quality financial institutions and may exceed the amount of federal deposit insurance. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base.

  Cash and Cash Equivalents

     The Company considers all highly liquid money market instruments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalent instruments were $-0- and $1,766,267 at December 31, 1997 and 1998, respectively.

  Financial Instruments

     The carrying amounts of financial instruments including cash, accounts receivable, notes receivable from (payable to) stockholders and accounts payable approximated fair value as of December 31, 1998, because of the relatively short maturity of these instruments.

                      FRONTLINE COMMUNICATIONS CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)
  Stock-Based Compensation

     Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company adopted the employee stock-based compensation provisions of SFAS
No. 123 by disclosing the pro forma net income and pro forma net income per share amounts assuming the fair value method. Stock arrangements with non-employees, if applicable, are recorded at fair value.

  Advertising

     All costs associated with advertising services are expensed in the period incurred. Advertising expense was approximately $28,000 and $ 136,000 for the years ended December 31, 1997 and 1998, respectively.

  Loss Per Share

     The Company has adopted SFAS No. 128, "Earnings per Share," which provides for the calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the effect of common shares issuable upon exercise of stock options and warrants. Diluted earnings per share amounts have not been reported because the Company has a net loss and the impact of the assumed conversion of preferred stock and exercise of stock options and warrants would be anti-dilutive.

  Effect of Recent Accounting Pronouncement

     In June 1998, the Financial Accounting Standards Board issued SFAS
No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The Company does not presently enter into any transactions involving derivative financial instruments and, accordingly, does not anticipate the new standard will have any effect on its financial statements.

2. REORGANIZATION

     On May 30, 1997, the Predecessor Companies were acquired by the Company by issuing three notes aggregating $325,000 (see Note 6) for all the membership interest in the Predecessor Companies. For accounting purposes Hobbes has been considered to be the acquirer. As a result, the business consolidation of Hobbes and INET has been accounted for as a consolidation of entities under common control in a manner similar to a pooling of interests. The business consolidation with Sarah Girl and Frontline have been accounted for as purchases. The net assets and operations of Sarah Girl and Frontline are not material to the Company's consolidation financial statements. Notes payable to the members of the Predecessor Companies are accounted for as distributions in the accompanying consolidated statements of stockholders' equity.

3. NOTES RECEIVABLE FROM STOCKHOLDERS

     During August and October 1998, the Company made advances aggregating $143,800 to two of its stockholders. The notes are due on demand and bear interest at 8% which is offset against the interest payable from the stockholders (see Note 6).

                      FRONTLINE COMMUNICATIONS CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. ACQUISITION OF BUSINESSES

     During 1998, the Company made the following acquisitions all of which were accounted for using the purchase method of accounting with the results of each acquisition included in the consolidated financial statements from the respective acquisition date. The acquisition resulted in intangibles of $3,215,226, which are being amortized over their expected benefit period of 3 years.

     At December 31, 1998, intangibles were as follows:

                                                                                    CUSTOMER
                                                                      GOODWILL       BASES         TOTAL
                                                                     ----------    ----------    ----------
Intangibles.......................................................   $1,143,998    $2,071,228    $3,215,226
Less: Accumulated amortization....................................       88,979        44,921       133,900
                                                                     ----------    ----------    ----------
                                                                     $1,055,019    $2,026,307    $3,081,326
                                                                     ----------    ----------    ----------
                                                                     ----------    ----------    ----------

  WOWFactor

     On October 9, 1998, the Company acquired all of the issued and outstanding capital stock of WOWFactor, Inc. ("WOWFactor"), a New Jersey corporation engaged in the business of promoting e-commerce through its web sites primarily for women's businesses. The Company issued to the stockholders of WOWFactor ten shares of newly created Series A preferred stock, which is convertible on July 15, 1999 into common stock with a market value of $1,000,000, subject to a maximum issuance of 250,000 shares. In addition, to the extent that the Company's common stock has a market value on July 15, 1999 of (i) less than $3.00 per share or (ii) greater than $3.00 per share but less than $4.00 per share, the Company agreed to issue to the WOWFactor stockholders options to purchase up to an aggregate of 100,000 or 50,000 shares, respectively.

  Roxy Systems d/b/a Magic Carpet

     On October 9, 1998, the Company acquired substantially all of the assets used in the business of Roxy Systems, Inc. d/b/a Magic Carpet ("Roxy") in consideration of $75,000 in cash and the assumption of approximately $60,000 of liabilities. Roxy is an internet service provider which, at the date of acquisition, had approximately 1,000 individual and business subscribers in Orange County, New York.

  US Online

     Pursuant to an order of the United States Bankruptcy Court, District of New Jersey, on October 23, 1998, the Company acquired substantially all of the assets used in the business of US Online, Inc. ("US Online"), including a point of presence in the Philadelphia area, and assumed two of US Online's executory contracts for consideration of $570,000 in cash paid upon closing. At the time of the acquisition, US Online was engaged in the business of providing internet access, web hosting and leased communications lines to approximately 3,500 subscribers in New York, New Jersey and Pennsylvania.

  Webspan

     On December 17, 1998, the Company acquired substantially all of the assets used in the business of Webspan Communications, Inc. ("Webspan") in consideration of $500,000 in cash, assumption of approximately $544,000 of liabilities and an aggregate of 113,364 shares of the Company's common stock (approximately $509,000). At the time of the acquisition, Webspan was an internet service provider with approximately 9,000 individual and business subscribers in New York and New Jersey.

     The following pro forma consolidated financial information has been prepared to reflect the 1998 acquisitions. The pro forma financial information is based on the historical financial statements of the Company and those of the acquired businesses. The accompanying pro forma operating statements are

                      FRONTLINE COMMUNICATIONS CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

4. ACQUISITION OF BUSINESSES--(CONTINUED) presented as if the acquisitions occurred on January 1, 1997. The pro forma financial information is unaudited and is not necessarily indicative of what the actual results of operations of the Company would have been assuming the acquisitions had been completed as of January 1, 1997, and neither is it necessarily indicative of the results of operations for future periods.

                                                                    YEAR ENDED DECEMBER 31,
                                                                  ----------------------------
                                                                     1997             1998
                                                                  -----------      -----------
                                                                          (UNAUDITED)
Revenues.......................................................   $ 2,383,063      $ 2,635,923
Net loss.......................................................    (5,320,805)      (4,307,399)
                                                                  -----------      -----------
Net loss per share--basic and diluted..........................   $     (3.85)     $     (1.69)
                                                                  -----------      -----------
                                                                  -----------      -----------

     The above unaudited pro forma consolidated financial information has been adjusted to reflect amortization of intangibles as generated by the acquisitions over a three-year period, WOWFactor officer's employment agreement entered into at the date of acquisition, the conversion of the preferred shares issued in the WOWFactor acquisition and the issuance of 113,364 common shares in the Webspan acquisition.

5. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                                                     DECEMBER 31,
                                                                                        1998
                                                                                     ------------
Computer and office equipment.....................................................    $1,070,492
Furniture and fixtures............................................................        38,705
Leasehold improvements............................................................        13,783
                                                                                      ----------
                                                                                       1,122,980
Less: Accumulated depreciation and amortization...................................       141,195
                                                                                      ----------
                                                                                      $  981,785
                                                                                      ----------
                                                                                      ----------

6. NOTES PAYABLE STOCKHOLDERS

     On May 30, 1997, the Company issued notes aggregating $372,137 to three of its stockholders related to the reorganization discussed in Note 2, and certain advances made to the Company since inception. The notes bear interest at 8%. To date $203,537 has been repaid and $168,600 will be deferred until such time as the Company achieves $1.9 million in pre-tax earnings, but in no event sooner than May 2000.

7. CAPITAL LEASE OBLIGATIONS

     The Company leases computer equipment under capital leases. The assets acquired under capital leases have a cost of $207,725 and accumulated depreciation of $-0- as of December 31, 1998.

                      FRONTLINE COMMUNICATIONS CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

7. CAPITAL LEASE OBLIGATIONS--(CONTINUED)
     The following is a schedule of future minimum lease payments under capitalized leases, together with the present value of the net minimum lease payments at December 31, 1998.

Payments for the year ending:
  1999............................................................   $ 75,745
  2000............................................................     75,745
  2001............................................................     75,745
                                                                     --------
Total minimum lease payments......................................    227,235
Less: Amount representing interest................................     72,833
                                                                     --------
Present value of net minimum lease payments.......................    154,402
Less: Current portion.............................................     38,569
                                                                     --------
Long-term lease obligations.......................................   $115,833
                                                                     --------
                                                                     --------

8. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company rents office space and equipment under operating lease agreements expiring at various dates through 2000.

     Future minimum rental payments required under operating leases as of December 31, 1998 are approximately as follows:

1999..............................................................   $121,000
2000..............................................................    119,000
2001..............................................................    118,000
2002..............................................................     57,000
                                                                     --------
Total.............................................................   $415,000
                                                                     --------
                                                                     --------

     Rental expense was $69,981 and $134,249 for the years ended December 31, 1997 and 1998, respectively.

     The Company has entered into three-year employment agreements with certain officers and employees which provide for aggregate annual base compensation of approximately $401,000, and such bonuses as the Board of Directors may, in its sole discretion, from time to time determine. These employment agreements, which expire in August 2000 and September 2001, provide for employment on a full-time basis (except for the Company's agreement with its Chief Executive Officer) and contain a provision that the employee will not compete or engage in a business competitive with the current or anticipated business of the Company during the term of the employment agreement and for a period of two years thereafter.

9. STOCK OPTIONS

     The Company has a stock option plan (the "Plan"), which authorized the issuance of incentive options and non-qualified options to purchase up to 500,000 shares of common stock. The plan has a ten year term. The Board retained the authority to determine the individuals to whom, and the times at which, stock options would be made, along with the number of shares, vesting schedule and other provisions related to the stock options.

     The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" and related interpretations by recording compensation expense for the excess of fair market value and the exercisable price per share as of the date of the grant in accounting for its stock options.

                      FRONTLINE COMMUNICATIONS CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. STOCK OPTIONS--(CONTINUED)

Accordingly, no compensation costs have been recognized for its issuance of options to employees since the exercise price exceeded the then fair market value on the date of the grant. In accordance with SFAS No. 123, the Company has recognized $108,000 and $175,137 as the fair value of services received for the 136,000 and 103,000 options granted to non-employees during 1997 and 1998, respectively.

     SFAS No. 123 requires the Company to provide pro forma information regarding net loss and net loss per share as if compensation cost for the Company's stock options had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates fair value of each stock based option at the date of the grant using the Black Scholes option-pricing model with the following weighted average assumptions used for options in 1997 and 1998:

                                                                         1997        1998
                                                                        ------    -----------
Risk-free interest rate..............................................   6.51%     4.29%-5.48%
Expected life........................................................   5 years    5 years
Expected volatility..................................................   15.00%      46.10%
Dividend yield.......................................................    None        None

     Under the accounting provisions of SFAS No. 123, the Company's net loss and loss per share would have been reduced to the pro forma amounts indicated below:

                                                                        1997           1998
                                                                     -----------    -----------
Net loss:
  As reported.....................................................   $(2,037,417)   $(1,744,099)
  Pro forma.......................................................    (2,037,417)    (2,060,753)
                                                                     -----------    -----------
Net loss per share (basic and diluted):
  As reported.....................................................   $     (1.67)   $      (.72)
  Pro forma.......................................................         (1.67)          (.85)
                                                                     -----------    -----------

     Stock options granted prior to 1998 were considered to have minimal value based on the fair value method of SFAS No. 123.

     A summary of the status of the Company's stock option plan as of December 31, 1997 and 1998, and changes during the years ending on those dates, is presented below:

                                                                                    DECEMBER 31,
                                                                   -----------------------------------------------
                                                                           1997                      1998
                                                                   ---------------------     ---------------------
                                                                                WEIGHTED                  WEIGHTED
                                                                                AVERAGE                   AVERAGE
                                                                                EXERCISE                  EXERCISE
                                                                    SHARES       PRICE        SHARES       PRICE
                                                                   --------     --------     --------     --------
Outstanding at beginning of year................................         --      $   --       165,600      $ 2.00
Granted.........................................................    280,000        2.00       426,200        3.00
Exercised.......................................................         --          --            --          --
Forfeited.......................................................   (114,400)      (2.00)       (8,800)      (2.00)
                                                                   --------      ------      --------      ------
Outstanding at end of year......................................    165,600      $ 2.00       583,000      $ 2.73
                                                                   --------      ------      --------      ------
                                                                   --------      ------      --------      ------
Options exercisable at year-end.................................         --      $   --       457,000      $ 2.66
                                                                   --------      ------      --------      ------
                                                                   --------      ------      --------      ------
Weighted average fair value of options
  granted during the year.......................................                 $   --                    $ 1.62
                                                                                 ------                    ------
                                                                                 ------                    ------

                      FRONTLINE COMMUNICATIONS CORPORATION
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

9. STOCK OPTIONS--(CONTINUED)
     The following table summarizes information about stock options outstanding at December 31, 1998.

                                                             OPTIONS OUTSTANDING
                                                  ------------------------------------------      OPTIONS EXERCISABLE
                                                                     WEIGHTED                   ------------------------
                                                    NUMBER           AVERAGE        WEIGHTED      NUMBER        WEIGHTED
                                                  OUTSTANDING AT     REMAINING      AVERAGE     EXERCISABLE     AVERAGE
                                                  DECEMBER 31,       CONTRACTUAL    EXERCISE    AT DECEMBER     EXERCISE
RANGE OF EXERCISE PRICES                             1998             LIFE           PRICE       31, 1998        PRICE
-----------------------------------------------   ---------------    -----------    --------    ------------    --------
$2.00 to $3.00.................................       418,600            9.4         $ 2.31        358,600       $ 2.27
$3.00 to $5.18.................................       164,400            9.4           3.81         98,400         4.09
                                                      -------            ---         ------       --------       ------
                                                      -------            ---         ------       --------       ------

10. CAPITAL STOCK AND WARRANTS

     At December 31, 1998, there was an aggregate of 2,460,000 warrants outstanding at exercise prices between $4.80 and $7.92 per share, expiring at various times through 2003, as follows:

     In December 1997, as partial consideration for a loan, the Company granted warrants to purchase 300,000 shares, at an exercise price of $5.00 per share, expiring in December 2003. These warrants were valued at $24,000 and recorded as a debt discount.

     As part of its IPO in February 1998, the Company offered and sold warrants (the "Public Warrants") to purchase 1,840,000 shares, at an exercise price of $4.80 per share, expiring in February 2003.

     In March 1998, the Company effected a 4 for 5 reverse stock split. All shares and per share data in the consolidated financial statements have been adjusted to give retroactive effect to the reverse stock split.

     Additionally, during May 1998, the Company sold to the underwriter of the IPO, warrants to purchase 160,000 shares, at an exercise price of $6.60 per share, and 160,000 shares, at an exercise price of $7.92 per share. These warrants expire in May 2003.

     The Board of Directors is authorized to fix the rights, preferences, privileges and restrictions of any series of preferred stock, including the dividend rights, original issue price, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms thereof, and the number of shares constituting any such series and the designation thereof and to increase or decrease the number of shares subsequent to the issuance of shares of such series (but not below the number of shares of such series then outstanding).

11. INCOME TAXES

The Company had net operating loss carryforwards of approximately $1,500,000 at December 31, 1998, which expire beginning in 2111. The tax benefit of these losses has been completely offset by a valuation allowance due to the uncertainty of its realization.

12. LITIGATION SETTLEMENT

In connection with a settlement of all disputes with a former officer, the Company purchased 231,520 shares of common stock owned by that officer for $264,113. These amounts were accounted for as treasury stock in the accompanying balance sheet.

13. SUBSEQUENT EVENT

     In March 1999, the Company entered into an agreement with two institutional investors pursuant to which the Company sold 158,856 shares of common stock, at prevailing market price, for an aggregate purchase price of $2,000,000. The agreement with the investors provides for certain registration and repricing rights. The Company may, at any time prior to the effectiveness of registration, redeem the common stock issued in its entirety for a premium. The Company also issued 21,662 warrants to purchase common stock for 13.849 per share. The warrants are exercisable on or before March 25, 2002.

                      FRONTLINE COMMUNICATIONS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                                                      SEPTEMBER 30,
                                                                                                          1999
                                                                                                      -------------
                                                                                                       (UNAUDITED)
                                              ASSETS
Current:
  Cash and cash equivalents........................................................................    $   913,782
  Accounts receivable, net of allowance for doubtful accounts......................................        194,170
  Prepaid expenses and other.......................................................................        210,059
                                                                                                       -----------
     Total current assets..........................................................................      1,318,011
Property and equipment, net........................................................................      2,903,855
Intangibles, net of accumulated amortization of $1,084,642.........................................      3,596,347
Other..............................................................................................        197,241
                                                                                                       -----------
                                                                                                       $ 8,015,454
                                                                                                       -----------
                                                                                                       -----------
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses............................................................    $ 1,161,585
  Deferred revenue.................................................................................        607,426
  Current portion of capitalized lease obligations.................................................        416,668
                                                                                                       -----------
     Total current liabilities.....................................................................      2,185,679

Capitalized lease obligations and notes payable--net of current portion............................      1,175,771
                                                                                                       -----------
     Total liabilities.............................................................................      3,361,450
                                                                                                       -----------
Stockholders' equity:
  Preferred stock, $.01 par value, 1,000,000 authorized, 10 issued and outstanding
  Common Stock, $.01 par value, authorized 25,000,000, 3,934,156 issued, and 3,702,636
     outstanding...................................................................................         39,342
  Additional paid-in capital.......................................................................     13,653,046
  Accumulated deficit..............................................................................     (8,736,771)
  Note receivable..................................................................................        (37,500)
  Treasury stock, at cost, 231,520 shares..........................................................       (264,113)
                                                                                                       -----------
     Total stockholders' equity....................................................................      4,654,004
                                                                                                       -----------
                                                                                                       $ 8,015,454
                                                                                                       -----------
                                                                                                       -----------

           See notes to condensed consolidated financial statements.

                      FRONTLINE COMMUNICATIONS CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                                         FOR THE NINE MONTHS ENDED
                                                                                       ------------------------------
                                                                                       SEPTEMBER 30,    SEPTEMBER 30,
                                                                                           1999             1998
                                                                                       -------------    -------------
Revenues............................................................................    $ 2,159,585      $   369,972
Costs and expenses:
  Cost of revenues..................................................................      1,426,006          309,627
  Selling, general and administrative...............................................      3,770,720          651,878
  Depreciation and amortization.....................................................      1,189,080           55,590
  Non-cash compensation charge......................................................        712,220
                                                                                        -----------      -----------
                                                                                          7,098,026        1,017,095
                                                                                        -----------      -----------
Loss from operations................................................................     (4,938,441)        (647,123)
Other income (expense):
  Interest income...................................................................         73,117           64,949
  Interest expense..................................................................        (27,800)         (27,912)
                                                                                        -----------      -----------
Net loss............................................................................    $(4,893,124)     $  (610,086)
                                                                                        -----------      -----------
                                                                                        -----------      -----------
Loss per share--basic and diluted...................................................    $     (1.43)     $     (0.27)
                                                                                        -----------      -----------
                                                                                        -----------      -----------
Weighted average number of shares outstanding--basic and diluted....................      3,421,359        2,221,077
                                                                                        -----------      -----------
                                                                                        -----------      -----------

           See notes to condensed consolidated financial statements.

                      FRONTLINE COMMUNICATIONS CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                        FOR THE NINE MONTHS ENDED
                                                                                     -------------------------------
                                                                                     SEPTEMBER 30,     SEPTEMBER 30,
                                                                                         1999              1998
                                                                                     -------------     -------------
Cash flow from operating activities:
  Net loss........................................................................    ($4,893,124)      ($  610,086)
  Adjustments to reconcile net loss to net cash used
     in operating activities:
     Depreciation and amortization................................................      1,189,080            55,590
     Non-cash compensation charge.................................................        712,220                --
     Changes in assets and liabilities
       Accounts receivable........................................................       (190,843)           (1,485)
       Prepaid expenses and other.................................................         (7,977)          (33,042)
       Other assets...............................................................       (156,575)          (31,093)
       Accounts payable and accrued expenses......................................        860,423          (293,336)
       Deferred revenue...........................................................         (7,426)           11,307
                                                                                      -----------       -----------
          Net cash used in operating activities...................................     (2,494,222)         (902,145)
                                                                                      -----------       -----------
Cash flows from investing activities:
  Acquisition of property and equipment...........................................       (821,538)         (164,763)
  Acquisition of businesses.......................................................       (681,661)
                                                                                      -----------       -----------
          Net cash used in investing activities...................................     (1,503,199)         (164,763)
                                                                                      -----------       -----------
Cash flows from financing activities:
  Proceeds from sale of common stock, net.........................................      2,769,420         6,041,476
  Proceeds from exercise of stock options.........................................        215,000                --
  Principal payments on capitalized lease obligations.............................        (67,928)               --
  Deferred registration costs
     Purchase of Treasury Stock...................................................             --          (264,113)
     Repayments of stockholder and bank loans, net................................             --          (481,384)
                                                                                      -----------       -----------
          Net cash provided by financing activities...............................      2,916,492         5,295,979
                                                                                      -----------       -----------
Net increase (decrease) in cash and cash equivalents..............................     (1,080,929)        4,229,071
Cash and cash equivalents, beginning of period....................................      1,994,711            39,725
                                                                                      -----------       -----------
                                                                                      -----------       -----------
Cash and cash equivalents, end of period..........................................    $   913,782       $ 4,268,796
                                                                                      -----------       -----------
                                                                                      -----------       -----------
Supplemental information:
Cash paid for interest during the period..........................................    $    28,000       $    27,000
Noncash investing and financing activities:
  Capital lease obligations incurred..............................................      1,337,000                --
  Common stock issued to acquire businesses.......................................        675,000                --

           See notes to condensed consolidated financial statements.

                      FRONTLINE COMMUNICATIONS CORPORATION
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(UNAUDITED)

                               SEPTEMBER 30, 1999

NOTE A--BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Item 310 (b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. The results for the interim periods are not necessarily indicative of the results that may be attained for an entire year or any future periods. For further information, refer to the Company's Financial Statements and footnotes thereto, included elsewhere herein.

     The condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     The format of the statements of operations in the accompanying financial statement is different from the one appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

NOTE B--LOSS PER SHARE

     The Company has adopted SFAS No. 128, "Earning per Share", which provides for calculation of "basic" and "diluted" earning per share. Basic earnings per share includes no dilution and is computed by weighted average number of common shares outstanding for the period. Diluted earnings per share reflect, in periods in which they have dilutive effect, the effect of common shares issuable upon exercise of stock options and warrants. Diluted earnings per share amounts have not been reported because the Company has a net loss and the impact of the assumed conversion of preferred stock and exercise of stock options and warrants would be anti-dilutive.

NOTE C--CAPITAL STOCK

     In March 1999, the Company sold 158,856 shares of its Common Stock to two investors for an aggregate purchase price of $2,000,000, with net proceeds to the Company of $1,770,000. The Company also issued warrants to purchase an aggregate of 21,662 shares of Common Stock at an exercise price of $13.85 per share. The Company granted repricing rights with respect to the shares, and anti-dilution rights with respect to the warrants, subject to an aggregate maximum issuance of 450,000 shares. As of September 30, 1999, the Company had issued 99,010 additional shares of Common Stock pursuant to the repricing rights.

     In May 1999, an officer of the Company exercised options granted under the Company's stock option plan and acquired 15,000 shares of Common Stock for $37,500. The payment was made by an interest bearing secured promissory note. The amounts due under the note are secured by certain personal assets of the officer in addition to shares of Common Stock acquired by the officer.

     In June 1999, the Company's shareholders approved an amendment to the Certificate of Incorporation of the Company increasing the number of authorized shares of Common Stock to 25,000,000.

     In July 1999, the Company sold 99,900 shares of its Common Stock to two investors for an aggregate purchase price of $1,000,000. The Company also issued warrants to purchase an aggregate of 13,625 shares of Common Stock at an exercise price of $11.01 per share. The Company granted repricing rights with respect to the shares, and anti-dilution rights with respect to the warrants, subject to an aggregate maximum issuance of 225,000 shares.

     In 1999, the Company issued 60,436 shares of its Common Stock for acquisition of businesses. See Note D.

                      FRONTLINE COMMUNICATIONS CORPORATION
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(UNAUDITED)(CONTINUED)

                               SEPTEMBER 30, 1999

NOTE C--CAPITAL STOCK--(CONTINUED)
     At September 30,1999, options to acquire 788,268 shares of Common Stock pursuant to the Company's stock option plan were outstanding. In addition, there was an aggregate of 2,506,587 warrants outstanding at exercise prices between $4.80 and $13.85 expiring at various dates through 2004.

NOTE D--ACQUISITIONS OF BUSINESSES

     In May 1999, the Company acquired substantially all of the assets of channel I Shop.com and, acquired all of the issued and outstanding stock of WebPrime, Inc. In August 1999, the Company acquired certain dial-up access assets of United Computer Specialists, Inc. The aggregate consideration consisted of $325,000 in cash (including transaction-related costs) and 50,436 shares of Common stock (approximately $675,000). The acquisitions resulted in intangibles of $988,000, which are being amortized over their expected benefit period of 3 years. In addition, the Company issued 10,000 shares of its Common Stock as a purchase price adjustment to a business it acquired in 1998. $128,000 representing the value of the additional consideration was adjusted to the cost of related intangibles.

     In July 1999, the Company entered into a stock purchase agreement (the "Agreement") to purchase all of the outstanding stock of Sovernet, Inc. ("Sovernet") from its three shareholders (the "Sellers"). The transaction is subject to the Company securing adequate financing to fund the purchase and other customary closing conditions. The Company paid a $250,000 deposit to the Sellers, which is only refundable under certain limited circumstances as set forth in the Agreement. The Agreement expired on September 30, 1999 and the Company has not exercised its right to extend the Agreement. Discussions and negotiations with the Sellers are continuing, but there is no assurance that the Company will obtain the financing to consummate the transaction or the sellers will agree to consummate the transaction. Accordingly, the deposit and related transaction costs in the aggregate amount of $280,000 were charged to operations during the three months ended September 30, 1999.

NOTE E--NON-CASH COMPENSATION CHARGE

     The Company granted to certain employees options to purchase an aggregate amount of 245,768 shares of its Common Stock which required shareholder approval prior to its issuance. The shareholders approved the issuance in June 1999, and accordingly the approval date is deemed to be the grant date. Since the fair market value of the shares at the grant date exceeded the exercise price, compensation costs have been recognized during the nine months ended September 30,1999.

NOTE F--CAPITAL LEASE OBLIGATIONS

     In September, the Company purchased communications equipment in the aggregate amount of $1.3 million from a major telecommunications equipment manufacturer. The manufacturer provided the financing through a lease for $957,000. As per the term of the lease, the Company is required to pay $ 36,000 a month for 30 months commencing from February of 2000. In addition, $376,000 due to the manufacturer is payable over four quarterly installments of $93,650 commencing from March 2000.

NOTE G--LEASES

     The Company rents office space and equipment under operating lease agreements expiring at various dates through 2004. Future minimum rental payments required under operating leases as of September 30, 1999 are approximately as follows: 2000--$332,000; 2001--$330,000; 2002--$328,000;
2003--$325,000; 2004--$307,000.

                      FRONTLINE COMMUNICATIONS CORPORATION
  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(UNAUDITED)(CONTINUED)

                               SEPTEMBER 30, 1999

NOTE H--SUBSEQUENT EVENTS


     In October and December 1999, the Company sold 241,133 shares of its Common Stock to two investors for an aggregate purchase price of $1,250,000. The Company also issued warrants to purchase an aggregate of 32,888 shares of Common Stock at exercise prices ranging from $5.23 to $6.07 per share. The Company granted repricing rights with respect to the shares, and anti-dilution rights with respect to the warrants, subject to an aggregate maximum issuance of 450,000 shares.


     In October 1999, the Company acquired the Web design and hosting assets of United Computer Specialists, Inc ("UCS"). The purchase price consisted of $50,000 in cash, $275,000 in non interest bearing promissory notes and 33,065 shares of the Company's Common Stock valued at $175,000. The principal amounts of the promissory notes are subject to downward revision based on revenues derived from UCS's customers during the nine months following the closing date. The promissory note for $100,000 is payable on the six month anniversary of the closing date and the promissory note for $175,000 is payable on the one year anniversary of the closing date.


     In December 1999, the Company acquired Web hosting assets of FrontHost, LLC. The purchase price consisted of $150,000 in non-interest bearing promissory notes and 26,538 shares of the Company's Common Stock valued at $150,000. The promissory note is payable in June 2000 or within five days of the closing of any financing in which the Company receives over $5 million.



     In December 1999, the Company issued 98,462 shares of Common Stock upon conversion of Series A convertible preferred stock and 10,000 shares of Common Stock upon exercise of stock options.

                      FRONTLINE COMMUNICATIONS CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

BASIS OF COMBINATION--PRO FORMA

     The accompanying pro forma combined statement of operations has been derived from Frontline Communications Corporation's (the "Company") statement of operations for the year ended December 31, 1998. Adjustments have been made to such information to give effect to the following transaction and events as if each had occurred as of the beginning of the period covered by the combined statement of operations:

          A. The Company's acquisition of all of the issued and outstanding stock of WOW Factor, Inc. ("WOWFactor) on October 9, 1998.

          B. The Company's acquisition of substantially all of the assets used in the business of Roxy Systems, Inc. d/b/a Magic Carpets on October 9, 1998.

          C. The Company's acquisition of substantially all of the assets used in the business of US Online, Inc. on October 23, 1998

          D. The Company's acquisition of substantially all of the assets used in the business of Webspan Communications, Inc. ("Webspan") on December 17, 1998.

     The aggregate consideration for the above acquisitions approximated $3,595,000 and resulted in intangibles of $3,215,226. The intangibles are being amortized over their expected benefit period of 3 years.

     The pro forma combined statement of operations has been adjusted to reflect amortization of intangibles as generated by the acquisitions over a three-year period, WOW Factor officer's employment agreement entered into at the date of acquisition, the conversion of the preferred shares issued in the WOWFactor acquisition and the issuance of 113,364 common shares in the Webspan acquisition.

     The accompanying pro forma financial information does not purport to represent what the Company's results of operations or financial condition would have been had such transactions in fact occurred at the beginning of the period presented or to project the Company's results of operations or financial position in, or for, any future periods.

                        FRONTLINE COMMUNICATIONS CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                                    FRONTLINE          ROXY             WOW
                                                  COMMUNICATIONS    SYSTEMS, INC    FACTORS, INC.    U.S. ONLINE INC.
                                                  --------------    ------------    -------------    ----------------
Revenues....................................       $    574,964       $192,037        $  29,029         $  768,142
Cost of revenues............................            651,378        129,521            3,293            915,454
                                                   ------------       --------        ---------         ----------
Gross profit (loss).........................            (76,414)        62,516           25,736           (147,312)
Operating expenses:
  Selling, general and administrative.......          1,744,029         73,782           42,067            825,379
                                                   ------------       --------        ---------         ----------
  Loss from operations......................         (1,820,443)       (11,266)         (16,331)          (972,691)
Other income (expense):
  Interest income...........................            108,194
  Interest expense..........................            (31,850)
                                                   ------------       --------        ---------         ----------
Net loss....................................       $ (1,744,099)      $(11,266)       $ (16,331)        $ (972,691)
                                                   ------------       --------        ---------         ----------
                                                   ------------       --------        ---------         ----------
Loss per share--basic and diluted...........       $      (0.72)
                                                   ------------
                                                   ------------
Weighted average number of shares
  outstanding--basic and diluted............          2,435,035
                                                   ------------
                                                   ------------

                                                  WEBSPAN              PRO FORMA      PRO FORMA
                                              COMMUNICATIONS, INC     ADJUSTMENTS     COMBINED
                                              --------------------    -----------    -----------
Revenues....................................      $  1,071,751                       $ 2,635,923
Cost of revenues............................         1,117,321                         2,816,967
                                                  ------------        -----------    -----------
Gross profit (loss).........................           (45,570)                         (181,044)
Operating expenses:
  Selling, general and administrative.......           345,442          1,172,000      4,202,699
                                                  ------------        -----------    -----------
  Loss from operations......................          (391,012)       $(1,172,000)    (4,383,743)
Other income (expense):
  Interest income...........................                                             108,194
  Interest expense..........................                                             (31,850)
                                                  ------------        -----------    -----------
Net loss....................................      $   (391,012)       $(1,172,000)   $(4,307,399)
                                                  ------------        -----------    -----------
                                                  ------------        -----------    -----------
Loss per share--basic and diluted...........                                         $     (1.69)
                                                                                     -----------
                                                                                     -----------
Weighted average number of shares
  outstanding--basic and diluted............                                           2,543,676
                                                                                     -----------
                                                                                     -----------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

WOWFactor, Inc.
Montclair, New Jersey

We have audited the accompanying balance sheet of WOWFactor, Inc. as of December 31, 1997 and the related statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WOWFactor, Inc. as of December 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

BDO SEIDMAN, LLP

New York, New York
December 18, 1998

                                WOWFACTOR, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                               ASSETS
Equipment, net (Note 1)..............................................................................   $  12,170

                                LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable...................................................................................   $  31,668
  Accrued expenses...................................................................................      25,301
  Notes payable (Note 2).............................................................................      60,000
                                                                                                        ---------
Total current liabilities............................................................................     116,969
                                                                                                        ---------

Stockholders' deficit:
  Common stock, no par value--100 shares authorized,
     issued and outstanding (Note 2).................................................................     657,263
  Accumulated deficit................................................................................    (762,062)
                                                                                                        ---------
Total stockholders' deficit..........................................................................    (104,799)
                                                                                                        ---------
                                                                                                        $  12,170
                                                                                                        ---------
                                                                                                        ---------

    See accompanying summary of business and significant accounting policies and notes to financial statements.

                                WOWFACTOR, INC.
                            STATEMENTS OF OPERATIONS

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                       ------------------------
                                                                                         1997           1996
                                                                                       ---------      ---------
Net sales.........................................................................     $   4,754      $      25
Cost of sales.....................................................................        47,676         34,369
                                                                                       ---------      ---------
  Gross margin....................................................................       (42,922)       (34,344)
                                                                                       ---------      ---------
Operating expenses:
  Selling, general and administrative.............................................        96,173         95,976
  Noncash compensation (Note 3)...................................................       234,000        259,000
                                                                                       ---------      ---------
     Total operating expenses.....................................................       330,173        354,976
                                                                                       ---------      ---------
                                                                                        (373,095)      (389,320)
Other income:
  Interest income.................................................................            --            353
                                                                                       ---------      ---------
Net loss..........................................................................      (373,095)      (388,967)
Accumulated deficit, beginning of year............................................      (388,967)            --
                                                                                       ---------      ---------
Accumulated deficit, end of year..................................................     $(762,062)     $(388,967)
                                                                                       ---------      ---------
                                                                                       ---------      ---------

    See accompanying summary of business and significant accounting policies and notes to financial statements.

                                WOWFACTOR, INC.
                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                            YEARS ENDED DECEMBER 31, 1997 AND 1996
                                                                           -----------------------------------------
                                                                                            ACCUMULATED
                                                                           CAPITAL STOCK     DEFICIT         TOTAL
                                                                           -------------    -----------    ---------
Balance, January 1, 1996................................................     $      --       $      --     $      --
Net loss................................................................            --        (388,967)     (388,967)
Capital contributions (Notes 2(b) and 3)................................       327,140              --       327,140
                                                                             ---------       ---------     ---------
Balance, December 31, 1996..............................................       327,140        (388,967)      (61,827)
Net loss................................................................            --        (373,095)     (373,095)
Capital contributions (Notes 2(b) and 3)................................       330,123              --       330,123
                                                                             ---------       ---------     ---------
Balance, December 31, 1997..............................................     $ 657,263       $(762,062)    $(104,799)
                                                                             ---------       ---------     ---------
                                                                             ---------       ---------     ---------

    See accompanying summary of business and significant accounting policies and notes to financial statements.

                                WOWFACTOR, INC.
                       STATEMENTS OF CASH FLOWS (NOTE 3)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                     ---------------------------
                                                                                       1997              1996
                                                                                     ---------         ---------
Cash flows from operating activities:
  Net loss........................................................................   $(373,095)        $(388,967)
                                                                                     ---------         ---------
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation.................................................................       8,121             5,088
     Capital contributed through performance of services..........................     234,000           259,000
     Change in assets and liabilities:
       (Increase) decrease in:
          Accounts payable........................................................      13,462            18,206
          Accrued expenses........................................................      (8,883)           34,184
                                                                                     ---------         ---------
            Total adjustments.....................................................     246,700           316,478
                                                                                     ---------         ---------
            Net cash used in operating activities.................................    (126,395)          (72,489)
                                                                                     ---------         ---------
Cash flows from investing activities:
  Purchase of equipment...........................................................          --           (25,379)
                                                                                     ---------         ---------
Cash flows from financing activities:
  Proceeds from issuance of notes.................................................      25,000            35,000
  Contributions of capital--cash..................................................      96,123            68,140
                                                                                     ---------         ---------
            Net cash provided by financing activities.............................     121,123           103,140
                                                                                     ---------         ---------
Net increase (decrease) in cash...................................................      (5,272)            5,272
Cash, beginning of year                                                                  5,272                --
                                                                                     ---------         ---------
Cash, end of year.................................................................   $      --         $   5,272
                                                                                     ---------         ---------
                                                                                     ---------         ---------
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
     Interest.....................................................................   $      --         $      --
     Income.......................................................................          --                --
                                                                                     ---------         ---------
                                                                                     ---------         ---------

    See accompanying summary of business and significant accounting policies and notes to financial statements.

                                WOWFACTOR, INC.
            SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS              WOWFactor, Inc. (the "Company") which was incorporated in 1995, and commenced business as an internet web-based Company providing consumer and business goods and services, focusing on women business owners.
USE OF ESTIMATES      The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
EQUIPMENT AND         Equipment is stated at cost. Depreciation is computed using the double declining balance
  DEPRECIATION        method over the estimated useful lives of the assets of five years.
INCOME TAXES          The Company is taxed as an S corporation under the provisions of the Internal Revenue
                      Code. The stockholder's report the Company's taxable income or loss in their personal income tax returns. Accordingly, Federal as well as State of New Jersey income taxes or benefits are not reflected in the financial statements.
                      Deferred taxes are inconsequential as a result of the Company's tax status.
REVENUE RECOGNITION   Revenues were derived from various internet related services and are recognized in the month in which services are provided.

                                WOWFACTOR, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. EQUIPMENT

     Equipment, as presented on the balance sheet, is as follows:

                                                                             DECEMBER 31, 1997
                                                                             -----------------
Equipment...............................................................         $  25,379
Less: Accumulated depreciation..........................................           (13,209)
                                                                                 ---------
                                                                                 $  12,170
                                                                                 ---------
                                                                                 ---------

2. RELATED PARTY TRANSACTIONS

     (a) The Company has outstanding, at December 31, 1997, noninterest bearing notes payable to a related party totaling $60,000. These notes were repaid during 1998.

     (b) In 1997 and 1996, shareholders made cash capital contributions of $96,123 and $68,140, respectively.

     (c) The Company's operations are conducted at the home of the principal stockholder at no expense to the Company. Management has determined that the cost of such space cannot be reasonably estimated and has therefore chosen not to disclose such information.

3. NONCASH COMPENSATION

     During 1997 and 1996, the Company recognized contributed capital in lieu of the payments of salaries and fees to certain stockholders. The amounts recognized as expense and contributed capital in the financial statements were $234,000 and $259,000 in 1997 and 1996, respectively.

4. SUBSEQUENT EVENT

     On October 9, 1998, the Company entered into an agreement with Frontline Communications Corporation (the "Purchaser") whereby ten (10) shares of
Series A Convertible Preferred Stock of the Purchaser ("Series A Preferred"), convertible on July 15, 1999 into common stock, par value $0.1 per share, having a market value of $1,000,000 on the conversion date, were transferred in consideration of all the authorized, issued and outstanding shares of the Company's common stock. The conversion feature, however, provides for a limitation that under no circumstances shall the Series A Preferred stock be convertible into the Purchaser's common stock aggregating more than 250,000 shares. In connection with the transactions, stock options were granted to the Company's former shareholders to be exercised on July 15, 1999 under the conditions that (a) if the Purchaser's common stock has a market value on July 15, 1999 of less than $3.00 per share, up to 100,000 shares may be purchased under the option or (b) if the Purchaser's common stock has a market value of less than $4.00 per share but greater than $3.00 per share, options to purchase will be limited to 50,000 shares.

                                WOWFACTOR, INC.
                            STATEMENTS OF OPERATIONS

                                                                                             FOR THE NINE MONTHS
                                                                                             ENDED SEPTEMBER 30,
                                                                                            ---------------------
                                                                                              1998        1997
                                                                                            --------    ---------
                                                                                                 (UNAUDITED)
Net sales................................................................................   $ 29,029    $   2,318
Cost of sales............................................................................      3,293       46,576
                                                                                            --------    ---------
  Gross margin (loss)....................................................................     25,736      (44,258)
Operating expenses:
  Selling, general and administrative....................................................     42,056       89,258
                                                                                            --------    ---------
Loss from operations.....................................................................    (16,320)    (133,516)
Other income (expense):
  Interest expense.......................................................................         11
                                                                                            --------    ---------
Net loss.................................................................................   $(16,331)   $(133,516)
                                                                                            --------    ---------
                                                                                            --------    ---------

                See accompanying notes to financial statements.

                                WOWFACTOR, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                                  (UNAUDITED)

                                                                             NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                                           -----------------------------------------
                                                                                            ACCUMULATED
                                                                           CAPITAL STOCK     DEFICIT         TOTAL
                                                                           -------------    -----------    ---------
Balance, December 31, 1998..............................................     $ 657,263       $(762,062)    $(104,799)
Net loss................................................................             0         (16,331)      (16,331)
Capital contributions...................................................        26,774               0        26,774
                                                                             ---------       ---------     ---------
Balance, September 30, 1998.............................................     $ 684,037       $(778,393)    $ (94,356)
                                                                             ---------       ---------     ---------
                                                                             ---------       ---------     ---------

                See accompanying notes to financial statements.

                                WOWFACTOR, INC.
                            STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                                 NINE MONTHS
                                                                                             ENDED SEPTEMBER 30,
                                                                                            ---------------------
                                                                                              1998        1997
                                                                                            --------    ---------
                                                                                                 (UNAUDITED)
Cash flow from operating activities:
Net loss.................................................................................   $(16,331)   $(133,516)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization..........................................................      3,655        4,738
  Changes in assets and liabilities:
     Accounts payable and accrued expenses...............................................    (13,969)       8,658
     Notes payable.......................................................................         --       25,000
                                                                                            --------    ---------
Net cash used by operating activities....................................................    (26,645)     (95,120)
                                                                                            --------    ---------

Cash flows from financing activities:
  Proceeds from stockholder loans........................................................         --       89,848
  Proceeds from sale of common stock and warrants........................................     26,774           --
                                                                                            --------    ---------
     Net cash provided by financing activities...........................................     26,774       89,848
                                                                                            --------    ---------
Net increase (decrease) in cash and cash equivalents:....................................        129       (5,272)
Cash, beginning of period................................................................         --        5,272
                                                                                            --------    ---------
Cash, end of period......................................................................   $    129    $      --
                                                                                            --------    ---------
                                                                                            --------    ---------

                See accompanying notes to financial statements.

                                WOWFACTOR, INC.
                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

     In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of normal recurring accruals, considered necessary for the fair presentation of the results for interim periods. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the full year ending December 31, 1998.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Roxy Systems, Inc., D/B/A Magic Carpet
Middletown, New York

We have audited the accompanying balance sheet of Roxy Systems, Inc., D/B/A Magic Carpet as of December 31, 1997 and the related statements of operations, stockholder's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Roxy Systems, Inc., D/B/A Magic Carpet at December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

BDO SEIDMAN, LLP

New York, New York
December 22, 1998

                     ROXY SYSTEMS, INC., D/B/A MAGIC CARPET
                                 BALANCE SHEET
                               DECEMBER 31, 1997

                                               ASSETS
Current:
  Accounts receivable, less allowance for doubtful accounts of $10,000..............................    $    2,686
Property and equipment, net (Note 1)................................................................        21,080
Other...............................................................................................           774
                                                                                                        ----------
                                                                                                        $   24,540
                                                                                                        ----------
                                                                                                        ----------

                               LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Accounts payable and accrued expenses.............................................................    $   46,387
  Due to stockholder (Note 2).......................................................................        15,860
                                                                                                        ----------
Total current liabilities...........................................................................        62,247
                                                                                                        ----------
Stockholder's deficit:
  Common stock, no par value--shares authorized, issued and outstanding: 100........................    $   80,000
  Accumulated deficit...............................................................................      (117,707)
                                                                                                        ----------
Total stockholder's deficit.........................................................................       (37,707)
                                                                                                        ----------
                                                                                                        $   24,540
                                                                                                        ----------
                                                                                                        ----------

        See accompanying summary of business and significant accounting policies and notes to financial statements.

                     ROXY SYSTEMS, INC., D/B/A MAGIC CARPET
                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

Net sales...................................................................................         $ 180,569
Cost of sales...............................................................................           157,542
                                                                                                     ---------
     Gross profit...........................................................................            23,027
                                                                                                     ---------
Operating expenses:
  Selling, general and administrative.......................................................            79,740
                                                                                                     ---------
Net loss....................................................................................           (56,713)
Accumulated deficit, beginning of year......................................................           (60,994)
                                                                                                     ---------
Accumulated deficit, end of year............................................................         $(117,707)
                                                                                                     ---------
                                                                                                     ---------

        See accompanying summary of business and significant accounting policies and notes to financial statements.

                     ROXY SYSTEMS, INC., D/B/A MAGIC CARPET
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                          YEAR ENDED DECEMBER 31, 1997

                                                                                             ACCUMULATED
                                                                            CAPITAL STOCK     DEFICIT        TOTAL
                                                                            -------------    -----------    --------
Balance, January 1, 1997.................................................      $80,000        $ (60,994)    $ 19,006
Net loss.................................................................           --          (56,713)     (56,713)
                                                                               -------        ---------     --------
Balance, December 31, 1997...............................................      $80,000        $(117,707)    $(37,707)
                                                                               -------        ---------     --------
                                                                               -------        ---------     --------

        See accompanying summary of business and significant accounting policies and notes to financial statements.

                     ROXY SYSTEMS, INC., D/B/A MAGIC CARPET
                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Cash flows from operating activities:
  Net loss.....................................................................................       $ (56,713)
                                                                                                      ---------
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation..............................................................................           6,770
     Allowance for doubtful accounts...........................................................          10,000
     Change in assets and liabilities:
       Increase in:
          Accounts receivable..................................................................         (12,686)
          Other assets.........................................................................            (774)
       Increase in accounts payable and accrued expenses.......................................          31,795
                                                                                                      ---------
            Total adjustments..................................................................          35,105
                                                                                                      ---------
            Net cash used in operating activities..............................................         (21,608)
Cash flows from investing activities:
  Purchase of equipment........................................................................          (3,850)
Cash flows from financing activities:
  Advances received from stockholder...........................................................          20,836
                                                                                                      ---------
Net decrease in cash...........................................................................          (4,622)
Cash, beginning of year........................................................................           4,622
                                                                                                      ---------
Cash, end of year..............................................................................       $      --
                                                                                                      ---------
                                                                                                      ---------

        See accompanying summary of business and significant accounting policies and notes to financial statements.

                     ROXY SYSTEMS, INC., D/B/A MAGIC CARPET
            SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

     Roxy Systems, Inc., D/B/A Magic Carpet (the "Company") is an internet service provider that offers "dial-up" Internet access primarily to individual subscribers. The Company provides subscribers with direct access to a wide range of Internet applications and resources, including electronic mail, world wide web sites and regional and local information and data services.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY, EQUIPMENT AND DEPRECIATION

     Equipment is stated at cost. Depreciation is computed over the estimated useful lives of the assets by the straight-line method for property and equipment.

REVENUE

     Revenue from monthly Internet service are recognized in the month in which services are provided.

INCOME TAXES

     The Company is taxed as an S corporation under the provisions of the Internal Revenue Code. The stockholder reports the Company's taxable income or loss in his personal income tax return. Accordingly, Federal as well as New York State income taxes or benefits are not reflected in the financial statements.

     Deferred taxes are inconsequential as a result of the Company's tax status.

                     ROXY SYSTEMS, INC., D/B/A MAGIC CARPET
                         NOTES TO FINANCIAL STATEMENTS

1. PROPERTY AND EQUIPMENT, NET

     Property and equipment, as presented on the balance sheet, is as follows:

                                                                                   DECEMBER 31,
                                                                                      1997
                                                                                   ------------
Equipment.......................................................................     $ 31,825
Furniture and fixtures..........................................................        2,025
                                                                                     --------
                                                                                       33,850
Less: Accumulated depreciation..................................................      (12,770)
                                                                                     --------
                                                                                     $ 21,080
                                                                                     --------
                                                                                     --------

2. RELATED PARTY TRANSACTIONS

     The stockholder of the Company has made advances to the Company totaling $15,860 at December 31, 1997. These advances were in the form of noninterest-bearing notes that are due on demand.

     The Company's operations are conducted at the home of a relative of the stockholder on a month-to-month basis at a rate of $100 per month.

3. SUBSEQUENT EVENT

     On October 9, 1998, the Company transferred all assets, trademarks, service marks, patents, contracts and similar rights to Frontline Communications Corp., (the "Purchaser"). Pursuant to the agreement, the Purchaser assumed up to $60,348 in past due obligations of the Company. Additionally, a two year noncompete agreement was executed by the Company and all stockholders, partners, owners, officers and directors of the Company, as relating to the ownership, operations of, or employment in an Internet service provider or other web services company directly competing with purchaser. In consideration thereof, the Company received $100,000.

                     ROXY SYSTEMS, INC., D/B/A MAGIC CARPET
                            STATEMENTS OF OPERATIONS

                                                                                         FOR THE NINE MONTHS
                                                                                         ENDED SEPTEMBER 30,
                                                                                        ----------------------
                                                                                          1998          1997
                                                                                        --------      --------
                                                                                             (UNAUDITED)
Revenues...........................................................................     $192,038      $133,172
Cost of revenues...................................................................      129,521       124,503
                                                                                        --------      --------
  Gross profit.....................................................................       62,517         8,669
                                                                                        --------      --------
Operating expenses:
  Selling, general and administrative..............................................       73,783        50,078
                                                                                        --------      --------
Net loss...........................................................................     $(11,266)     $(41,409)
                                                                                        --------      --------
                                                                                        --------      --------

                See accompanying notes to financial statements.

                     ROXY SYSTEMS, INC., D/B/A MAGIC CARPET
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                                  (UNAUDITED)

                                                                               NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                                             ----------------------------------------
                                                                                              ACCUMULATED
                                                                             CAPITAL STOCK     DEFICIT        TOTAL
                                                                             -------------    -----------    --------
Balance, December 31, 1997................................................      $80,000        $ (70,116)    $  9,884
Net loss..................................................................            0          (11,266)     (11,266)
Capital contributions.....................................................       10,000                0       10,000
                                                                                -------        ---------     --------
Balance, September 30, 1998...............................................      $90,000        $ (81,382)    $  8,618
                                                                                -------        ---------     --------
                                                                                -------        ---------     --------

                See accompanying notes to financial statements.

                     ROXY SYSTEMS, INC., D/B/A MAGIC CARPET
                            STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                               NINE MONTH PERIOD
                                                                                              ENDED SEPTEMBER 30,
                                                                                              --------------------
                                                                                                1998        1997
                                                                                              --------    --------
                                                                                                  (UNAUDITED)

Cash flow from operating activities:

  Net loss.................................................................................   $(11,266)   $(41,409)

     Adjustments to reconcile net loss to net cash used by operating activities:

       Depreciation and amortization.......................................................     16,225           0

       Officer salary contributed to capital...............................................     10,000     (12,062)

     Changes in assets and liabilities:

       Accounts receivable.................................................................    (17,569)     (6,953)

       Other assets........................................................................     10,174        (124)

       Accounts payable and accrued expenses...............................................     29,300      62,965
                                                                                              --------    --------

Net cash provided by operating activities..................................................     36,864       2,417
                                                                                              --------    --------

Cash flows from investing activities:

  Acquisition of equipment.................................................................    (16,743)     (3,788)
                                                                                              --------    --------

Cash flows from financing activities:

  Repayments of stockholder and bank loans.................................................    (15,860)     (3,024)
                                                                                              --------    --------

Net increase (decrease) in cash and cash equivalents.......................................      4,261      (4,395)

Cash, beginning of period..................................................................          0       4,622
                                                                                              --------    --------

Cash, end of period........................................................................   $  4,261    $    227
                                                                                              --------    --------
                                                                                              --------    --------

                 See accompanying notes to financial statements

                     ROXY SYSTEMS, INC., D/B/A MAGIC CARPET
                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

     In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of normal recurring accruals, considered necessary for the fair presentation of the results for interim periods. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the full year ending December 31, 1998.

                                JOSEPH J. REPKO
                               435 N. STATE ROAD
                        SPRINGFIELD, PENNSYLVANIA 19064
                                 (610) 328-9551
                              FAX: (610) 328-5589


                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Shareholders
U.S. Online, Inc.
Mount Laurel, NJ 08054

I have audited the accompanying balance sheet of U.S. Online, Inc. as of December 31, 1997 and the related statement of operations, shareholders equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.


In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Online, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the company incurred a substantial net loss of $1,310,142 for 1997. At
December 31, 1997, current liabilities exceeded current assets by $1,399,853 and total liabilities exceed total assets by $1,036,621. These factors, and others discussed in Note 18 specifically the bankruptcy filings under Chapter 11 and then conversion to Chapter 7, liquidation, indicates that the company will not continue to exist. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that will be necessary in the circumstances.


January 6, 1999


Joseph J. Repko, C.P.A

                               U.S. ONLINE, INC.
                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1997

                                            ASSETS
Current assets:
  Cash and cash equivalents....................................................................      $     6,573
  Accounts receivable:
     Franchise.................................................................................           34,000
     Customers.................................................................................           19,783
  Due from shareholders........................................................................            4,800
  Due from franchise owners....................................................................           34,610
                                                                                                     -----------
          Total current assets.................................................................           99,766

Fixed assets--at cost..........................................................................          709,319
  Less accumulated depreciation and amortization...............................................          187,550
                                                                                                     -----------
                                                                                                         521,769
Other assets:
  Deposits.....................................................................................           13,647
  Organization costs--net......................................................................           12,500
                                                                                                     -----------
                                                                                                          26,147
                                                                                                     -----------
          Total Assets.........................................................................      $   647,682
                                                                                                     -----------
                                                                                                     -----------
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of capital lease obligations.................................................      $   169,512
  Accounts payable and accrued expenses........................................................          714,050
  Franchise deposits...........................................................................          485,030
  Sales tax payable............................................................................            3,852
  Deferred revenue.............................................................................           47,175
                                                                                                     -----------
          Total current liabilities............................................................      $ 1,419,619
Capital lease obligations, net of current portion..............................................          264,684
                                                                                                     -----------
          Total liabilities....................................................................        1,684,303
                                                                                                     -----------

Shareholders' equity:
  Common stock--authorized 200,000,000 shares par value $.002, issued and outstanding 9,936,000
     shares....................................................................................           19,871
Additional paid in capital.....................................................................          756,076
Accumulated deficit............................................................................       (1,812,568)
                                                                                                     -----------
          Total shareholders' equity...........................................................       (1,036,621)
                                                                                                     -----------
          Total liabilities and shareholders equity............................................      $   647,682
                                                                                                     -----------
                                                                                                     -----------

                               U.S. ONLINE, INC.
                        COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

Operating revenue..................................................................................   $   610,564
Cost of revenue....................................................................................     1,119,580
                                                                                                      -----------
       Gross profit................................................................................      (509,016)
Operating expenses.................................................................................       692,789
                                                                                                      -----------
       Operating loss..............................................................................    (1,201,805)
Other income (expense)
  Depreciation.....................................................................................      (148,494)
  Interest expense.................................................................................       (70,347)
  Interest income..................................................................................        13,143
  Debt forgiveness income..........................................................................        97,361
                                                                                                      -----------
       Net loss....................................................................................    (1,310,142)
                                                                                                      -----------
                                                                                                      -----------
Net loss per share of common stock.................................................................   $      (.21)
                                                                                                      -----------
                                                                                                      -----------
Weighted average shares outstanding................................................................     6,260,319
                                                                                                      -----------
                                                                                                      -----------

                                U.S. ONLINE, INC
             COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1997

                                                                            CAPITAL                       TOTAL
                                                      COMMON STOCK            IN                         SHARE-
                                                  ---------------------    EXCESS OF    ACCUMULATED     HOLDERS'
                                                    SHARES      AMOUNT     PAR VALUE      DEFICIT        EQUITY
                                                  ----------    -------    ---------    -----------    -----------
Balance, January 1, 1997.......................      875,000    $ 1,750    $  27,858    $   (44,483)   $   (14,875)
Issuance of common stock in January 1997 to
  Venture Quest Shareholders for cancellation
  of debt......................................       55,000        110       12,190                        12,300
Issuance of common stock in January 1997 to
  Venture Quest Shareholders for investment
  return under the Rule 419 offering...........      362,500        725                                        725
Issuance of common stock in January 1997 to
  Venture Quest Shareholders for service to be
  rendered.....................................        7,500         15                                         15
U.S. Online, Inc. prior to merger..............    6,400,000      6,400      449,400       (457,943)        (2,143)
Issuance of common stock to investors in
  private placement prior to merger in June
  1997 U.S. Online.............................       17,333         17       12,982                        12,999
Exchange of U.S. Online Stock..................   (6,417,333)    (6,417)       6,417
Issuance of common stock to U.S. Online, Inc.
  shareholders in a 1:1 exchange...............    6,417,333     12,834      (12,834)
Issuance of common stock to Investors in a
  private placement on July 19, 1997 at $.75
  per share....................................       19,667         39       14,711                        14,750
Issuance of common stock to Investors in a
  private placement on October 29, 1997 at $.25
  per share....................................      199,000        398       49,352                        49,750
Issuance of common stock to Investors in a
  private placement on October 29, 1997 at $.10
  per share....................................    2,000,000      4,000      196,000                       200,000
Net loss for the year ended December 31,
  1997.........................................                                          (1,310,142)    (1,310,142)
                                                  ----------    -------    ---------    -----------    -----------
Balance........................................    9,936,000    $19,871    $ 756,076    $(1,812,568)   $(1,036,621)
                                                  ----------    -------    ---------    -----------    -----------
                                                  ----------    -------    ---------    -----------    -----------

                                U.S. ONLINE, INC
                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

Cash flows from operating activities:
  Net loss.........................................................................................   $(1,310,142)
Adjustments to reconcile net (loss) to net
  cash provided by operating activities:
     Depreciation and amortization.................................................................       154,081
     Changes in assets and liabilities:
       Increase in accounts receivable.............................................................       (12,143)
       Decrease in due from Franchise Pop's........................................................        63,500
       Increase in due from franchise owners.......................................................       (34,610)
       Increase in accounts payable and accrued expenses...........................................       589,151

       Increase in franchise deposits..............................................................        88,030
       Increase in deferred revenue................................................................        47,175
       Increase in sales tax payable...............................................................         3,852
                                                                                                      -----------
       Increase in security deposits...............................................................        (8,459)
                                                                                                      -----------
          Net cash used in operating activities....................................................      (419,565)
                                                                                                      -----------

Cash flows from investing activities:
     Additions to property and equipment...........................................................        99,111
     Payment for organizational costs..............................................................       (14,750)
                                                                                                      -----------
          Net cash used in investing activities....................................................      (113,861)
                                                                                                      -----------
Cash flows from financing activities:
     Repayment of principle under capital lease obligations........................................      (189,550)
     Issuance of common stock in a private placement...............................................       264,500
                                                                                                      -----------
          Net cash provided by financing activities................................................        74,950
                                                                                                      -----------
          Net decrease in cash.....................................................................      (458,476)
Cash and cash equivalents--beginning of year.......................................................       465,049
                                                                                                      -----------
Cash and cash equivalents--ending of year..........................................................   $     6,573
                                                                                                      -----------
                                                                                                      -----------

                               U.S. ONLINE, INC.
                     COMBINED NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

NOTE 1--SUMMARY OF ACCOUNTING POLICIES

  Summary of Significant Accounting Policies

     This summary of significant accounting policies of U.S. Online, Inc. (formerly Venture Quest, Inc.) "the Company" is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity.

  Nature of Operations

     U.S. Online, Inc. (formerly Venture Quest, Inc.) "the Company", was organized under the laws of New York on July 18, 1989, and is engaged in the business of providing computer internet access service and point of sale internet franchise sales to customers primarily in the Eastern Region of the United States.

  Basis of Combination

     The combined financial statements include the accounts of U.S. Online, Inc., a Pennsylvania Corporation and Venture Quest, Inc., a New York Corporation. All significant intercompany accounts and transactions have been eliminated in the combination.

  Fixed Assets

     Fixed assets are stated at cost. Depreciation is provided for by the straight-line and accelerated methods over the estimated useful lives of the assets. Organization costs are amortized on a straight-line basis over a period of five years.

  Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. The Company had a net loss of $1,310,410 at December 31, 1997 and accordingly no provision for income taxes is necessary. The Company has loss carry forward that may be offset against future federal income taxes expiring 2112.

  Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Repairs and Maintenance

     Expenditures for repairs, maintenance, and minor renewals are charged against income as incurred and expenditures for major renewals and betterments are capitalized and amortized over five years. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts with any gain or loss on disposal reflected in income.

                               U.S. ONLINE, INC.
              COMBINED NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

NOTE 1--SUMMARY OF ACCOUNTING POLICIES--(CONTINUED)
  Cash and Cash Equivalents

     The Company considers cash equivalents to be those short-term investments maturing within three months of the balance sheet date.

  Loss per Share

     The loss per share is based on the weighted average number of shares of common stock outstanding during the year.

  Fair Value of Financial Instruments

     The note due from shareholders is based on the terms at which those same loans would be made currently and approximate their fair value. At December 31, 1997, the carrying value of the assets were $647,682 which equates their fair value. The carrying value of the capital lease obligations was $434,196 and are reflective of borrowing rates currently available to the Company.

  Deferred Revenue

     Deferred revenue represents prepayment of customer accounts for services to be rendered. These revenues are amortized over the number of months in the period.

NOTE 2--CONCENTRATION OF CREDIT RISK

     The Company has a potential concentration of credit risk consisting primarily of temporary cash deposits and trade accounts receivable. Concentrations of credit with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across different geographic locations.

NOTE 3--FIXED ASSETS

     Major classifications of property and equipment are summarized below:

                                                                                   DEC. 31, 1997
                                                                                   -------------
Computer equipment and software.................................................     $ 666,784
Furniture and Fixtures..........................................................        41,100
Leasehold improvements..........................................................         1,435
                                                                                     ---------
                                                                                     $ 709,319
                                                                                     ---------
                                                                                     ---------

NOTE 4--RELATED PARTY TRANSACTIONS

  Balance Sheet Items

  Long Term Debt

     U.S. Online, Inc. had incurred a related party obligation to a company for expenses paid on the Company's behalf. Such expenses included: payroll, advertising, rent and other operating expenses advanced since inception. At December 31, 1996, the net advanced costs were $242,945 and were included on the balance sheet financial statement as long-term debt related party.

                               U.S. ONLINE, INC.
              COMBINED NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

NOTE 4--RELATED PARTY TRANSACTIONS--(CONTINUED)
  Retirement of Long Term Debt

     On April 7, 1997, the Board of Directors voted to exchange $200,000 of long term debt to a related party for POP (Point of Presence) deposits. The value of the deposits are estimated at a fair market value established by the Board of Directors. The deposits are to be converted later to franchises. Under such agreement, the franchises will be located in the following territories:
Manhattan, NY, Edison, NJ, Eatontown, NJ and Morristown, NJ.

     On August 3, 1997, the Board of Directors voted to exchange the remaining $40,000 demand note to a related party for POP (Point of Presence) deposits. The value of the deposits were issued at an estimated discount of between 28% and 38% established by the Board of Directors. The deposits are to be converted later to franchises. Under such agreement, the franchises will be located in the following territories: Nassau County, Long Island New York, Southern Westchester County, New York and Vineland, New Jersey.

  Advances

     Related parties had advanced expenses including payroll, advertising, rent, equipment and other expenses since inception. The amounts outstanding at December 31, 1996 was $94,416 and were included in the financial statement as advances from related parties.

  Forgiveness of Debt (Advances)

     On April 7, 1997, management reached an agreement with the related companies concerning the advances. The related companies agreed to forgive the advances in the amount of $97,661 of which $94,416 was listed as related party advances on the balance sheet at December 31, 1996.

  Operating Sub-Lease

     The Company maintains a related party obligation on several non cancelable operating sub-leases from a Company controlled by an executive officer of the Company and a principle shareholder. The master leases from which the sub-leases are derived from are guaranteed by the principles of the affiliated Company. The details of these related party leases are as follows:

     Facility rentals, monthly payments of $2,972, with certain operating expenses and amortized costs, expiring May 1998.

     Telephone system, monthly payments of $361, expiring March 1998.

     Security system, monthly payments of $355, expiring May 2000.

     Computer equipment, monthly payments of $979, on various leases expiring December 1999.

NOTE 5--CAPITAL LEASE OBLIGATIONS

     The Company has purchased certain computer equipment and furniture under capital lease obligations expiring through 2001. Accordingly, SFAS 13 requires that the asset be capitalized and depreciated and the related lease obligations be recorded at the present value of the future minimum lease payments and interest imputed. Some of the lease obligations are secured by the corresponding assets, guaranteed by a related party

                               U.S. ONLINE, INC.
              COMBINED NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

NOTE 5--CAPITAL LEASE OBLIGATIONS--(CONTINUED)
Company and personal guarantees by the executive officers and a principal shareholder of the Company. Future minimum lease obligations at December 31, 1997 for capital lease obligations were as follows:

                                                                                             MINIMUM
                                                                                             MONTHLY       GROSS LEASE
                                                                                            OBLIGATION     OBLIGATIONS
                                                                                            -----------    -----------
Capital lease obligation for modem pools, including interest of 12 5/8%, expires August
  2001...................................................................................     $   621       $  27,324
Capital lease obligation for modem pools, including interest of 18 3/8%, expires December
  2000...................................................................................         539          19,404
Capital lease obligation for computer network, including interest of 20 11/16%, expires
  April 1998.............................................................................         101             404
Capital lease obligation for computer server, including interest of 19.2%, expires
  September 1999.........................................................................         468           9,828
Capital lease obligation for computer web space, including interest of 22.8%, expires
  March 1999.............................................................................         520           7,800
Capital lease obligation for computer equipment, including interest of 23 7/16%, expires
  March 1999.............................................................................         414           6,210
Capital lease obligation for computer equipment, including interest of 86 1/8%, expires
  February 1999..........................................................................         259           3,626
Capital lease obligation for office furniture, including interest of 19 15/16%, expires
  January 2001...........................................................................         416          15,392
Capital lease obligation for computer equipment including interest of 13.41%, expires
  June 2001..............................................................................       5,189         217,938
Capital lease obligation for furniture, including interest of 29.47%, expires April
  1999...................................................................................       1,199          19,184
Capital lease obligation for computer network bundle, including interest of 5.93%,
  expires May 2000.......................................................................         141           4,089
Capital lease obligation for furniture, including interest of 29.9%, expires April 2000..         163           4,564
Capital lease obligation for copier machine, including interest of 21.05%, expires May
  2002...................................................................................         175           9,275
Capital lease obligation for modem pool equipment, including interest of 25.3%, expires
  April 2000.............................................................................         196           5,488
Capital lease obligation for computer equipment including interest of 11.91%, expires May
  2001...................................................................................         640          26,240
Capital lease obligation for modem bundles including interest of 9.47%, expires August
  1999...................................................................................       6,052         121,040
Capital lease obligation for monitors, keyboards & routers including interest of 11.91%,
  expires September 2000.................................................................         235           7,755
Capital lease obligation for scanners and printers including interest of 18.05%, expires
  September 2000.........................................................................         186           6,138
Capital lease obligation for racks and cards including interest of 14.0%, expires
  September 2000.........................................................................         134           4,422
Capital lease obligation for net frames and processors including interest of 15.49%,
  expires December 2000..................................................................         184           6,624
Capital lease obligation for tiget switch and ports including interest of 12.8%, expires
  August 2000............................................................................         163           5,216
Capital lease obligation for master switch and conv. rack including interest of 12.81%,
  expires December 2000..................................................................         335          12,060
                                                                                              -------       ---------
Future minimum lease payments............................................................     $18,330       $ 540,021
                                                                                              -------       ---------
                                                                                              -------       ---------

                               U.S. ONLINE, INC.
              COMBINED NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

NOTE 5--CAPITAL LEASE OBLIGATIONS--(CONTINUED)
     Annual maturities are as follows:

1998.............................................................................   $ 219,152
1999.............................................................................     172,548
2000.............................................................................     105,628
2001.............................................................................      41,818
Thereafter.......................................................................         875
                                                                                    ---------
                                                                                    $ 540,021
Less amounts representing interest...............................................    (108,554)
                                                                                    ---------
Present value of minimum lease payments..........................................   $ 431,467
Less current portion.............................................................     169,512
                                                                                    ---------
Capital lease obligation, net of current portion.................................   $ 261,955
                                                                                    ---------
                                                                                    ---------

NOTE 6--LEASES

     The Company maintains a related party obligation on several non cancelable operating sub-leases from a Company controlled by an executive officer of the Company and a principle shareholder. The master leases from which the sub-leases are derived from are guaranteed by the principles of the affiliated Company. The details of these related party leases are as follows:

     Facility rentals, monthly payments of $2,972, with certain operating expenses and amortized costs, expiring May 1998.

     Telephone system, monthly payments of $361, expiring March 1998.

     Security System, monthly payments of $355, expiring May 2000.

     Computer equipment, monthly payments of $979, on various leases expiring December 1999.

     Future minimum rentals under all non cancelable operating leases are as follows:

YEAR ENDING DECEMBER 31,
-----------------------------------------------------------------------------------
          1998.....................................................................   $23,235
          1999.....................................................................    15,409
          2000.....................................................................     1,225
                                                                                      -------
                                                                                      $39,869
                                                                                      -------
                                                                                      -------

     On August 3, 1997, the Board of Directors voted to exchange $60,000 of related party rents, or five months of payments where the equivalent is $60,000, for POP (Point of Presence) deposits. The value of the deposits were issued at an estimated discount of between 28% and 38% as established by the Board of Directors. The deposits are to be converted later to franchises. Under such agreement, the franchises will be located in the following territories: Nassau County, Long Island New York, Southern Westchester County, New York and Vineland, New Jersey. (See Retirement of Long Term Debt footnote above)

NOTE 7--AGREEMENT, MERGER AND CORPORATE NAME CHANGE

     On May 7, 1997, U.S. Online, Inc., a Pennsylvania Corporation, signed a merger agreement with Venture Quest, Inc., a New York corporation. One share of the Company's common stock was exchanged for one share of Venture Quest, Inc. common stock with Venture Quest, Inc. being the surviving corporation. The exchange is intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code.

                               U.S. ONLINE, INC.
              COMBINED NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

NOTE 7--AGREEMENT, MERGER AND CORPORATE NAME CHANGE--(CONTINUED)
Venture Quest, Inc. has elected to adopt the U.S. Online, Inc. name effective the date of the merger which was June 26, 1997.

NOTE 8--OMNIBUS AND SENIOR EMPLOYEE STOCK OPTION PLAN

     On December 11, 1997, the Company voted to authorize 10,000,000 shares of common stock for an employee stock option plan. The term of the plan will be 10 years. The Company issued 864,000 shares to certain executives of the Company with various employment restrictions and an exercise price of $.25.

NOTE 9--EQUITY FINANCING, CAPITAL STOCK AND WARRANT PURCHASE SHARES

     On June 19, 1997 the Board of Directors voted for the Company to offer on a "best efforts basis", under Regulation A, 133,334 shares of common stock at a price of $.75 per share. The offering closed with 19,667 shares being issued and raised $14,750.

     On October 29, 1997 the Board of Directors voted for the Company to offer on a "best efforts basis", under Regulation A, 400,000 shares of common stock at a price of $.25 per share. The offering closed with 199,000 shares being issued and raised $49,750.

     On October 29, 1997 the Board of Directors voted for the Company to offer on a "best efforts basis", under Regulation A, 2,000,000 shares of common stock at a price of $.10 per share with a minimum purchase of five thousand dollars ($5,000) during the third and fourth quarters of 1997. The offering closed on October 29, 1997 with the maximum shares being issued and raised $200,000.

     On July 18, 1997, the Board of Directors voted to issue to all shareholders of record as of July 18, 1997 a Class A Common Stock Purchase Warrant with an exercise price of $2.00 per share and a maturity of two years from issuance.

     On October 31, 1997, the Board of Directors voted to issue to all shareholders of record a Class B Common Stock Purchase Warrant, whereby the shareholder of record could exercise the warrant shares at an exercise price of four dollars ($4.00) per share on a one for one basis and a maturity of one year from date of issuance.

NOTE 10--NONMONETARY TRANSACTION

     Capital lease obligations were incurred for the purchase of equipment in the amount of $428,640.

NOTE 11--FRANCHISE

     The Company intends to sell Point of Presence territorial rights and equipment under franchising arrangements. These rights granted under the franchise will allow the franchise to exclusively market services provided by the Company throughout a particular geographic region.

NOTE 12--RETIREMENT OF LONG-TERM DEBT AND NONMONETARY TRANSACTIONS

     On April 7, 1997 and August 3, 1997 respectively, the Board of Directors voted to exchange $242,000 of long term debt to a related party for POP (Point of Presence) deposits. The value of the April 7, 1997 deposits are at a fair market value and the August 3, 1997 deposits were issued at a discount as established by the Board of Directors.

                               U.S. ONLINE, INC.
              COMBINED NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

NOTE 13--FOREGIVENESS OF DEBT AND NONMONETARY TRANSACTIONS

     On April 7, 1997 and August 3, 1997 respectively, the Company reached an agreement with the related companies concerning outstanding debt. The related companies agreed to forgive debt in the following amounts which are listed as related party advances on the balance sheet at December 31, 1996.

NOTE 14--COMBINED FINANCIAL STATEMENTS

     Included in the financial statements at December 31, 1997 is the following proforma balance sheet and income statement activity of Venture Quest, Inc, the former development stage company.

                              VENTURE QUEST, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1997

                  ASSETS
Cash.......................................   $    222
Loan Receivable Officers...................      1,170
                                              --------
                                              $  1,392
                                              --------
                                              --------
   LIABILITIES AND SHAREHOLDER'S EQUITY
Loan Payable Officer.......................   $ 12,300
Loan Payable Affiliate.....................      2,000
                                              --------
                                                14,300
Common Stock...............................      1,750
Additional Paid In Capital.................     27,858
Retained Earnings..........................    (42,516)
                                              --------
                                              $(12,908)
                                              --------
                                              $  1,392
                                              --------
                                              --------

                 VENTURE QUEST, INC.
               STATEMENT OF OPERATIONS
                      YEAR ENDED
                  DECEMBER 31, 1997
Sales......................................   $     --
Bank Fees..................................         57
Professional Fees..........................     (3,000)
Taxes......................................        976
                                              --------
Net Income.................................   $  1,967
                                              --------
                                              --------
Retained Earnings
  Beginning................................   $(44,483)
                                              --------
Retained Earnings
  Ending...................................   $(42,516)
                                              --------
                                              --------

NOTE 15--FRANCHISE DEPOSITS

     The Company has received certain deposits in the amount of $344,500 which is reflected as franchise deposit liabilities at December 31, 1997. Upon completion of the Uniform Franchise Offering Circular and the specific performance and obligations of the Company to install these franchise points-of-presence (POP) the Company will recognize such amounts as revenue.

NOTE 16--REALIZATION OF ASSETS AND GOING CONCERN

     As shown in the accompanying financial statements, the Company incurred a net loss of $1,310,142 during the year ended December 31, 1997, and as of that date, the Company's current liabilities exceeded its current assets by $1,319,853 and its total liabilities exceeded its total assets by $1,036,621. These factors create an uncertainty as to the Company's ability to continue as a going concern. The Company has developed a plan to reduce its liabilities through the sale of assets (POP franchises) and/or a possible third party financing. The ability of the Company to continue as a going concern is dependent upon the success of the plan. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

                               U.S. ONLINE, INC.
              COMBINED NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

NOTE 17--COMMITMENTS

     On June 5, 1997 the Board of Directors agreed to issue 50,000 shares of common stock to the Company's internal legal council in exchange for services.

     On February 4, 1997 the Board of Directors agreed to issue 3,333 shares of common stock to the Company's franchise legal council in exchange for services.

     On December 11, 1997, the Company voted to issue the Company's Principal Executive Officer 500,000 shares under the Senior Stock Option Plan and a maximum compensation package of $125,000 annually inclusive of the stock options. In addition, this employment contract would require certain performance results.

NOTE 18--SUBSEQUENT EVENTS

  Issuance of Convertible Subordinated Debentures.

     The Board of Directors voted on September 16, 1997 to issue and register with the securities and exchange commission under Regulation A, 300,000 shares of 9% subordinated convertible debentures with a floating exercise price at a 20% discount to the average closing bid price 15 days prior to conversion and a five year maturity. Under the Securities Purchase Agreement dated May 6, 1998, the Company raised $300,000 by issuing these subordinated debentures and entered into an Intercreditor Agreement with the Note Holders.

  Bankruptcy Filings (Chapter 11)

     On August 25, 1998 the Company filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code with the United states Bankruptcy Court for the District of New Jersey. At the time of the filing, the Company represented that the going concern of the business exceeded its liquidation value.

  Sale of Assets under Chapter 11

     On or about October 23, 1998, the Company and the United States Bankruptcy Court entered into an agreement with a competitor to sell substantially all of its corporate assets for $566,000, including $161,000 paid to satisfy certain executory contracts, eleven point of presence locations and all equipment located at the Mount Laurel headquarters of the Company.

  Litigation and Objections to Motions under Chapter 11 protection

     Certain motions of protest were filed against the Company and its principles for the sale of the Company's assets. In addition, an injunctive relief and compensatory and punitive damages attributable to breach of common law fiduciary duties as shareholders and other improper actions are being sought by certain Point of Presence owners.

  Bankruptcy Motion of Conversion from Chapter 11 to Chapter 7.

     On December 21, 1998, the United States Trustee motioned to convert the Chapter 11 petition to Chapter 7 liquidation proceedings. A United States Trustee was appointed to liquidate the affairs of the Company based on the debtors inability to: provide certain required documentation and schedules, to effectuate a plan of reorganization, to pay quarterly fees due to the United States Trustee and other supporting facts as stated in the December 21, 1998 Motion.

                               U.S. ONLINE, INC.
              COMBINED NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

NOTE 18--SUBSEQUENT EVENTS--(CONTINUED)


  Liquidation Value of the Company



     On December 21, 1998, the Company converted the Chapter 11 petition to Chapter 7 liquidation proceedings. Effective with the decision to liquidate the carrying amounts of assets and liabilities were adjusted from their historical basis to the amounts of cash expected from their realization and settlement.



                                                                ESTIMATED
                                                               LIQUIDATION
                                                                  VALUE
                                                               -----------
Cash........................................................   $       100
Accounts Receivable.........................................        10,000
Escrowed Funds..............................................       338,300
Other Assets................................................           800
                                                               -----------
     Total Assets...........................................       349,200
Accounts Payable
  (Claims Filed $ 1,800,000)
  Claims Liquidated.........................................       349,200
                                                               -----------
                                                               $        --
                                                               -----------
                                                               -----------

                               U.S. ONLINE, INC.
                            SUPPLEMENTAL INFORMATION
                            COMBINED COST OF REVENUE
                          YEAR ENDED DECEMBER 31, 1997

Advertising.........................................................................................  $    539,164
Agent's commissions.................................................................................        33,691
Credit card settlement fees.........................................................................        18,154
Electrical expense..................................................................................        15,184
Telecommunication charges...........................................................................       513,387
                                                                                                      ------------
                                                                                                      $  1,119,580
                                                                                                      ------------
                                                                                                      ------------

                                U.S. ONLINE, INC
                            SUPPLEMENTAL INFORMATION
                          COMBINED OPERATING EXPENSES
                          YEAR ENDED DECEMBER 31, 1997

Salaries office.......................................................................................  $  269,083
Payroll tax expense...................................................................................      31,918
Bank charges..........................................................................................      15,734
Casual labor..........................................................................................      17,358
Charity...............................................................................................       1,800
Computer supplies and software........................................................................      13,837
Dues and subscriptions................................................................................       1,468
Entertainment.........................................................................................       5,818
Fuel and oil..........................................................................................       5,895
Insurance.............................................................................................       4,855
Lease--telephone system...............................................................................       3,972
Office expenses and printing..........................................................................      25,101
Postage...............................................................................................      47,292
Professional fees.....................................................................................      41,444
Rent--office..........................................................................................      43,931
Rent--computer room...................................................................................         589
Rental equipment......................................................................................       7,344
Repairs and maintenance...............................................................................       7,408
Security system lease.................................................................................       4,258
Taxes Other...........................................................................................       2,193
Technical manuals.....................................................................................       2,421
Telephone.............................................................................................     126,423
Utilities.............................................................................................      12,647
                                                                                                        ----------
                                                                                                        $  692,789
                                                                                                        ----------
                                                                                                        ----------

                                JOSEPH J. REPKO
                          CERTIFIED PUBLIC ACCOUNTANT
                               453 N. STATE ROAD
                        SPRINGFIELD, PENNSYLVANIA 19064
                                 (610) 328-9551

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
U.S. Online, Inc.
Mt. Laurel, New Jersey

I have audited the accompanying balance sheet of U.S. Online, Inc. as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Online, Inc. as of December 31, 1996, and the results of its operations, stockholders' equity and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          JOSEPH J. REPKO, CPA

February 8, 1997

                               U.S. ONLINE, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1996

                                               ASSETS
Current assets:
  Cash and cash equivalents..........................................................................   $ 459,336
  Accounts receivable:
     Franchise.......................................................................................      97,500
     Customers.......................................................................................       7,640
  Due from shareholders..............................................................................       4,800
                                                                                                        ---------
Total current assets.................................................................................     569,276
Fixed assets--at cost................................................................................     181,568
  Less accumulated depreciation and amortization.....................................................      35,719
                                                                                                        ---------
                                                                                                          145,849
Other assets.........................................................................................       5,188
                                                                                                        ---------
     Total assets....................................................................................   $ 720,313
                                                                                                        ---------
                                                                                                        ---------

                                LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Advances from related parties......................................................................   $  94,416
  Current portion of capital lease obligations.......................................................      38,993
  Current portion of long term debt--related party...................................................      33,320
  Accounts payable and accrued expenses..............................................................     124,899
  Accrued interest--related party....................................................................      10,932
  Franchise deposits.................................................................................     157,000
                                                                                                        ---------
     Total current liabilities.......................................................................     459,560
Long term debt, net of current portion--related party................................................     209,625
Capital lease obligations, net of current portion....................................................      53,271
                                                                                                        ---------
     Total liabilities...............................................................................     722,456

Shareholders' equity:
  Additional paid in capital.........................................................................     449,400
  Common stock--authorized 10,000,000 shares par value $.001,
     issued and outstanding 6,400,000 shares.........................................................       6,400
  Accumulated deficit................................................................................    (457,943)
                                                                                                        ---------
     Total shareholders' equity......................................................................      (2,143)
                                                                                                        ---------
Total liabilities and shareholders equity............................................................   $ 720,313
                                                                                                        ---------
                                                                                                        ---------

        See accountant's audit report and notes to financial statements.

                               U.S. ONLINE, INC.
                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

Operating revenue...................................................................................   $  143,890
Cost of revenue.....................................................................................      161,823
                                                                                                       ----------
  Gross profit......................................................................................      (17,933)
Operating expenses..................................................................................      382,917
                                                                                                       ----------
  Operating loss (loss).............................................................................     (400,850)
Other income (expense):
  Depreciation......................................................................................      (35,719)
  Interest expense..................................................................................      (21,881)
  Interest income...................................................................................          507
                                                                                                       ----------
Net loss............................................................................................   $ (457,943)
                                                                                                       ----------
                                                                                                       ----------
Net loss per share of common stock..................................................................   $    (.072)
Weighted average shares outstanding.................................................................    6,400,000

        See accountant's audit report and notes to financial statements.

                               U.S. ONLINE, INC.
                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                          YEAR ENDED DECEMBER 31, 1996

                                                          COMMON STOCK       CAPITAL IN
                                                      --------------------   EXCESS OF      ACCUM'D     STOCKHOLDERS'
                                                        SHARES     AMOUNT    PAR VALUE      DEFICIT       EQUITY
                                                      ----------   -------   ----------    ---------    -------------
Balance, January 1, 1996...........................        1,000   $ 1,000                                $   1,000
Adjustment for fifty-eight hundred
  to one stock split...............................    5,799,000     4,800                                    4,800
Issuance of common stock to investors in a Private
  Placement in December 22, 1996...................      600,000       600    $449,400                      450,000
Net loss for the year ended
  December 31, 1996................................                                        $(457,943)      (457,943)
                                                      ----------   -------    --------     ---------      ---------
Balance, December 31, 1996.........................    6,400,000   $ 6,400    $449,400     $(457,943)     $  (2,143)
                                                      ----------   -------    --------     ---------      ---------
                                                      ----------   -------    --------     ---------      ---------

        See accountant's audit report and notes to financial statements.

                               U.S. ONLINE, INC.
                            STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996

                                                                                                          1996
                                                                                                        ---------
Cash flows from operating activities:
  Net loss...........................................................................................   $(457,943)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
  Depreciation and amortization......................................................................      35,719
  Changes in assets and liabilities:
     Increase in accounts receivable.................................................................    (105,140)
     Increase in other assets........................................................................      (5,188)
     Increase in accounts payable and accrued expenses...............................................     135,831
     Increase in deposits............................................................................     157,000
                                                                                                        ---------
          Net cash used in operating activities......................................................    (239,721)
                                                                                                        ---------
Cash flows from investing activities:
  Additions to property and equipment................................................................     (36,244)
  Loans to stockholder...............................................................................      (4,800)
                                                                                                        ---------
          Net cash used in investing activities......................................................     (41,044)
Cash flows from financing activities:
  Advances from related parties......................................................................      94,416
  Issuance of common stock to related parties........................................................       5,800
  Net related party loans............................................................................     189,885
  Issuance of common stock in a private placement....................................................     450,000
                                                                                                        ---------
          Net cash provided by financing activities..................................................     740,101
                                                                                                        ---------
          Net increase in cash.......................................................................     459,336
Cash and cash equivalents--beginning.................................................................          --
                                                                                                        ---------
Cash and cash equivalents--ending....................................................................   $ 459,336

        See accountant's audit report and notes to financial statements.

                               U.S. ONLINE, INC.
                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

NOTE 1--SUMMARY OF ACCOUNTING POLICIES

  Nature of Operations

     U.S. Online, Inc. "the Company", a Pennsylvania Corporation, is engaged in the business of providing computer internet access service and point of sale internet franchise sales to customers primarily in the Eastern Region of the United States.

     On October 17, 1996 the Company issued an aggregate of 5,800,000 shares of restricted common stock to its shareholders in a 5,800 to 1 stock split.

     During 1996, the Company offered to private investors through a private offering a total of 600,000 shares at an offering price of $.75 per share. The maximum offering would raise the company $450,000, the minimum would raise $300,000. At December 31, 1996, the Company obtained its maximum offering.

  Fixed Assets

     Fixed assets are stated at cost. Depreciation is provided for by the straight-line and accelerated methods over the estimated useful lives of the assets.

  Income Taxes

     The company elected to be taxed as a Subchapter "S" Corporation for both federal and state tax purposes. Accordingly, the company's results of operations are reflected in the shareholder's individual tax returns therefore, no tax provision has been reflected in the accompanying financial statements. On December 22, 1996, the company terminated its Subchapter "S" election due to the addition of a corporate shareholder.

     The company filed a regular corporate return for the short period
December 22, to December 31, 1996. No provision for taxes has been reflected on the accompanying financial statement due to a net loss for the short period.

  Use of Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Repairs and Maintenance

     Expenditures for repairs, maintenance, and minor renewals are charged against income as incurred and expenditures for major renewals and betterments are capitalized and amortized over five years. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts with any gain or loss on disposal reflected in income.

                               U.S. ONLINE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1996

NOTE 1--SUMMARY OF ACCOUNTING POLICIES--(CONTINUED)
  Cash and Cash Equivalents

     The Company considers cash equivalents to be those short-term investments maturing within three months of the balance sheet date.

  Loss per Share

     The loss per share is based on the weighted average number of shares of common stock outstanding during the year. The effect of the stock split of 5,800 to 1 has been considered in this calculation.

  Fair Value of Financial Instruments

     The note due from shareholders is based on the terms at which those same loans would be made currently and approximate their fair value. At December 31, 1996, the carrying value of the assets were $720,313 which equates their fair value. The carrying value of the capital lease obligations was $92,264, the related party long-term note was $242,945, and the related party advances were $94,416 and are reflective of borrowing rates currently available to the Company.

NOTE 2--CONCENTRATION OF CREDIT RISK

     The Company has a potential concentration of credit risk consisting primarily of temporary cash deposits and trade accounts receivable. Concentrations of credit with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across different geographic locations. At December 31, 1996, the Company held $459,336 in one bank account which is in excess of the federal deposit insurance company limit of $100,000 creating a potential concentration of credit risk of $359,336.

NOTE 3--FIXED ASSETS

     Major classifications of property and equipment are summarized below:

                                                                       1996
                                                                     --------
Computer equipment and software...................................   $164,418
Furniture and fixtures............................................     15,715
Leasehold improvements............................................      1,435
                                                                     --------
                                                                     $181,568
                                                                     --------
                                                                     --------

     At December 31, 1996 the Company agreed to assume title of assets under capital leases previously leased by a related party. The equipment was physically in operation by the Company and payments were made by the Company directly to the third party lessors.

NOTE 4--RELATED PARTY TRANSACTIONS

BALANCE SHEET ITEMS

  Notes Payable

     U.S. Online, Inc. has incurred a related party obligation to two companies for expenses paid on the Company's behalf. Such expenses included: payroll, advertising, rent and other operating expenses advanced since inception. As of December 31, 1996, the net advanced costs were $242,945. The note bears interest at

                               U.S. ONLINE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1996

NOTE 4--RELATED PARTY TRANSACTIONS--(CONTINUED)
9% annually and is payable in monthly installments of $5,043 beginning
March 15, 1997. Interest on the related party debt was $10,932 at December 31, 1996.

     Annual maturities are as follows:

1997..............................................................   $ 33,320
1998..............................................................     43,413
1999..............................................................     47,486
2000..............................................................     51,940
2001..............................................................     56,812
2002..............................................................      9,974
                                                                     --------
                                                                     $242,945
                                                                     --------
                                                                     --------

  Advances

     Related parties had advanced expenses including payroll, advertising, rent, equipment and other expenses since inception. The amounts outstanding at December 31, 1996 was $94,416.

  Operating Sub-Lease

     The Company maintains a related party obligation on several non-cancelable operating sub-leases from a Company controlled by an executive officer of the Company and a principle shareholder. The master leases from which the sub-leases are derived from are guaranteed by the principles of the affiliated Company. The details of these related party leases are as follows:

     Facility rentals, monthly payments of $2,972, with certain operating expenses and amortized costs, expiring May 1998.

     Telephone system, monthly payments of $361, expiring March 1998. Security System, monthly payments of $355, expiring May 2000. Computer equipment, monthly payments of $979, on various leases expiring December 1999.

NOTE 5--CAPITAL LEASE OBLIGATIONS

     The Company has purchased certain computer equipment and furniture under capital lease obligations expiring through 2001. Accordingly, SFAS 13 requires that the asset be capitalized and depreciated and the related lease obligations be recorded at the present value of the future minimum lease payments and interest imputed. The lease obligations are secured by the corresponding assets, guaranteed by a related party

                               U.S. ONLINE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1996

NOTE 5--CAPITAL LEASE OBLIGATIONS--(CONTINUED)
Company and personal guarantees by the executive officers and a principal shareholder of the Company. Future minimum lease obligations at December 31, 1996 for capital lease obligations were as follows:

                                                                                             MINIMUM
                                                                                             MONTHLY       GROSS LEASE
                                                                                            OBLIGATIONS    OBLIGATION
                                                                                            -----------    -----------
Capital lease obligation for modem pools, including interest of 12 5/8%..................     $   586       $  32,831
Capital lease obligation for modem pools, including interest of 18 3/8%..................         539          25,328
Capital lease obligation for computer network, including interest of 20 11/16%...........         101           1,621
Capital lease obligation for computer server, including interest of 15 1/16%.............         442          14,595
Capital lease obligation for computer web space, including interest of 18 9/16%..........         491          13,261
Capital lease obligation for computer equipment, including interest of 23 7/16%..........         414          11,187
Capital lease obligation for computer equipment, including interest of 86 1/8%...........         259           6,737
Capital lease obligation for office furniture, including interest of 19 15/16%...........         416          20,386
                                                                                              -------       ---------
Future minimum lease payments............................................................     $ 3,248       $ 125,946
                                                                                              -------       ---------
                                                                                              -------       ---------
Annual maturities are as follows:
  1997...................................................................................                   $  38,993
  1998...................................................................................                      38,182
  1999...................................................................................                      25,709
  2000...................................................................................                      17,956
  2001...................................................................................                       5,106
                                                                                                            ---------
                                                                                                            $ 125,946
                                                                                                            ---------
Less amounts representing interest.......................................................                     (33,682)
                                                                                                            ---------
Present value of minimum lease payments..................................................                   $  92,264
                                                                                                            ---------
Less current portion.....................................................................                     (38,993)
                                                                                                            ---------
Capital lease obligation, net of current portion.........................................                   $  53,271
                                                                                                            ---------
                                                                                                            ---------

NOTE 6--LEASES

     The Company maintains a related party obligation on several non-cancelable operating sub-leases from a Company controlled by an executive officer of the Company and a principle shareholder. The master leases from which the sub-leases are derived from are guaranteed by the principles of the affiliated Company. The details of these related party leases are as follows:

     Facility rentals, monthly payments of $2,972, with certain operating expenses and amortized costs, expiring May 1998.

     Telephone system, monthly payments of $361, expiring March 1998. Security System, monthly payments of $355, expiring May 2000. Computer equipment, monthly payments of $979, on various leases expiring December 1999.

                               U.S. ONLINE, INC.
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1996

NOTE 6--LEASES--(CONTINUED)
          Future minimum rentals under all non-cancelable operating leases are as follows:

YEAR ENDING
DECEMBER 31,
------------
   1997.........................................................     $ 35,085
   1998.........................................................       23,235
   1999.........................................................       15,409
   2000.........................................................        1,225
                                                                     --------
                                                                     $ 74,954
                                                                     --------
                                                                     --------

NOTE 7--PROPOSED MERGER

     On December 2, 1996 the Company signed a letter of intent to merge with Venture Quest, Inc., a New York corporation. One share of the Company's common stock will be exchanged for one share of Venture Quest, Inc. common stock with Venture Quest, Inc. being the surviving corporation. The exchange is intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code.

NOTE 8--NOTES PAYABLE

  Notes Payable

     U.S. Online, Inc. has incurred a related party obligation to two companies for expenses paid on the Company's behalf. Such expenses included: payroll, advertising, rent and other operating expenses advanced since inception. As of December 31, 1996, the net advanced costs were $242,945. The note bears interest at 9% annually and is payable in monthly installments of $5,043 beginning
March 15, 1997. Interest on the related party debt was $10,932 at December 31, 1996.

     Annual maturities are as follows:

1997............................................................     $ 33,320
1998............................................................       43,413
1999............................................................       47,486
2000............................................................       51,940
2001............................................................       56,812
2002............................................................        9,974
                                                                     --------
                                                                     $242,945
                                                                     --------
                                                                     --------

NOTE 9--NONMONETARY TRANSACTION

     Capital lease obligations were incurred for the purchase of equipment in the amount of $104,512.

     Related parties contributed equipment in the amount of $48,312 along with the payment of Company expenses in the amount of $346,390. The equipment has been recorded in the accompanying balance sheet at its fair market value on the date of the transfer.

NOTE 10--FRANCHISE

     The Company intends to sell Point of Presence territorial rights and equipment under franchising arrangements. These rights granted under the franchise will allow the franchise to exclusively market services provided by the Company throughout a particular geographic region.

                                JOSEPH J. REPKO
                          CERTIFIED PUBLIC ACCOUNTANT
                               453 N. STATE ROAD
                        SPRINGFIELD, PENNSYLVANIA 19064
                                 (610) 328-9551

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                          ON SUPPLEMENTARY INFORMATION

Officers and Directors
U.S Online, Inc.
Mount Laurel, NJ

     My audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole of U.S. Online, Inc. for the year ended December 31, 1996, which is presented in the preceding section of this report. The supplementary information presented hereinafter is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the audit procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

                                               JOSEPH J. REPKO, CPA

February 8, 1997

                               U.S. ONLINE, INC.
                            SUPPLEMENTAL INFORMATION
                                COST OF REVENUE
                          YEAR ENDED DECEMBER 31, 1996

Advertising.................................................................................  $   80,131
Agent's commissions.........................................................................       7,986
Credit card settlement fees.................................................................       6,279
Electrical expense..........................................................................       4,390
Telecommunication charges...................................................................      63,037
                                                                                              ----------
                                                                                              $  161,823
                                                                                              ----------
                                                                                              ----------

              See accountant's report on supplemental information.

                               U.S. ONLINE, INC.
                            SUPPLEMENTAL INFORMATION
                               OPERATING EXPENSES
                          YEAR ENDED DECEMBER 31, 1996

Salaries office.......................................................................................   $ 80,325
Payroll tax expense...................................................................................      7,695
Automobile expenses...................................................................................      1,126
Casual labor..........................................................................................     13,380
Charity...............................................................................................        600
Computer supplies and software........................................................................     40,409
Consulting............................................................................................     20,000
Corporate taxes.......................................................................................        325
Dues and subscriptions................................................................................      4,485
Entertainment.........................................................................................      1,177
Fuel and oil..........................................................................................      1,071
Insurance.............................................................................................      1,645
Lease--telephone system...............................................................................      4,334
Office expenses.......................................................................................     30,221
Postage...............................................................................................     32,112
Printing..............................................................................................     12,790
Professional fees.....................................................................................     48,640
Rent--office..........................................................................................     35,674
Rent--computer room...................................................................................        785
Rental equipment......................................................................................     14,181
Repairs and maintenance...............................................................................      1,741
Security system lease.................................................................................      4,876
Technical manuals.....................................................................................        865
Telephone.............................................................................................     16,946
Utilities.............................................................................................      7,514
                                                                                                         --------
                                                                                                         $382,917
                                                                                                         --------
                                                                                                         --------

              See accountant's report on supplemental information.

                               U.S. ONLINE, INC.
                            STATEMENTS OF OPERATIONS

                                                                                           NINE MONTHS ENDED
                                                                                             SEPTEMBER 30,
                                                                                        ------------------------
                                                                                          1998           1997
                                                                                        ---------      ---------
                                                                                              (UNAUDITED)

Revenues.............................................................................   $ 768,142      $ 408,553
Cost of revenues.....................................................................     915,454        596,710
                                                                                        ---------      ---------
  Gross loss.........................................................................    (147,312)      (188,157)

Operating expenses:
  Selling, general and administrative................................................     825,379        530,256
                                                                                        ---------      ---------
Net loss.............................................................................   $(972,691)     $(718,413)
                                                                                        ---------      ---------
                                                                                        ---------      ---------

                See accompanying notes to financial statements.

                               U. S. ONLINE, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                                  (UNAUDITED)

                                                                            NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                                           --------------------------------------
                                                                           CAPITAL     ACCUMULATED
                                                                            STOCK        DEFICIT         TOTAL
                                                                           --------    -----------    -----------

Balance, December 31, 1997..............................................   $775,948    $(1,812,568)   $(1,036,620)

Net loss................................................................          0       (972,691)      (972,691)

Capital contributions...................................................     24,250              0         24,250
                                                                           --------    -----------    -----------

Balance, September 30, 1998.............................................   $800,198    $(2,785,259)   $(1,985,061)
                                                                           --------    -----------    -----------
                                                                           --------    -----------    -----------

                See accompanying notes to financial statements.

                               U.S. ONLINE, INC.
                            STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                                NINE MONTHS
                                                                                            ENDED SEPTEMBER 30,
                                                                                           ----------------------
                                                                                             1998         1997
                                                                                           ---------    ---------
                                                                                                (UNAUDITED)
Cash flow from operating activities:
  Net loss..............................................................................   $(972,691)   $(718,413)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization......................................................     139,083      109,135
     Allowance for doubtful accounts....................................................          --           --
     Officer salary contributed to capital..............................................          --           --
     Stock options issued for services..................................................          --           --
     Non-cash compensation charge.......................................................          --           --
     Changes in assets and liabilities:
       Accounts receivable..............................................................      70,042       49,542
       Notes receivable.................................................................          --           --
       Prepaid expenses and other.......................................................          --           --
       Other assets.....................................................................      (2,218)     (20,098)
       Accounts payable and accrued expenses............................................     644,626      362,149
       Notes payable....................................................................     166,250           --
       Franchise deposits...............................................................     (70,861)     187,500
       Deferred revenue.................................................................      43,575       10,000
                                                                                           ---------    ---------
Net cash provided (used) by operating activities........................................      17,806      (20,185)
                                                                                           ---------    ---------
Cash flows from investing activities:
  Acquisition of equipment..............................................................     (72,714)    (494,916)
                                                                                           ---------    ---------
Cash flows from financing activities:
  Due to related parties................................................................          --     (297,361)
  Proceeds from stockholder loans & capitalized leases..................................      25,130      354,004
  Repayments of stockholder loans & capitalized leases..................................          --           --
  Purchase of treasury stock............................................................          --           --
  Proceeds from sale of common stock and warrants.......................................      24,250       11,164
                                                                                           ---------    ---------
  Net cash provided by financing activities.............................................      49,380       67,807
                                                                                           ---------    ---------
  Net increase (decrease) in cash and cash equivalents..................................      (5,527)    (447,294)
Cash, beginning of period...............................................................       6,573      459,336
                                                                                           ---------    ---------
Cash, end of period.....................................................................   $   1,046    $  12,042
                                                                                           ---------    ---------
                                                                                           ---------    ---------

                See accompanying notes to financial statements.

                               U. S. ONLINE, INC.
                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of the results for interim periods. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the full year ending December 31, 1998.

                             STEVEN H. MERMELSTEIN
                          CERTIFIED PUBLIC ACCOUNTANT
                                 2523 AVENUE P
                             BROOKLYN, N. Y. 11229
                                 1-718-258-6865

                          INDEPENDENT AUDITOR'S REPORT

To the Stockholders
Webspan, Inc.
Lakewood, N. J. 08701

I have audited the accompanying balance sheets of Webspan, Inc. (the "Company") as of December 31, 1996 and 1997, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          STEVEN H. MERMELSTEIN, CPA

February 8, 1999
Brooklyn, NY

                                 WEBSPAN, INC.
                                 BALANCE SHEETS

                                                                                       DECEMBER 31,    DECEMBER 31,
                                                                                           1997            1996
                                                                                       ------------    ------------

                                       ASSETS
Current:
  Cash and cash equivalents.........................................................   $     45,161    $     75,245
  Accounts receivable...............................................................             --          57,428
  Prepaid expenses and other current assets.........................................         48,683          29,210
                                                                                       ------------    ------------
     Total current assets...........................................................         93,844         161,883
                                                                                       ------------    ------------
Fixed:
  Equipment and equipment leases....................................................        417,794         406,632
  Less: accumulated depreciation....................................................       (213,680)        (81,326)
     Net fixed assets...............................................................        204,114         325,306
                                                                                       ------------    ------------
  Other assets......................................................................         11,875          41,084
                                                                                       ------------    ------------
Total Assets........................................................................   $    309,833    $    528,273
                                                                                       ------------    ------------
                                                                                       ------------    ------------

                       LIABILITIES AND STOCKHOLDERS' DEFICIT
Current:
  Notes payable--current portion....................................................   $    132,372    $     85,416
  Equipment lease payable--current portion..........................................         19,344          19,343
  Accounts payable and accrued expenses.............................................        126,810         147,985
  Deferred income...................................................................        751,561         408,898
                                                                                       ------------    ------------
     Total current liabilities......................................................      1,030,087         661,642
                                                                                       ------------    ------------

Long term:
  Notes payable--long term portion..................................................             --          75,428
  Equipment leases payable--long term portion.......................................         10,193          29,537
  Deferred income...................................................................         32,890             955
                                                                                       ------------    ------------
     Total long-term liabilities....................................................         43,083         105,920
                                                                                       ------------    ------------

Officer loans payable...............................................................        105,322         257,932
     Total liabilities..............................................................      1,178,492       1,025,494
                                                                                       ------------    ------------

Stockholders' deficit:
Capital stock, no par value, 1,000,000 shares authorized and issued.................        300,000         300,000
Accumulated deficit.................................................................     (1,168,659)       (797,221)
                                                                                       ------------    ------------
     Total stockholders' deficit....................................................       (868,659)       (497,221)
                                                                                       ------------    ------------
Total liabilities and stockholders' deficit.........................................   $    309,833    $    528,273
                                                                                       ------------    ------------
                                                                                       ------------    ------------

      See independent auditor's report and notes to financial statements.

                                 WEBSPAN, INC.
                            STATEMENTS OF OPERATIONS

                                                                                          FOR THE TWELVE MONTHS
                                                                                            ENDED DECEMBER 31,
                                                                                         ------------------------
                                                                                            1997          1996
                                                                                         ----------    ----------
Revenues..............................................................................   $1,265,470    $  643,017
Cost of revenues......................................................................    1,356,493       698,388
                                                                                         ----------    ----------
Gross profit..........................................................................      (91,023)      (55,371)
Operating expenses:
  Selling, general and administrative.................................................      270,679       741,850
                                                                                         ----------    ----------
Loss from operations..................................................................     (361,702)     (797,221)
Other income (expense):
  Interest expense....................................................................        9,736            --
                                                                                         ----------    ----------
          Net loss....................................................................   $ (371,438)   $ (797,221)
                                                                                         ----------    ----------
                                                                                         ----------    ----------
Loss per share of common stock........................................................   $    (0.37)   $    (0.80)
                                                                                         ----------    ----------
                                                                                         ----------    ----------
Weighted average number of shares outstanding:........................................    1,000,000     1,000,000
                                                                                         ----------    ----------
                                                                                         ----------    ----------

      See independent auditor's report and notes to financial statements.

                                 WEBSPAN, INC.
                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                 TWELVE MONTHS ENDED DECEMBER 31, 1997 AND 1996

                                                                                        ACCUMULATED
                                                                         -----------------------------------------
                                                                         COMMON STOCK       DEFICIT        TOTAL
                                                                         -------------    -----------    ---------

Balance, January 1, 1996..............................................     $      --      $        --    $      --
Issue 1,000,000 shares--capital stock, no par.........................       300,000               --      300,000
Net loss..............................................................            --         (797,221)    (797,221)
                                                                           ---------      -----------    ---------
Balance, December 31, 1996............................................       300,000         (797,221)    (497,221)
Net loss..............................................................            --         (371,438)    (371,438)
                                                                           ---------      -----------    ---------
Balance, December 31, 1997............................................     $ 300,000      $(1,168,659)   $(868,659)
                                                                           ---------      -----------    ---------
                                                                           ---------      -----------    ---------

      See independent auditor's report and notes to financial statements.

                                 WEBSPAN, INC.
                            STATEMENTS OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                               TWELVE MONTHS
                                                                                             ENDED DECEMBER 31,
                                                                                           ----------------------
                                                                                             1997         1996
                                                                                           ---------    ---------
Cash flow from operating activities:

Net loss................................................................................   $(371,438)   $(797,221)
Adjustments to reconcile net loss to net cash used by operating activities:
  Depreciation and amortization.........................................................     132,354       81,326
  Changes in assets and liabilities:
     Accounts receivable................................................................      57,428      (57,428)
     Prepaid expenses and other.........................................................     (19,473)     (29,210)
     Other assets.......................................................................      29,209      (41,084)
     Accounts payable and accrued expenses..............................................     (21,175)     147,985
     Deferred income....................................................................     374,598      409,853
                                                                                           ---------    ---------
Net cash used by operating activities...................................................     181,503     (285,779)

Cash flows from investing activities:
  Acquisition of equipment..............................................................     (11,162)    (406,632)
Net cash used by operating activities...................................................     (11,162)    (406,632)
                                                                                           ---------    ---------
Cash flows from financing activities:
  Proceeds from notes payable...........................................................          --      160,844
  Proceeds from officer loans payable...................................................          --      257,932
  Proceeds from equipment leases payable................................................          --       48,880
  Repayments of notes and officer notes payable.........................................    (181,082)          --
  Repayments of equipment leases payable................................................     (19,343)          --
  Proceeds from sale of capital stock...................................................          --      300,000
                                                                                           ---------    ---------
Net cash used by financing activities...................................................    (200,425)     767,656
                                                                                           ---------    ---------
Net increase in cash and cash equivalents:..............................................   $ (30,084)   $  75,245
Cash, beginning of period...............................................................      75,245           --
                                                                                           ---------    ---------
Cash, end of period.....................................................................   $  45,161    $  75,245
                                                                                           ---------    ---------
                                                                                           ---------    ---------

      See independent auditor's report and notes to financial statements.

                                 WEBSPAN, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 1--ORGANIZATION AND NATURE OF BUSINESS

     The Company is a corporation organized on January 5, 1996 under the laws of the state of New Jersey for the purpose of serving as an internet web host.

NOTE 2--EQUIPMENT AND DEPRECIATION

     Equipment is stated at cost and equipment leases are all capitalized. Depreciation is computed over a period of five (5) years using the double-declining balance method. All equipment is subject to an U. C. C. security interest.

NOTE 3--EQUIPMENT LEASE PAYABLE

     Equipment lease payable represents the balance of lease payments due on the capitalized leases included in note 2.

NOTE 4--NOTES PAYABLE/DEFERRED INTEREST

     Net server equipment in the amount of $112,425 was purchased from U. S. Robotics. Note payments of $7,118 are to be made monthly for 24 months of which $58,419 represents deferred interest. The equipment is subject to an U. C. C. filing.

NOTE 5--DEFERRED INCOME-REVENUE RECOGNITION

     Deferred income applies to prepaid customer subscriptions, which if cancelled at the customer's discretion under each of the respective plans, would be non-forfeitable. Consequently, income will be recognizable at the point that payments are forfeitable.

NOTE 6--SUBSEQUENT EVENTS

     On January 5, 1998 CPHP, a secured creditor of Webspan, Inc., enforced a security interest against Webspan, Inc. due to its default of an agreement dated December 10, 1995. The U. C. C. security interest was applicable to much of the equipment, equipment leases and to the entire customer list. This effectively terminated Webspan Inc.'s status as a going concern. CPHP subsequently transferred all the acquired assets to Webspan Communications, Inc. subject to a new U. C. C. interest on the equipment and customer list in exchange for its stock.

                          WEBSPAN COMMUNICATIONS, INC.
                            STATEMENTS OF OPERATIONS

                                                                                            NINE MONTHS ENDED
                                                                                      ------------------------------
                                                                                      SEPTEMBER 30,    SEPTEMBER 30,
                                                                                         1998              1997
                                                                                      -------------    -------------
                                                                                               (UNAUDITED)
Revenues...........................................................................     $ 803,741       $ 1,088,953
Cost of revenues...................................................................       837,983         1,026,724
                                                                                        ---------       -----------
  Gross (loss) profit..............................................................       (34,242)           62,229

Operating expenses:
  Selling, general and administrative..............................................       258,770           317,054
                                                                                        ---------       -----------
Net loss...........................................................................     $(293,012)      $  (254,825)
                                                                                        ---------       -----------
                                                                                        ---------       -----------

                See accompanying notes to financial statements.

                          WEBSPAN COMMUNICATIONS, INC.
                       STATEMENT OF STOCKHOLDERS DEFICIT
                                  (UNAUDITED)

                                                                             NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                                             -------------------------------------
                                                                              CAPITAL     ACCUMULATED
                                                                               STOCK       DEFICIT         TOTAL
                                                                             ---------    -----------    ---------

Balance at January 5, 1998:
Issue 1,000,000 shares--capital stock, no par.............................   $ 183,668                   $ 183,668
Net loss..................................................................                 $(293,012)     (293,012)
Capital contributions (withdrawals).......................................     (25,000)
                                                                             ---------     ---------     ---------
Balance, September 30, 1998...............................................   $ 158,668     $(293,012)    $(109,344)
                                                                             ---------     ---------     ---------
                                                                             ---------     ---------     ---------

                See accompanying notes to financial statements.

                          WEBSPAN COMMUNICATIONS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                             NINE MONTHS ENDED
                                                                                       ------------------------------
                                                                                       SEPTEMBER 30,    SEPTEMBER 30,
                                                                                          1998             1997
                                                                                       -------------    -------------
                                                                                                (UNAUDITED)

Cash flows from operating activities:

Net loss............................................................................     $(293,012)       $(254,825)

Adjustments to reconcile net loss to net cash used in operating activities:

  Depreciation and amortization.....................................................        62,313           99,265

  Changes in assets and liabilities:

     Accounts receivable............................................................        (4,343)          54,486

     Prepaid expenses and other.....................................................            --           58,419

     Accounts payable and accrued expenses..........................................        71,554          (33,385)

     Deferred revenue...............................................................       317,669          102,450
                                                                                         ---------        ---------

Net cash provided by operating activities...........................................       154,181           26,410
                                                                                         ---------        ---------

Cash flows from investing activities:

  Acquisition of equipment..........................................................       (65,574)              --
                                                                                         ---------        ---------

Cash flows from financing activities:

  Capital withdrawals...............................................................       (25,000)              --

  Repayments of notes payable.......................................................            --          (78,295)

  Repayment of capital leases.......................................................            --          (10,531)
                                                                                         ---------        ---------

Net cash used in financing activities...............................................       (25,000)         (88,826)
                                                                                         ---------        ---------

Net increase (decrease) in cash and cash equivalents................................        63,607          (62,416)

Cash, beginning of period...........................................................            --           75,245
                                                                                         ---------        ---------

Cash, end of period.................................................................     $  63,607        $  12,829
                                                                                         ---------        ---------
                                                                                         ---------        ---------

                See accompanying notes to financial statements.

                          WEBSPAN COMMUNICATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 1998

NOTE 1--BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     In the opinion of management, the accompanying unaudited financial statements include all adjustment, consisting of normal recurring accruals, considered necessary for a fair presentation of the results for interim periods. The results for the interim periods are not necessarily indicative of the results that may be attained for an entire year or any future periods.

NOTE 2--ORGANIZATION AND NATURE OF BUSINESS

     Webspan Communications, Inc. is a corporation organized under the laws of the State of New Jersey for the purpose of serving as an Internet web host. Webspan, Inc., a predecessor company, engaged in an identical business, ceased operations on January 5, 1998. CPHP, a secured creditor of Webspan, Inc., enforced a security interest against Webspan, Inc. due to its default of an agreement dated December 10, 1995. The U.C.C. security interest was applicable to much of the equipment and leases and to entire customer list. CPHP subsequently transferred all the acquired assets to Webspan Communications Inc., subject to new U.C.C. security interest on the equipment and customer list, in exchange for its stock.

NOTE 3--SUBSEQUENT EVENT

     On December 17, 1998, Webspan Communications, Inc. sold substantially all of its assets and business to Frontline Communications Corp ("Frontline") in consideration of: $500,000 cash payment; issuance of 113,364 shares of Frontline's common stock and assumption of $543,775 of liabilities.

Graphic: Compilation of the Company's web sites, brands and advertising campaigns.

------------------------------------------------------
------------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALES OF SHARES.

                            ------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----

Prospectus Summary.............................      3

Risk Factors...................................      8

Use of Proceeds................................     15

Price Range of Common Stock....................     16

Dividend Policy................................     16

Capitalization.................................     17

Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................     20

Business.......................................     24

Management.....................................     34

Principal Stockholders.........................     38

Related Party Transactions.....................     39

Description of Securities......................     40

Shares Eligible for Future Sale................     46

Underwriting...................................     47

Legal Matters..................................     49

Experts........................................     49

Additional Information.........................     49

Index to Financial Statements..................    F-1

                            ------------------------

                                1,000,000 SHARES
                                   FRONTLINE
                        COMMUNICATIONS CORP.(TRADEMARK)

                      SERIES B CONVERTIBLE PREFERRED STOCK
                       ---------------------------------
                                   PROSPECTUS
                       ---------------------------------
                               PRIME CHARTER LTD.
                                             , 2000

------------------------------------------------------
------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") contains the provisions entitling the Registrant's directors and officers to indemnification from judgments, fines, amounts paid in settlement, and reasonable expenses (including attorney's fees) as the result of an action or proceeding in which they may be involved by reason of having been a director or officer of the Registrant. In its Certificate of Incorporation, the Registrant has included a provision that limits, the personal liability of its directors to the Registrant or its stockholders for monetary damages arising from a breach of their fiduciary duties as directors except where such director (i) breaches his duty of loyalty to the Registrant or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law,
(iii) authorizes payment of an unlawful dividend or stock purchase or redemption as provided in Section 174 of the DGCL, or (iv) obtains an improper personal benefit. This provision does not prevent the Registrant or its stockholders from seeking equitable remedies, such as injunctive relief or rescission. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against actions taken by directors that constitute negligence or gross negligence.

     The Certificate of Incorporation also includes provisions to the effect that (subject to certain exceptions) the Registrant shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify, and upon request (subject to certain conditions) shall advance expenses to, any director or officer to the extent that such indemnification and advancement of expenses is permitted under such law, as may from time to time be in effect. In addition, the By-Laws require the Registrant to indemnify, to the full extent permitted by law, any person (which includes directors and officers) whom the Registrant is empowered to indemnify pursuant to Section 145 of the DCGL, for acts which such person reasonably believes are not in violation of the Registrant's corporate purposes as set forth in the Certificate of Incorporation. At present, the DGCL provides that, in order to be entitled to indemnification, an individual must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant's best interests.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by-law, contract, arrangement, statute or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than the underwriting discounts and commissions and the Representative's non-accountable expense allowance) expected to be incurred in connection with the issuance and distribution of the securities being registered.


SEC registration fee.................................................................................  $ 5,347.98
NASD filing fee......................................................................................  $    2,150
Legal fees and expenses*.............................................................................  $  275,000
Printing and engraving costs*........................................................................  $  100,000
Accounting fees and expenses*........................................................................  $  100,000
American Stock Exchange listing fees and related expenses*...........................................  $   30,000
Transfer agent fees..................................................................................  $    3,500
Miscellaneous*.......................................................................................  $84,002.02
                                                                                                       ----------
     Total...........................................................................................  $  600,000
                                                                                                       ----------
                                                                                                       ----------


------------------

*  Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     The Company has made the following sales of unregistered securities in the past three years:

     In February 1997, the Company issued an aggregate of 1,168,000 shares of its common stock for consideration of $.01 per share to the following persons:
Nicko Feinberg, Michael Char, Stephen J. Cole-Hatchard, Stephen Cole-Hatchard Family Limited Partnership, Michael Olbermann, Vestrco, Inc., Nino Fontana, Michael Garvey, Jeffrey Cohen, Edward Anderson, Peter Morris and Jay Edward & Partners, Ltd.

     In February 1997, the Company issued options to purchase an aggregate of 165,600 shares of common stock (net of forfeitures) to: Michael Garvey, Jeffrey Cohen, Sharon Baker, Ron Signore, Chris Ann Stolecki and Jennifer Brodil. Options issued to Ms. Baker and Mr. Signore were issued in consideration of consulting services.

     In May 1997, the Company issued an aggregate of 160,000 shares of common stock for consideration of $2.00 per share to the following persons: Allen Markowitz, William A. Barron, The Rough Group, Robert E. Sullivan and Virginia
M. Sullivan, Richard Baker, William E. Stolecki and James W. Stolecki, Doris Cole-Hatchard, Patrick Keenan, Douglas J. Cole-Hatchard Jr., James P. Quinn and Deborah A. Quinn, William J. Collins, Lewis L. Prince, Michael J. Dooling, Maureen T. Donoghue, Geraldine Garvey, Edwin Kahn and Wilma R. Kahn, Bruce G. Tracy, Elizabeth M. Dooling and FKF Holding Company, L.P.

     In December 1997, the Company issued 100,000 shares of common stock and options to purchase 80,000 shares to Ronald Shapss in consideration of consulting services. In addition, 300,000 warrants were issued to Edward Anderson (40,000), Doris Cole-Hatchard (64,000) and The Rough Group (196,000) in connection with a private placement.


     In October 1998, the Company issued 10 shares of Series A convertible preferred stock to the stockholders of WOWFactor, Inc. in connection with the Company's acquisition of all of the outstanding common stock of WOWFactor, Inc. The Series A preferred stock is convertible into 98,462 shares of common stock.


     In December 1998, the Company issued 113,364 shares of common stock to the stockholders of Webspan, Inc. in connection with its acquisition of substantially all of the assets of Webspan, Inc.


     In March 1999, the Company issued 158,856 shares of its common stock and warrants to purchase 17,330 shares of common stock to two investors in a private transaction for aggregate consideration of $2,000,000 and issued warrants to purchase 4,332 shares of common stock to the placement agent.


     In April 1999, the Company issued 10,000 shares of common stock to Webspan, Inc. for the use of equipment and services of Webspan, Inc.

     In May 1999, the Company issued 41,204 shares of common stock in connection with the acquisition of WebPrime, Inc.


     In May 1999, the Company issued 9,232 shares of common stock and options to purchase 768 shares in connection with the acquisition of ChanneliShop.com.


     In May 1999, an officer of the Company exercised options to acquire 15,000 shares of common stock pursuant to the Company's stock option plan in exchange for an interest-bearing secured promissory note in the principal amount of $37,500.

     In July 1999, the Company issued 99,900 shares of common stock and warrants to purchase 10,900 shares of common stock to two investors for aggregate consideration of $1,000,000, and issued warrants to purchase 2,725 shares of common stock to the placement agent.


     In July 1999, the Company issued warrants to purchase 25,000 shares of common stock to JW Genesis Capital Markets, Inc. in exchange for consulting services.


     In August 1999, the Company issued 13,700 shares upon the exercise of outstanding warrants.


     In September 1999, the Company issued 5,974 shares of common stock to Martin Janis & Co. in exchange for services rendered pursuant to a consulting agreement.


     In October 1999, the Company issued 33,065 shares of common stock in connection with the acquisition of assets of United Computer Specialists, Inc.

     In October 1999, the Company issued 105,263 shares of common stock and warrants to purchase 11,483 shares of common stock to two investors for aggregate consideration of $500,000, and issued warrants to purchase 2,871 shares of common stock to the placement agent.


     In December 1999, the Company issued 26,538 shares of common stock in connection with the acquisition of FrontHost, LLC.


     In December 1999, the Company issued 135,870 shares of common stock and warrants to purchase 14,847 shares of common stock to two investors for aggregate consideration of $750,000, and issued warrants to purchase 3,707 shares of common stock to the placement agent.


     In December 1999, the Company issued 98,462 shares of common stock upon the conversion of all outstanding shares of the Company's Series A convertible preferred stock.



     In January 2000, the Company issued 3,330 shares of common stock as consideration for professional services rendered.


     From April 1999 to December 1999, the Company issued an aggregate of 239,716 shares of common stock pursuant to repricing rights.


     From February 1997 to January 2000, the Company issued an aggregate of 129,916 shares of common stock upon the exercise of options granted under its stock option plan.


     Each of the above investors had full access to information relating to the Company and represented to the Company that he or she had the required investment intent. Each of the above investors was sophisticated in that he or she had such knowledge and experience in financial and business matters that he or she was capable of evaluating the merits and risks of the investment. In addition, the above-referenced securities bear appropriate restrictive legends, and stop transfer orders were placed against such securities.

     In connection with these issuances, the Company relied on the exemption from registration offered by Section 4(2) of the Securities Act of 1933 for transactions by an issuer not involving any public offering.

ITEM 27. EXHIBITS.


EXHIBIT NO.   DESCRIPTION
-----------   -----------------------------------------------------------------------------------------------------
     1.1      Form of Underwriting Agreement between the Company and the Representative.*
     3.1      Certificate of Incorporation of the Company.+
     3.2      Certificate of Amendment of the Certificate of Incorporation of the Company.++++++
     3.3      Certificate of Amendment of the Certificate of Incorporation of the Company.
     3.4      By-Laws of the Company.+
     4.1      Certificate of Designation of Series A preferred stock.++
     4.2      Certificate of Designation of Series B preferred stock.**
     4.3      Form of Representative's Warrant Agreement, including Form of Warrant Certificate.*
     5.1      Opinion of Tenzer Greenblatt LLP.**
    10.1      Employment Agreements with Messrs. Stephen Cole-Hatchard, Nicko Feinberg and Michael Olbermann.+
    10.2      Employment Agreement with Amy Wagner-Mele.
    10.3      Employment Agreement with Vasan Thatham.
    10.4      Employment Agreement with Jodie L. Jackson.
    10.5      Stock Purchase Agreement dated as of October 1, 1998 by and among the Company, WOWFactor, Inc. and the WOWFactor, Inc. stockholders.++
    10.6      Form of Registration Rights Agreement among the Company and the WOWFactor, Inc. Stockholders.++
    10.7      Letter Offer to Purchase Substantially all of the Assets of US Online, Inc.+++
    10.8      Asset Purchase Agreement dated as of November 24, 1998 by and among the Company, Webspan, and the sole stockholder of Webspan.++++

EXHIBIT NO.   DESCRIPTION
-----------   -----------------------------------------------------------------------------------------------------
    10.9      Amendment to Asset Purchase Agreement dated December 17, 1998 by and among the Company, Webspan, and the sole stockholder of Webspan.++++
    10.10     Form of Registration Rights Agreement among the Company and the sole stockholder of Webspan.++++
    10.11     1997 Stock Option Plan of the Company.+
    10.12     Stock Purchase Agreement dated March 25, 1999.+++++
    10.13     Registration Rights Agreement dated March 25, 1999.+++++
    10.14     Stock Purchase Agreement dated as of July 8, 1999.
    10.15     Registration Rights Agreement dated as of July 8, 1999.
    10.16     Stock Purchase Agreement dated as of October 7, 1999.
    10.17     Registration Rights Agreement dated as of October 7, 1999.
    10.18     Stock Purchase Agreement dated as of December 10, 1999.
    10.19     Registration Rights Agreement dated as of December 10, 1999.
    10.20     Office Lease between Registrant and Glorious Sun Robert Martin LLC.+
    10.21     Amendment No. 1 to Office Lease.
    10.22     Amendment No. 2 to Office lease.
    10.23     Promissory Note of Amy Wagner-Mele dated as of June 1, 1999.
    21.1      Subsidiaries of the Company.
    23.1      Consent of BDO Seidman, LLP*
    23.2      Consent of Joseph J. Repko, CPA
    23.3      Consent of Steven H. Mermelstein, CPA*
    23.4      Consent of Tenzer Greenblatt LLP (included in opinion filed as Exhibit 5)**
    24.1      Power of Attorney (included in the signature page of this Registration Statement).


------------------

*        Previously filed.



**      To be filed by amendment.


+ Incorporated by reference to the applicable exhibit contained in the Company's Registration Statement on Form SB-2 (file no. 333-34115).

++ Incorporated by reference to the applicable exhibit contained in the Company's Current Report on Form 8-K dated October 9, 1998.

+++ Incorporated by reference to the applicable exhibit contained in the Company's Current Report on Form 8-K dated October 23, 1998.

++++ Incorporated by reference to the applicable exhibit contained in the Company's Current Report on Form 8-K dated December 17, 1998.

+++++ Incorporated by reference to the applicable exhibit contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

++++++ Incorporated by reference to the applicable exhibit contained in the Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1999.

ITEM 28. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes to:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes for the purpose of determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Securities and Exchange Commission declares it effective; and for the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM SB-2 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE CITY OF PEARL RIVER, STATE OF NEW YORK, ON JANUARY 20, 2000.


                                          FRONTLINE COMMUNICATIONS CORPORATION

                                          By: /s/ STEPHEN J. COLE-HATCHARD
                                              ----------------------------------
                                                  Stephen J. Cole-Hatchard,
                                                  Chief Executive Officer


     EACH PERSON WHOSE SIGNATURE APPEARS BELOW ON THIS AMENDMENT NO. 1 TO THIS REGISTRATION STATEMENT HEREBY CONSTITUTES AND APPOINTS STEPHEN J. COLE-HATCHARD, AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES (UNTIL REVOKED IN WRITING) TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS AND AMENDMENTS THERETO) TO THIS REGISTRATION STATEMENT ON FORM SB-2 OF FRONTLINE COMMUNICATIONS CORPORATION AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION.



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   ------------------

       /s/ STEPHEN J. COLE-HATCHARD         Chief Executive Officer, President and          January 20, 2000
------------------------------------------  Director (Principal Executive Officer)
         Stephen J. Cole-Hatchard

            /s/ NICKO FEINBERG              Director                                        January 20, 2000
------------------------------------------
              Nicko Feinberg

          /s/ MICHAEL OLBERMANN             Director                                        January 20, 2000
------------------------------------------
            Michael Olbermann

            /s/ VASAN THATHAM               Chief Financial Officer and Executive Vice      January 20, 2000
------------------------------------------  President (Principal Financial and
              Vasan Thatham                 Accounting Officer)

            /s/ RONALD SIGNORE              Director                                        January 20, 2000
------------------------------------------
              Ronald Signore

            /s/ WILLIAM BARRON              Director                                        January 20, 2000
------------------------------------------
              William Barron

                                 EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION
-----------   -----------------------------------------------------------------------------------------------------
     1.1      Form of Underwriting Agreement between the Company and the Representative.*
     3.1      Certificate of Incorporation of the Company.+
     3.2      Certificate of Amendment of the Certificate of Incorporation of the Company.++++++
     3.3      Certificate of Amendment of the Certificate of Incorporation of the Company.
     3.4      By-Laws of the Company.+
     4.1      Certificate of Designation of Series A preferred stock.++
     4.2      Certificate of Designation of Series B preferred stock.**
     4.3      Form of Representative's Warrant Agreement, including Form of Warrant Certificate.*
     5.1      Opinion of Tenzer Greenblatt LLP.**
    10.1      Employment Agreements with Messrs. Stephen Cole-Hatchard, Nicko Feinberg and Michael Olbermann.+
    10.2      Employment Agreement with Amy Wagner-Mele.
    10.3      Employment Agreement with Vasan Thatham.
    10.4      Employment Agreement with Jodie L. Jackson.
    10.5      Stock Purchase Agreement dated as of October 1, 1998 by and among the Company, WOWFactor, Inc. and the WOWFactor, Inc. stockholders.++
    10.6      Form of Registration Rights Agreement among the Company and the WOWFactor, Inc. Stockholders.++
    10.7      Letter Offer to Purchase Substantially all of the Assets of US Online, Inc.+++
    10.8      Asset Purchase Agreement dated as of November 24, 1998 by and among the Company, Webspan, and the sole stockholder of Webspan.++++
    10.9      Amendment to Asset Purchase Agreement dated December 17, 1998 by and among the Company, Webspan, and the sole stockholder of Webspan.++++
    10.10     Form of Registration Rights Agreement among the Company and the sole stockholder of Webspan.++++
    10.11     1997 Stock Option Plan of the Company.+
    10.12     Stock Purchase Agreement dated March 25, 1999.+++++
    10.13     Registration Rights Agreement dated March 25, 1999.+++++
    10.14     Stock Purchase Agreement dated as of July 8, 1999.
    10.15     Registration Rights Agreement dated as of July 8, 1999.
    10.16     Stock Purchase Agreement dated as of October 7, 1999.
    10.17     Registration Rights Agreement dated as of October 7, 1999.
    10.18     Stock Purchase Agreement dated as of December 10, 1999.
    10.19     Registration Rights Agreement dated as of December 10, 1999.
    10.20     Office Lease between Registrant and Glorious Sun Robert Martin LLC.+
    10.21     Amendment No. 1 to Office Lease.
    10.22     Amendment No. 2 to Office Lease.
    10.23     Promissory Note of Amy Wagner-Mele dated as of June 1, 1999.
    21.1      Subsidiaries of the Company.
    23.1      Consent of BDO Seidman, LLP*
    23.2      Consent of Joseph J. Repko, CPA
    23.3      Consent of Steven H. Mermelstein, CPA*
    23.4      Consent of Tenzer Greenblatt LLP (included in opinion filed as Exhibit 5)**
    24.1      Power of Attorney (included in the signature page of this Registration Statement).

------------------

*      Previously filed.

**     To be filed by amendment.

+ Incorporated by reference to the applicable exhibit contained in the Company's Registration Statement on Form SB-2 (file no. 333-34115).

++ Incorporated by reference to the applicable exhibit contained in the Company's Current Report on Form 8-K dated October 9, 1998.

+++ Incorporated by reference to the applicable exhibit contained in the Company's Current Report on Form 8-K dated October 23, 1998.

++++ Incorporated by reference to the applicable exhibit contained in the Company's Current Report on Form 8-K dated December 17, 1998.

+++++ Incorporated by reference to the applicable exhibit contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

++++++ Incorporated by reference to the applicable exhibit contained in the Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1999.